EXHIBIT 10.11

$100,000,000 REVOLVING CREDIT FACILITY

CREDIT AGREEMENT

by and among

DSW INC.
DSW SHOE WAREHOUSE, INC.
as Borrowers

THE GUARANTORS PARTY HERETO

THE LENDERS PARTY HERETO

PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent

PNC CAPITAL MARKETS LLC
as Sole Book Runner and Sole Lead Arranger

BANK OF AMERICA, N.A.
as Syndication Agent and Documentation Agent

and

FIFTH THIRD BANK and
WELLS FARGO RETAIL FINANCE, LLC
as Managing Agents

Dated as of June 30, 2010

TABLE OF CONTENTS

				Page

1.	CERTAIN DEFINITIONS			1
	1.1	Certain Definitions.		1
	1.2	Construction.		32
	1.3	Accounting Principles.		32

2.	REVOLVING CREDIT AND SWING LOAN FACILITIES			33
	2.1	Revolving Credit Commitments.		33
		2.1.1	Revolving Credit Loans.	33
		2.1.2	Swing Loan Commitment.	33
	2.2		Nature of Lenders' Obligations with Respect to Revolving Credit Loans; Permitted Overadvances.	34
		2.2.1	Nature of Lenders' Obligations with Respect to Revolving Credit Loans.	34
		2.2.2	Permitted Overadvances.	34
	2.3	Commitment Fees.		34
	2.4	Simplified Borrowing Base and Borrowing Base; Permitted Short Term Loans.		35
		2.4.1	Simplified Borrowing Base and Borrowing Base.	35
		2.4.2	Permitted Short Term Loans.	35
	2.5	Revolving Credit Loan Requests; Swing Loan Requests.		35
		2.5.1	Revolving Credit Loan Requests.	36
		2.5.2	Swing Loan Requests.	36
	2.6	Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.		36
		2.6.1	Making Revolving Credit Loans.	36
		2.6.2	Presumptions by the Administrative Agent.	37
		2.6.3	Making Swing Loans.	37
		2.6.4	Repayment of Revolving Credit Loans.	37
		2.6.5	Borrowings to Repay Swing Loans.	37
		2.6.6	Trigger Event Election Period.	38
	2.7	Notes.		38
	2.8	Use of Proceeds.		38
	2.9	Letter of Credit Subfacility.		38
		2.9.1	Issuance of Letters of Credit.	38
		2.9.2	Letter of Credit Fees.	40
		2.9.3	Disbursements, Reimbursement.	40
		2.9.4	Repayment of Participation Advances.	42
		2.9.5	Documentation.	42
		2.9.6	Determinations to Honor Drawing Requests.	43
		2.9.7	Nature of Participation and Reimbursement Obligations.	43
		2.9.8	Indemnity.	44
		2.9.9	Liability for Acts and Omissions	45

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		2.9.10	Issuing Lender Reporting Requirements	46
		2.9.11	Cash Collateral	46
	2.10	Increase in Revolving Credit Commitments.		46
		2.10.1	Increasing Lenders and New Lenders.	46
		2.10.2	Repayment of Outstanding Loans; Borrowing of New Loans.	48
		2.10.3	Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans.	48
	2.11	Reduction of Revolving Credit Commitment		48
		2.11.1	Revolving Credit Commitments	48
		2.11.2	Canadian Commitments	48
		2.11.3	Deemed Termination of Canadian Commitments	48

3.	INTEREST RATES			49
	3.1	Interest Rate Options.		49
		3.1.1	Revolving Credit Interest Rate Options; Swing Line Interest Rate.	49
		3.1.2	Rate Quotations.	50
	3.2	Interest Periods.		50
		3.2.1	Amount of Borrowing Tranche.	50
		3.2.2	Renewals.	50
	3.3	Interest and Fees After Default.		50
		3.3.1	Letter of Credit Fees, Interest Rate.	50
		3.3.2	Other Obligations.	50
		3.3.3	Acknowledgment.	50
	3.4	LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.		50
		3.4.1	Unascertainable.	51
		3.4.2	Illegality; Increased Costs; Deposits Not Available.	51
		3.4.3	Administrative Agent's and Lenders’ Rights.	51
	3.5	Selection of Interest Rate Options.		52
	3.6	Interest Act (Canada)		52

4.	PAYMENTS			52
	4.1	Payments.		52
	4.2	Pro Rata Treatment of Lenders; Repayment of Advances.		53
		4.2.1	Pro Rata Treatment of Lenders.	53
		4.2.2	Repayment of Advances.	53
	4.3	Sharing of Payments by Lenders.		53
	4.4	Presumptions by Administrative Agent.		54
	4.5	Interest Payment Dates.		54
	4.6	Voluntary Prepayments.		55
		4.6.1	Right to Prepay.	55
		4.6.2	Replacement of a Lender.	55
	4.7	Mandatory Prepayments.		56
		4.7.1	Disposition of Assets; Indebtedness.	56
		4.7.2	Borrowing Base Exceeded; Canadian Borrowing Base Exceeded.	57

		4.7.3	Receipt and Application of Payment.	57
		4.7.4	Application Among Interest Rate Options.	57
	4.8	Increased Costs.		57
		4.8.1	Increased Costs Generally.	57
		4.8.2	Capital Requirements.	58
		4.8.3	Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.	58
		4.8.4	Delay in Requests.	58
	4.9	Taxes.		59
		4.9.1	Payments Free of Taxes.	59
		4.9.2	Payment of Other Taxes by the Borrowers.	59
		4.9.3	Indemnification by the Borrowers; Treatment of Certain Refunds.	59
		4.9.4	Evidence of Payments.	60
		4.9.5	Status of Lenders.	60
	4.10	Indemnity.		61
	4.11	Settlement Date Procedures.		62

5.	REPRESENTATIONS AND WARRANTIES			62
	5.1	Representations and Warranties.		62
		5.1.1	Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.	62
		5.1.2	Subsidiaries and Owners; Investment Companies.	63
		5.1.3	Validity and Binding Effect.	63
		5.1.4	No Conflict; Material Agreements; Consents.	63
		5.1.5	Litigation.	64
		5.1.6	Financial Statements.	64
		5.1.7	Margin Stock.	64
		5.1.8	Full Disclosure.	65
		5.1.9	Taxes.	65
		5.1.10	Patents, Trademarks, Copyrights, Licenses, Etc.	65
		5.1.11	Liens in the Collateral.	65
		5.1.12	Insurance.	65
		5.1.13	ERISA Compliance.	66
		5.1.14	Environmental Matters.	66
		5.1.15	Solvency.	66
		5.1.16	Labor Matters.	66
		5.1.17	DDAs; Credit Card Arrangements.	67
	5.2	Updates to Schedules.		67

6.	CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT			67
	6.1	First Loans and Letters of Credit.		68
		6.1.1	Deliveries.	68
		6.1.2	Other Conditions Precedent.	69
		6.1.3	Payment of Fees and Expenses.	70
	6.2	Each Loan or Letter of Credit.		70

	6.3	Initial Loans or Letters of Credit – Canadian Borrower.		70

7.	COVENANTS			70
	7.1	Affirmative Covenants.		70
		7.1.1	Preservation of Existence, Etc.	70
		7.1.2	Payment of Liabilities, Including Taxes, Etc.	70
		7.1.3	Maintenance of Insurance.	71
		7.1.4	Maintenance of Properties and Leases.	71
		7.1.5	Visitation Rights.	71
		7.1.6	Keeping of Records and Books of Account.	72
		7.1.7	Compliance with Laws; Use of Proceeds.	72
		7.1.8	Further Assurances.	72
		7.1.9	Anti-Terrorism Laws.	72
		7.1.10	Cash Management.	73
	7.2	Negative Covenants.		74
		7.2.1	Indebtedness.	74
		7.2.2	Liens; Lien Covenants.	76
		7.2.3	Guaranties.	76
		7.2.4	Loans and Investments.	76
		7.2.5	Dividends and Related Distributions.	77
		7.2.6	Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions.	77
		7.2.7	Dispositions of Assets or Subsidiaries.	77
		7.2.8	Affiliate Transactions.	78
		7.2.9	Subsidiaries, Partnerships and Joint Ventures.	78
		7.2.10	Continuation of or Change in Business.	79
		7.2.11	Fiscal Year.	79
		7.2.12	Issuance of Stock.	79
		7.2.13	Changes in Organizational Documents.	79
		7.2.14	Capital Expenditures.	79
		7.2.15	Minimum Fixed Charge Coverage Ratio.	79
		7.2.16	Agreements Restricting Dividends.	80
		7.2.17	DDAs; Credit Card Processors	80
		7.2.18	Negative Pledges	80
	7.3	Reporting Requirements.		80
		7.3.1	Quarterly Financial Statements; Monthly Financial Statements.	80
		7.3.2	Annual Financial Statements.	80
		7.3.3	Certificate of the Borrowers.	81
		7.3.4	Simplified Borrowing Base Certificates; Borrowing Base Certificates.	81
		7.3.5	Minimum Cash Requirement; DDAs	81
		7.3.6	Notices.	81

8.	DEFAULT			83
	8.1	Events of Default.		83
		8.1.1	Payments Under Loan Documents.	83

		8.1.2	Breach of Warranty.	83
		8.1.3	Breach of Certain Covenants.	83
		8.1.4	Breach of Other Covenants.	84
		8.1.5	Defaults in Indebtedness; Leases.	84
		8.1.6	Final Judgments or Orders.	84
		8.1.7	Loan Document Unenforceable.	84
		8.1.8	Uninsured Losses; Proceedings Against Assets.	84
		8.1.9	Events Relating to Plans and Benefit Arrangements.	84
		8.1.10	Change of Control.	85
		8.1.11	Relief Proceedings.	85
	8.2	Consequences of Event of Default.		85
		8.2.1	Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.	85
		8.2.2	Bankruptcy, Insolvency or Reorganization Proceedings.	86
		8.2.3	Set-off.	86
		8.2.4	Application of Proceeds.	86

9.	THE ADMINISTRATIVE AGENT			89
	9.1	Appointment and Authority.		89
	9.2	Rights as a Lender.		89
	9.3	Exculpatory Provisions.		90
	9.4	Reliance by Administrative Agent.		91
	9.5	Delegation of Duties.		91
	9.6	Resignation of Administrative Agent.		91
	9.7	Non-Reliance on Administrative Agent and Other Lenders.		92
	9.8	No Other Duties, etc.		92
	9.9	Administrative Fee.		92
	9.10	Authorization to Release Collateral and Guarantors.		92
	9.11	No Reliance on Administrative Agent's Customer Identification Program.		93
	9.12	Defaulting Lender.		93
		9.12.1	Failure or Refusal to Comply with Lender Obligations.	93
		9.12.2	Non-Defaulting Lender Rights.	94
		9.12.3	Indemnification.	94
		9.12.4	Risk Participation.	94

10.	MISCELLANEOUS			95
	10.1	Modifications, Amendments or Waivers.		95
		10.1.1	Increase of Commitment.	95
		10.1.2	Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.	95
		10.1.3	Release of Collateral or Guarantor.	95
		10.1.4	Availability.	96
		10.1.5	Miscellaneous.	96
	10.2	No Implied Waivers; Cumulative Remedies.		96
	10.3	Expenses; Indemnity; Damage Waiver.		96
		10.3.1	Costs and Expenses.	96

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	10.3.2	Indemnification by the Loan Parties.	97
	10.3.3	Reimbursement by Lenders.	98
	10.3.4	Waiver of Consequential Damages, Etc.	98
	10.3.5	Payments.	98
10.4	Holidays.		98
10.5	Notices; Effectiveness; Electronic Communication.		99
	10.5.1	Notices Generally.	99
	10.5.2	Electronic Communications.	99
	10.5.3	Change of Address, Etc.	100
10.6	Severability.		100
10.7	Duration; Survival.		100
10.8	Successors and Assigns.		100
	10.8.1	Successors and Assigns Generally.	100
	10.8.2	Assignments by Lenders.	100
	10.8.3	Register.	102
	10.8.4	Participations.	102
	10.8.5	Limitations upon Participant Rights Successors and Assigns Generally.	103
	10.8.6	Certain Pledges; Successors and Assigns Generally.	103
10.9	Publicity		103
10.10	Confidentiality.		103
	10.10.1	General.	103
	10.10.2	Sharing Information With Affiliates of the Lenders.	104
10.11	Counterparts; Integration; Effectiveness.		104
	10.11.1	Counterparts; Integration; Effectiveness.	104
10.12	CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.		104
	10.12.1	Governing Law.	104
	10.12.2	SUBMISSION TO JURISDICTION.	105
	10.12.3	WAIVER OF VENUE.	105
	10.12.4	SERVICE OF PROCESS.	105
	10.12.5	WAIVER OF JURY TRIAL.	105
10.13	Patriot Act Notice; Proceeds of Crime Act.		106
10.14	Additional Waivers.		106
	10.14.1	Joint and Several Liability.	106
	10.14.2	No Reduction of Obligations.	106
	10.14.3	Additional Waivers.	107
	10.14.4	Subordination.	107
10.15	Obligations Upon Receipt of Indefeasible Payment In Full.		108
10.16	Limitation Of Canadian Borrower’s Liability.		109
10.17	Judgment Currency.		109
	10.17.1	Judgment Currency	109
	10.17.2	Change in Exchange Rate	109
	10.17.3	Canadian Liabilities	110
	10.17.4	Rate of Exchange	110
10.18	Language.		110

LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)	-	PRICING GRID
SCHEDULE 1.1(B)	-	COMMITMENTS OF LENDERS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(C)	-	QUALIFIED CREDIT CARD RECEIVABLES
SCHEDULE 1.1(D)	-	QUALIFIED INVENTORY
SCHEDULE 1.1(E)	-	EXISTING LETTERS OF CREDIT
SCHEDULE 1.1(P)	-	PERMITTED LIENS
SCHEDULE 5.1.1	-	QUALIFICATIONS TO DO BUSINESS
SCHEDULE 5.1.2	-	SUBSIDIARIES
SCHEDULE 5.1.14	-	ENVIRONMENTAL DISCLOSURES
SCHEDULE 5.1.16	-	LABOR MATTERS
SCHEDULE 5.1.17.1	-	DDAs
SCHEDULE 5.1.17.2	-	CREDIT CARD PROCESSORS
SCHEDULE 6.1.1	-	OPINION OF COUNSEL
SCHEDULE 7.1.3	-	INSURANCE REQUIREMENTS RELATING TO COLLATERAL
SCHEDULE 7.2.1	-	PERMITTED INDEBTEDNESS
SCHEDULE 7.2.8	-	AFFILIATE TRANSACTIONS

EXHIBITS

EXHIBIT 1.1(A)	-	ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1(C)	-	COLLATERAL ASSIGNMENT
EXHIBIT 1.1(G)(1)	-	GUARANTOR JOINDER
EXHIBIT 1.1(G)(2)	-	GUARANTY AGREEMENT
EXHIBIT 1.1(G)(3)	-	BORROWER JOINDER
EXHIBIT 1.1(N)(1)	-	REVOLVING CREDIT NOTE
EXHIBIT 1.1(N)(2)	-	SWING LOAN NOTE
EXHIBIT 1.1(S)	-	SECURITY AGREEMENT
EXHIBIT 2.5.1	-	LOAN REQUEST
EXHIBIT 2.5.2	-	SWING LOAN REQUEST
EXHIBIT 2.10	-	LENDER JOINDER
EXHIBIT 7.3.3	-	COMPLIANCE CERTIFICATE
EXHIBIT 7.3.4.1	-	SIMPLIFIED BORROWING BASE CERTIFICATE
EXHIBIT 7.3.4.2	-	BORROWING BASE CERTIFICATE

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (as hereafter amended, the "Agreement") is dated as of June 30, 2010 and is made by and among DSW INC., an Ohio corporation (“DSW”), DSW SHOE WAREHOUSE, INC., a Missouri corporation (“DSW Shoe”, and together with DSW, individually, a "Borrower", and collectively, the “Borrowers”, as hereinafter further defined), each of the GUARANTORS (as hereinafter defined), the LENDERS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Lenders under this Agreement (hereinafter referred to in such capacity as the "Administrative Agent").

The Borrowers have requested the Lenders to provide a revolving credit facility to the Borrowers in an aggregate original principal amount not to exceed $100,000,000, which may be increased in accordance with the terms of Section 2.10 [Increase in Revolving Credit Commitments] hereof and a sub-facility in favor of the Canadian Borrower (defined below) in an aggregate original principal amount not to exceed $10,000,000.  In consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.           CERTAIN DEFINITIONS

1.1           Certain Definitions.  In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

Account shall mean “accounts” as defined in the UCC (or as regards to the Canadian Borrower, the PPSA), and also shall mean any account, contract right, general intangible, chattel paper, instrument or document representing any right to payment for goods sold or services rendered, whether or not earned by performance and whether or not evidenced by a contract, instrument or document, which is now owned or hereafter acquired by a Loan Party.  All Accounts, whether Qualified Credit Card Receivables or not, shall be subject to the Administrative Agent’s and the Lenders' Prior Security Interest.

Account Debtor shall mean any Person who is or who may become obligated to a Loan Party under, with respect to, or on account of, an Account.

Acquisition shall mean, with respect to any Person (a) an investment in, or a purchase of a controlling interest in, the equity interests of any other Person, (b) a purchase or other acquisition of all or substantially all of the assets or properties of, another Person or of any business unit of another Person, (c) any merger, consolidation or amalgamation of such Person with any other Person or other transaction or series of transactions resulting in the acquisition of all or substantially all of the assets, or a controlling interest in the equity interests, of any Person, or (d) any acquisition of any store locations of any Person for an aggregate purchase price of $5,000,000 or more, in each case in any transaction or group of transactions which are part of a common plan.

Administrative Agent shall mean PNC Bank, National Association, and its successors and assigns.

Administrative Fee shall have the meaning specified in Section 9.9 [Administrative Fee].

Affiliate as to any Person shall mean any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds ten percent (10.0%) or more of any class of the voting or other equity interests of such Person, or (iii) ten percent (10.0%) or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person.

Agreement shall have the meaning specified in the preamble hereof.

Alternate Source shall have the meaning specified in the definition of “Federal Funds Open Rate” or “LIBOR Rate”, as applicable.

Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing Laws may from time to time be amended, renewed, extended, or replaced).

Applicable Commitment Fee Rate shall mean the percentage rate per annum based on the Average Daily Revolving Credit Availability for the immediately preceding fiscal quarter according to the pricing grid on Schedule 1.1(A) below the heading "Commitment Fee."

Applicable Letter of Credit Fee Rate shall mean the following percentage rate per annum based upon Average Daily Revolving Credit Availability then in effect according to the pricing grid on Schedule 1.1(A):  (a) with respect to Standby Letters of Credit, the percentage rate per annum applicable to Revolving Credit Loans to which the LIBOR Rate Option or the BA Rate Option, as applicable, applies, and (b) with respect to Commercial Letters of Credit, the percentage rate per annum equal to fifty percent (50%) of the percentage rate per annum applicable to Revolving Credit Loans to which the LIBOR Rate Option or the BA Rate Option, as applicable, applies.

Applicable Margin shall mean, as applicable:

(A)           the percentage spread to be added to the Base Rate applicable to Revolving Credit Loans under the Base Rate Option based on the Average Daily Revolving Credit Availability according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Base Rate Spread", or

(B)           the percentage spread to be added to the LIBOR Rate applicable to Revolving Credit Loans under the LIBOR Rate Option based on the Average Daily Revolving Credit Availability according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit LIBOR Rate Spread";

(C)           the percentage spread to be added to the Canadian Prime Rate applicable to Revolving Credit Loans under the Canadian Prime Rate Option based on the Average Daily Revolving Credit Availability according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit Canadian Prime Rate Spread"; or

(D)           the percentage spread to be added to the BA Rate applicable to Revolving Credit Loans under the BA Rate Option based on the Average Daily Revolving Credit Availability according to the pricing grid on Schedule 1.1(A) below the heading "Revolving Credit BA Rate Spread".

Approved Fund shall mean any fund that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Arranger shall mean PNC Capital Markets LLC, and its successors and assigns, in its capacity as sole book runner and sole lead arranger.

Assignment and Assumption Agreement shall mean an assignment and assumption agreement entered into by a Lender and an assignee permitted under Section 10.8 [Successors and Assigns], in substantially the form of Exhibit 1.1(A) or, with respect to any assignment by any Canadian Lender, in such other form as is reasonably acceptable to the Administrative Agent.

Authorized Officer shall mean, with respect to any Loan Party, the Chief Executive Officer, President, Chief Financial Officer, Treasurer or Assistant Treasurer of such Loan Party or such other individuals, designated by written notice to the Administrative Agent from the Borrowers, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder.  The Borrowers may amend such list of individuals from time to time by giving written notice of such amendment to the Administrative Agent.

Auto-Extension Letter of Credit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Average Daily Revolving Credit Availability shall mean, at any time of determination, the average daily Revolving Credit Availability for the immediately preceding fiscal quarter.

BA Equivalent Loan shall mean any Loan to the Canadian Borrower in CD$ bearing interest at a rate determined by reference to the BA Rate in accordance with the provisions of Article II.

BA Equivalent Loan Borrowing shall mean any Borrowing comprised of BA Equivalent Loans.

BA Rate shall mean, for the Interest Period of each BA Equivalent Loan, the rate of interest per annum equal to the annual rates applicable to CD$ bankers’ acceptances having an identical or comparable term as the bankers’ acceptances proposed to be issued displayed and identified as such on the display referred to as the "CDOR Page" (or any display substituted therefor) of Reuter Monitor Money Rates Service as at approximately 10:00 A.M. on such day (or, if such day is not a Business Day, as of 10:00 A.M. on the immediately preceding Business Day), provided that if such rates do not appear on CDOR Page at such time on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1%) as of 10:00 A.M. on such day at which The Toronto-Dominion Bank is then offering to purchase CD$ bankers’ acceptances accepted by it having such specified term (or a term as closely as possible comparable to such specified term).  In the event that the Administrative Agent is unable to obtain any such quotation as provided above, it will be deemed that a BA Rate pursuant to a BA Equivalent Loan Borrowing cannot be obtained.

BA Rate Option shall mean the option of the Canadian Borrower to have Loans bear interest at the rate and under the terms set forth in Section 3.1.1(iv) [Revolving Credit BA Rate Option].

Bankruptcy Code means each of (i) Title 11, U.S.C., as now or hereafter in effect, or any successor thereto, and (ii) the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) and the Winding-up and Restructuring Act (Canada), as now or hereafter in effect, or any successor thereto.

Base Rate shall mean, for any day, a fluctuating per annum rate of interest equal to the highest of (a) the Federal Funds Open Rate, plus one-half of one percent (0.5%), and (b) the Prime Rate, and (c) the Daily LIBOR Rate, plus one percent (1.0%).  Any change in the Base Rate (or any component thereof) shall take effect at the opening of business on the day such change occurs.

Base Rate Option shall mean the option of the Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 3.1.1(i) [Revolving Credit Base Rate Option].

Blocked Account shall have the meaning specified in Section 7.1.10 [Cash Management].

Blocked Account Agreement shall mean with respect to an account established by a Loan Party, an agreement, in form and substance satisfactory to the Administrative Agent, establishing control (as defined in the UCC) of such account by the Administrative Agent and whereby the bank maintaining such account agrees, upon the occurrence of a Trigger Event Election or the occurrence and continuance of an Event of Default, to comply only with the instructions originated by the Administrative Agent without the further consent of any Loan Party.

Blocked Account Bank shall mean each bank with whom DDAs are maintained in which any funds of any of the Loan Parties from one or more DDAs are concentrated and with whom a Blocked Account Agreement has been, or is required to be, executed in accordance with the terms hereof.

Borrower Joinder shall mean a joinder by a Person as a Borrower under the Loan Documents in the form of Exhibit 1.1(G)(3), or, with respect to a joinder by the Canadian Borrower, in such other form as is reasonably acceptable to the Administrative Agent.

Borrowers shall mean each of (a) DSW Inc., a corporation organized and existing under the laws of the State of Ohio, (b) DSW Shoe Warehouse, Inc., a corporation organized and existing under the laws of the State of Missouri, and (c) each other Person which joins this Agreement as a Borrower after the date hereof.

Borrowing Base shall mean at any time:

(a) ninety percent (90%) of Qualified Credit Card Receivables of the Domestic Borrowers, plus

(b) the lesser of (i) sixty-five percent (65%) of the book value (determined in accordance with GAAP) of Qualified Inventory of the Domestic Borrowers at cost (determined in accordance with GAAP), or (ii) eighty-five percent (85%) of the appraised net orderly liquidation value expressed as a percentage of cost (as used in this definition, “NOLV”) of Qualified Inventory of the Domestic Borrowers multiplied by the cost (determined in accordance with GAAP) of Qualified Inventory of the Domestic Borrowers, minus

(c) reserves deemed appropriate by the Administrative Agent.

Following the occurrence of a Borrowing Base Trigger Event, until such time as the Administrative Agent shall have obtained and reviewed an updated audit and appraisal, in each case in form and substance satisfactory to the Administrative Agent, NOLV shall be based upon the audit and appraisal delivered to the Administrative Agent pursuant to Section 7.1.5.2 hereof.  Notwithstanding anything to the contrary, the Administrative Agent may, in its sole discretion, (i) increase the level of any reserves, or define or maintain such other reserves, as the Administrative Agent may deem necessary or appropriate, and (ii) reduce the advance percentages for Qualified Credit Card Receivables and Qualified Inventory, in the case of this clause (ii) upon the Administrative Agent’s receipt and review of such updated audit and appraisal to the extent that, in the Administrative Agent’s reasonable opinion, such updated audit and appraisal evidence a material change from the audit and appraisal delivered to the Administrative Agent pursuant to Section 7.1.5.2 hereof.  Any such change shall become effective immediately upon written notice from the Administrative Agent to the Borrowers for the purpose of calculating the Borrowing Base hereunder.

Borrowing Base Certificate shall have the meaning specified in Section 7.3.4(ii) [Simplified Borrowing Base Certificates; Borrowing Base Certificates].

Borrowing Base Trigger Event shall mean the occurrence of any of the following events:  (i) the occurrence of a Trigger Event Election, (ii) the occurrence of an Event of Default, or (iii) the failure of the Domestic Borrowers to have on hand the Minimum Cash Requirement.

Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

Borrowing Tranche shall mean specified portions of Loans outstanding as follows:  (i) any Loans to which a LIBOR Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche, (iii) any Loans to which a BA Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrowers and which have the same Interest Period shall constitute one Borrowing Tranche, and (iv) all Loans to which a Canadian Prime Rate Option applies shall constitute one Borrowing Tranche.

Business Day shall mean any day other than a Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business in Pittsburgh, Pennsylvania and if the applicable Business Day relates to any Loan to which the LIBOR Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market; provided further that when used in connection with any Loan to the Canadian Borrower, the term “Business Day” shall also exclude any day on which banks are authorized or required by law to be closed in Toronto, Ontario, Canada.

Canadian Availability means, as of any date of determination thereof by the Administrative Agent, the result, if a positive number, of (a) the lesser of (i) CD$10,000,000 or (ii) the Canadian Borrowing Base, minus (b) the Revolving Facility Usage by the Canadian Borrower, minus (c) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of the Canadian Borrower which are more than sixty (60) days past due as of such time (it being understood that to the extent that the time for payment of any such trade payables and other obligations has been extended in writing by the applicable creditor, such trade payables and other obligations shall not be deemed to be past due until the extended date for payment has passed); provided that Canadian Availability shall be reduced by that amount necessary in order that Revolving Credit Availability will not be exceeded.  In calculating Canadian Availability at any time and for any purpose under this Agreement, the Canadian Borrower shall certify to the Administrative Agent that all of its accounts payable and taxes are being paid on a timely basis.

Canadian Borrower means a direct or indirect wholly owned Subsidiary of DSW to be hereafter formed under the laws of the Province of Ontario, Canada, which joins this Agreement as the Canadian Borrower after the date hereof.

Canadian Borrowing Base shall mean at any time:

(a) ninety percent (90%) of Qualified Credit Card Receivables of the Canadian Borrower, plus

(b) the lesser of (i) sixty-five percent (65%) of the book value (determined in accordance with GAAP) of Qualified Inventory of the Canadian Borrower at cost (determined in accordance with GAAP), or (ii) eighty-five percent (85%) of the appraised net orderly liquidation value expressed as a percentage of cost (as used in this definition, “NOLV”) of Qualified Inventory of the Canadian Borrower multiplied by the cost (determined in accordance with GAAP) of Qualified Inventory of the Canadian Borrower, minus

(c) reserves deemed appropriate by the Administrative Agent.

Following the occurrence of a Borrowing Base Trigger Event, until such time as the Administrative Agent shall have obtained and reviewed an updated audit and appraisal, in each case in form and substance satisfactory to the Administrative Agent, NOLV shall be based upon the audit and appraisal of the Domestic Borrowers delivered to the Administrative Agent pursuant to Section 7.1.5.2 hereof.  Notwithstanding anything to the contrary, the Administrative Agent may, in its sole discretion, (i) increase the level of any reserves, or define or maintain such other reserves, as the Administrative Agent may deem necessary or appropriate, and (ii) reduce the advance percentages for Qualified Credit Card Receivables and Qualified Inventory, in the case of this clause (ii) upon the Administrative Agent’s receipt and review of an audit and appraisal for the Canadian Borrower to the extent that, in the Administrative Agent’s reasonable opinion, such updated audit and appraisal evidence a material change from the audit and appraisal delivered of the Domestic Borrowers to the Administrative Agent pursuant to Section 7.1.5.2 hereof.  Any such change shall become effective immediately upon written notice from the Administrative Agent to the Borrowers for the purpose of calculating the Canadian Borrowing Base hereunder.

Canadian Commitment shall mean, as to any Canadian Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Canadian Commitment for Revolving Credit Loans," as such Commitment is thereafter assigned or modified and Canadian Commitments shall mean the aggregate Canadian Commitments of all of the Canadian Lenders.

Canadian Lender initially means PNC Canada.  Any Person may be a Canadian Lender only if it is a financial institution that is listed on Schedule I, II or III of the Bank Act (Canada) or is not a foreign bank for purposes of the Bank Act (Canada), and if such financial institution is not resident in Canada and is not deemed to be resident in Canada for purposes of the Income Tax Act (Canada), then such financial institution deals at arm’s length with the Canadian Borrower for purposes of the Income Tax Act (Canada).

Canadian Liabilities shall mean any obligation or liability of the Canadian Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, or any other Loan Document whether to the Administrative Agent, any of the Canadian Lenders or their Affiliates provided for under such Loan Documents (including all interest, fees, expenses, indemnities and other amounts that accrue after the commencement of any case or proceeding by or against the Canadian Borrower or any of its Subsidiaries under the Bankruptcy Code, whether or not allowed in such case or proceeding), (ii) any Lender Provided Interest Rate Hedge to the Canadian Borrower and (iii) any Other Lender Provided Financial Service Product provided to the Canadian Borrower.

Canadian Prime Rate means the higher of (a) the annual rate of interest established from time to time by PNC Canada as its reference rate of interest for loans made in CD$ to Canadian customers and designated as its “prime” rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by PNC Canada, and (b) the BA Rate applicable to Canadian dollar banker’s acceptances having a term of one month as displayed on the “CDOR Page” or otherwise as determined pursuant to the definition of “BA Rate” plus one percent (1%) per annum.  Any change in the Canadian Prime Rate shall take effect at the opening of business on the day such change is announced.

Canadian Prime Rate Option shall mean the option of the Canadian Borrower to have Loans bear interest at the rate and under the terms set forth in Section 3.1.1(iii) [Revolving Credit Canadian Prime Rate Option].

Capital Expenditures shall mean the expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

Capital Lease shall mean any lease which may be capitalized in accordance with GAAP.

Cash Collateralize shall mean to pledge and deposit with or deliver to Administrative Agent, for the benefit of the Issuing Lender and the Lenders, as collateral for the Letter of Credit Obligations, cash in an amount equal to 105% of the sum of (i) the maximum amount then or at any time thereafter available to be drawn or otherwise outstanding in respect of the then outstanding Letters of Credit, plus (ii) the aggregate Reimbursement Obligations and Letter of Credit Borrowings.  Such cash collateral shall be maintained in blocked, non-interest-bearing deposit accounts maintained by, and in the name of, the Administrative Agent.

CD$ shall mean Canadian dollars.

Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation or application thereof by any Official Body or (c) the making or issuance of any request, guideline or directive (whether or not having the force of Law) by any Official Body.

CIP Regulations shall have the meaning specified in Section 9.11 [No Reliance on Administrative Agent’s Customer Identification Program].

Closing Date shall mean the Business Day on which the first Loan shall be made, which shall be June 30, 2010.

Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

Collateral shall mean (a) the collateral under the (i) Security Agreement, (ii) the Collateral Assignment, and (iii) the Blocked Account Agreements, and (b) any cash collateral referred to in the definition of “Cash Collateralize”; provided however, Collateral shall not include the Excluded Property; provided further that any assets of the Canadian Borrower shall secure only the Canadian Liabilities.

Collateral Access Agreement shall mean an agreement reasonably satisfactory in form and substance to the Administrative Agent executed by (a) a bailee or other Person in possession of Collateral, and (b) any landlord of real estate leased by any Loan Party, pursuant to which such Person (i) acknowledges the Administrative Agent’s Lien on the Collateral, (ii) releases or subordinates such Person’s Liens in the Collateral held by such Person or located on such real estate, (iii) provides the Administrative Agent with access to the Collateral held by such bailee or other Person or located in or on such Real Estate, (iv) as to any landlord, provides the Administrative Agent with a reasonable time to sell and dispose of the Collateral from such Real Estate, and (v) makes such other agreements with the Administrative Agent as the Administrative Agent may reasonably require.

Collateral Assignment shall mean the Collateral Assignment in the form of Exhibit 1.1(C), or, with respect to the Canadian Borrower, in such other form as is reasonably acceptable to the Administrative Agent.

Collateral Documents shall have the meaning specified in Section 5.1.11 [Liens in the Collateral].

Commercial Letter of Credit shall mean any letter of credit which is a commercial letter of credit issued in respect of the purchase of goods or services by one or more of the Loan Parties in the ordinary course of their business.

Commitment shall mean as to any Lender the aggregate of its Revolving Credit Commitment and Canadian Commitment and, in the case of PNC, its Swing Loan Commitment, and Commitments shall mean the aggregate of the Revolving Credit Commitments, Canadian Commitments and Swing Loan Commitment of all of the Lenders, including, without limitation, any increased Commitments of any Lender pursuant to Section 2.10 hereof.

Commitment Fee shall have the meaning specified in Section 2.3 [Commitment Fees].

Compliance Certificate shall have the meaning specified in Section 7.3.3 [Certificate of the Borrowers].

Concentration Account shall have the meaning specified in Section 7.1.10 [Cash Management].

Consolidated EBITDA for any period of determination shall mean (i) the sum of net income, depreciation, amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of DSW and its Subsidiaries for such period determined and consolidated in accordance with GAAP.

Credit Card Notification shall have the meaning specified in Section 7.1.10 [Cash Management].

Credit Card Receivables shall mean each Account together with all income, payments and proceeds thereof, owed by a major credit or debit card issuer (including, but not limited to, Visa, MasterCard and American Express and such other issuers approved by the Administrative Agent) to a Loan Party resulting from charges by a customer of a Loan Party on credit or debit cards issued by such issuer in connection with the sale of goods by a Loan Party, or services performed by a Loan Party, in each case in the ordinary course of its business.

Daily LIBOR Rate shall mean, for any day, the rate per annum determined by the Administrative Agent by dividing (x) the Published Rate by (y) a number equal to 1.00 minus the LIBOR Reserve Percentage on such day.

DDA shall mean each checking, savings or other demand deposit account maintained by any of the Loan Parties.  All funds in each DDA shall be conclusively presumed to be Collateral and proceeds of Collateral and the Administrative Agent and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in any DDA.

Defaulting Lender shall mean any Lender that (a) has failed to fund any portion of the Loans, participations with respect to Letters of Credit, or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute or unless such failure has been cured and all interest accruing as a result of such failure has been fully paid in accordance with the terms hereof, (c) has failed at any time to comply with the provisions of Section 4.3 with respect to purchasing participations from the other Lenders, whereby such Lender’s share of any payment received, whether by setoff or otherwise, is in excess of its Ratable Share of such payments due and payable to all of the Lenders, or (d) has since the date of this Agreement been deemed insolvent by an Official Body or become the subject of a bankruptcy, receivership, monitorship, conservatorship or insolvency proceeding, or has a parent company that since the date of this Agreement been deemed insolvent by an Official Body or become the subject of a bankruptcy, receivership, monitorship, conservatorship or insolvency proceeding.

Deteriorating Lender shall mean any Defaulting Lender or any Lender (a) which has defaulted in fulfilling its obligations under one or more other syndicated credit facilities, or (b) as to which a Person that controls such Lender has been deemed insolvent or become the subject of a bankruptcy, insolvency or similar proceeding.

Determination Date shall mean the date upon which each of the following has occurred:

(a)           The Commitments have been terminated by the Required Lenders upon the occurrence of an Event of Default (or are deemed terminated upon the occurrence of an Event of Default of the type described in Section 8.1.11 [Relief Proceedings]); and

(b)           The Obligations and/or the Canadian Liabilities have been declared to be due and payable (or has become automatically due and payable) and have not been paid in accordance with the terms of this Agreement.

Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America.

Domestic Borrower shall mean all Borrowers other than the Canadian Borrower.

Domestic Lender shall mean all Lenders other than the Canadian Lender.

Domestic Subsidiary shall mean any Subsidiary that is organized under the laws of the United States of America, any State thereof or the District of Columbia.(excluding, for the avoidance of doubt, any Subsidiary organized under the laws of Puerto Rico or any other territory).

Drawing Date shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

DSW shall mean DSW Inc., a corporation organized and existing under the laws of the State of Ohio.

DSW Shoe shall mean DSW Shoe Warehouse, Inc., a corporation organized and existing under the laws of the State of Missouri.

Environmental Laws shall mean all applicable federal, state, local, tribal, territorial, provincial and foreign Laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

Equity Interests shall have the meaning specified in Section 5.1.2 [Subsidiaries and Owners; Investment Companies].

Equivalent Amount means, on any date, the rate at which CD$ may be exchanged into Dollars, determined by reference to the Bank of Canada noon rate as published on the Reuters Screen BOFC on the immediately preceding Business Day.  In the event that such rate does not appear on such Reuters page, “Equivalent Amount” shall mean, on any date, the amount of Dollars into which an amount of CD$ may be converted or the amount of CD$ into which an amount of Dollars may be converted, in either case, at, in the case of the Canadian Borrower, PNC Canada’s spot buying rate in Toronto as at approximately 12:00 noon (Toronto time) on such date and, in the case of a Domestic Borrower, the Administrative Agent’s spot buying rate in New York as at approximately 12:00 noon (New York City time) on the immediately preceding Business Day.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

ERISA Affiliate shall mean any trade or business (whether or not incorporated) under common control with any Borrower and are treated as a single employer under Section 414 of the Code.

ERISA Event shall mean (a) a reportable event (under Section 4043 of ERISA and regulations thereunder) with respect to a Pension Plan; (b) a withdrawal by a Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate; or (g) with respect to the Canadian Borrower, the existence with respect to any Plan of any due but un-remitted contribution, whether or not waived.

ERISA Group shall mean the Borrowers and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Borrowers, are treated as a single employer under Section 414 of the Internal Revenue Code.

Eurocurrency Liabilities shall have the meaning specified in the definition of “LIBOR Reserve Percentage”.

Event of Default shall mean any of the events described in Section 8.1 [Events of Default] and referred to therein as an "Event of Default."

Excluded Property shall mean any of the following property of any Loan Party: (i) all rights, priorities and privileges relating to any real property in which any Loan Party has an interest and any leases or sub-leases of any real property; (ii) all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including domain names, copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses and trade secrets, and any right to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom; (iii) depository accounts used solely for payroll, medical expenses and payments, pension benefits, employee withholding or other benefits, taxes, and stock options; (iv) interests in life insurance; (v) goods or other tangible property not located in the US or Canada; and (vi) interests or investments in joint ventures, the constituent documents or shareholder or member agreements of or for which prohibit the granting of collateral.

Excluded Taxes shall mean, with respect to the Administrative Agent, any Lender, the Issuing Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) taxes imposed on or measured by its overall net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Loan Party is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office) or is attributable to such Foreign Lender's failure or inability (other than as a result of a Change in Law) to comply with Section 4.9.5 [Status of Lenders], except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 4.9.1 [Payment Free of Taxes].

Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

Existing Letters of Credit shall mean each of the letters of credit issued or deemed issued under the Existing Loan Agreement and described on Schedule 1.1(E).

Existing Loan Agreement shall mean that certain Loan and Security Agreement dated as of July 5, 2005, by and among the Borrowers, PNC (as successor by merger to National City Business Credit, Inc.), as administrative agent and collateral agent, PNC (as successor by merger  to National City Bank), as Letter of Credit Issuer, and the other parties thereto, as amended and in effect immediately prior to the Closing Date.

Expiration Date shall mean, with respect to the Revolving Credit Commitments, June 30, 2014.

Federal Funds Effective Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

Federal Funds Open Rate for any day shall mean the rate per annum (based on a year of 360 days and actual days elapsed) which is the daily federal funds open rate as quoted by ICAP North America, Inc. (or any successor) as set forth on the Bloomberg Screen BTMM for that day opposite the caption "OPEN" (or on such other substitute Bloomberg Screen that displays such rate), or as set forth on such other recognized electronic source used for the purpose of displaying such rate as selected by the Administrative Agent (for purposes of this definition, an "Alternate Source") (or if such rate for such day does not appear on the Bloomberg Screen BTMM (or any substitute screen) or on any Alternate Source, or if there shall at any time, for any reason, no longer exist a Bloomberg Screen BTMM (or any substitute screen) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error); provided however, that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open" rate on the immediately preceding Business Day.  If and when the Federal Funds Open Rate changes, the rate of interest with respect to any advance to which the Federal Funds Open Rate applies will change automatically without notice to the Borrowers, effective on the date of any such change.

Fee Letter shall mean the letter agreement, dated May 18, 2010, among the Domestic Borrowers, the Administrative Agent and the Arranger.

Financial Statement Accounts shall mean, for the Domestic Borrowers and the Canadian Borrower, respectively, “accounts receivable, net of bad debt reserves”, as shown on such Loan Party’s consolidating balance sheet, calculated in accordance with GAAP.

Financial Statement Inventory shall mean, for the Domestic Borrowers and the Canadian Borrower, respectively, “inventories”, as shown on such Loan Party’s consolidating balance sheet, calculated in accordance with GAAP.

Fixed Charge Coverage Ratio shall mean, for DSW and its Subsidiaries on a consolidated basis, as of any date of determination, the ratio of (a) Consolidated EBITDA, minus Capital Expenditures, minus income taxes paid in cash, minus dividends and other distributions on account of, and repurchases of, DSW’s capital stock, for the applicable period then ending taken as one accounting period, to (b) Fixed Charges, for the applicable period then ending taken as one accounting period.

Fixed Charges shall mean, without duplication, the sum of the following for the Loan Parties on a consolidated basis: (a) Interest Expense, plus (b) scheduled payments of principal on Indebtedness (including Capital Leases but excluding the Revolving Credit Loans).

Foreign Lender shall mean any Lender that is organized under the Laws of a jurisdiction other than that in which any Loan Party is resident for tax purposes.  For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

Foreign Subsidiary shall mean any Subsidiary other than a Domestic Subsidiary.

GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts provided that, with respect to Foreign Subsidiaries organized under the laws of Canada, “GAAP” shall mean principles which are consistent with those promulgated or adopted by the Canadian Institute of Chartered Accountants and its predecessors (or successors) in effect and applicable to the accounting period in respect of which reference to GAAP is being made.

General Security Agreement shall mean a General Security Agreement between the Canadian Borrower and its Subsidiaries and the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

Guarantor shall mean, (a) with respect to the Obligations of the Domestic Borrowers, each of the parties to this Agreement which is designated as a "Guarantor" on the signature page hereof and each other Person which joins this Agreement as a Guarantor after the date hereof, and (b) with respect to the Canadian Liabilities, each of the Domestic Borrowers and their Subsidiaries, each Subsidiary of the Canadian Borrower and each other Person which joins this Agreement as a Guarantor after the date hereof.

Guarantor Joinder shall mean a joinder by a Person as a Guarantor under the Loan Documents in the form of Exhibit 1.1(G)(1) or, with respect to the Canadian Liabilities, in such other form as is reasonably acceptable to the Administrative Agent.

Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except (i) endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business, (ii) warranties made in the ordinary course of business, (iii) liabilities to any lessor by a Loan Party, (iv) indemnities in contracts of Indebtedness permitted hereunder, and (v) indemnities in respect of statutory obligations, bonding, brokerage, financial contracts, acquisitions, divestures and other customary business contracts.

Guaranty Agreement shall mean the Continuing Agreement of Guaranty and Suretyship in substantially the form of Exhibit 1.1(G)(2) (or, with respect to the Canadian Liabilities, in such other form as is reasonably acceptable to the Administrative Agent) executed and delivered by each of the Guarantors.

ICC shall have the meaning specified in Section 10.11.1 [Governing Law].

Increasing Lender shall have the meaning specified in Section 2.10.1 [Increasing Lenders and New Lenders].

Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of:  (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement, (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (v) any other transaction (including forward sale or purchase agreements, Capital Leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses and liabilities with respect to operating leases incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than sixty (60) days past due), or (vi) any Guaranty of Indebtedness for borrowed money.

Indemnified Taxes shall mean Taxes other than Excluded Taxes.

Indemnitee shall have the meaning specified in Section 10.3.2 [Indemnification by the Loan Parties].

Information shall mean all information received from the Loan Parties or any of their Subsidiaries pursuant to the Loan Documents relating to the Loan Parties or any of such Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a non-confidential basis prior to disclosure by the Loan Parties or any of their Subsidiaries.

Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) under the Bankruptcy Code, (ii) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (iii) for the appointment of a receiver, monitor, interim monitor, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law.

Intercompany Subordination Agreement shall mean a Subordination Agreement among the Loan Parties and each of their Subsidiaries which is not a Loan Party, in form and substance reasonably acceptable to the Administrative Agent.

Interest Expense shall mean total interest expense generated during the period in question (including attributable to conditional sales contracts, Capital Leases and other title retention agreements in accordance with GAAP) of DSW and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness including accrued interest and interest paid in kind and capitalized interest, fees, commissions, discounts and other fees owed with respect to letters of credit and bankers’ acceptance financing, and net costs under Interest Rate Hedges.

Interest Period shall mean the period of time selected by the Borrowers in connection with (and to apply to) any election permitted hereunder by the Borrowers to have Revolving Credit Loans bear interest under the LIBOR Rate Option or, with respect to the Canadian Borrower, the BA Rate Option.  Subject to the last sentence of this definition, such period shall be one, two, three or six Months. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrowers are requesting new Loans, or (ii) the date of renewal of or conversion to the LIBOR Rate Option or BA Rate Option, as applicable, if the Borrowers are renewing or converting to the LIBOR Rate Option or BA Rate Option applicable to outstanding Loans.  Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrowers shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

Interest Rate Hedge shall mean an interest rate exchange, collar, cap, swap, adjustable strike cap, adjustable strike corridor or similar agreements entered into by DSW or any of its Subsidiaries in order to provide protection to, or minimize the impact upon, the Borrowers, the Guarantors and/or their Subsidiaries of increasing floating rates of interest applicable to Indebtedness.

Interest Rate Option shall mean any LIBOR Rate Option, Base Rate Option, BA Rate Option or Canadian Prime Rate Option.

Inventory shall mean “inventory” as defined in the UCC and, as regards the Canadian Borrower, includes all “inventory” as defined in the PPSA, and also shall mean any and all goods, merchandise and other personal property, including, without limitation, goods in transit, wheresoever located and whether now owned or hereafter acquired by any Loan Party which are or may at any time be held as raw materials, finished goods, work-in-process, supplies or materials used or consumed in the such Loan Party's business or held for sale or lease, including, without limitation, (a) all such property the sale or other disposition of which has given rise to Accounts and which has been returned to or repossessed or stopped in transit by such Loan Party, and (b) all packing, shipping and advertising materials relating to all or any such property.  All Inventory, whether Qualified Inventory or not, shall be subject to the Administrative Agent’s and the Lenders' Prior Security Interest.

IRS shall mean the Internal Revenue Service.

ISP98 shall have the meaning specified in Section 10.12.1 [Governing Law].

Issuing Lender shall mean PNC, in its individual capacity as issuer of Letters of Credit hereunder, and any other Lender that DSW, Administrative Agent (each of whose consent shall not be unreasonably withheld or delayed) and such other Lender may agree may from time to time to issue Letters of Credit hereunder.

Joint Venture shall mean a corporation, partnership, limited liability company or other entity in which any Person other than the Loan Parties and their Subsidiaries holds, directly or indirectly, an equity interest.

Judgment Conversion Date shall have the meaning set forth in Section 10.17 [Judgment Currency].

Judgment Currency shall have the meaning set forth in Section 10.17 [Judgment Currency].

Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award by or settlement agreement with any Official Body.

Lender Provided Interest Rate Hedge shall mean an Interest Rate Hedge which is provided by any Lender or its Affiliate and with respect to which the Administrative Agent confirms: (i) is documented in a standard International Swap Dealer Association Agreement, and (ii) provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner.

Lenders shall mean the financial institutions named on Schedule 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Lender.  For the purpose of any Loan Document which provides for the granting of a security interest or other Lien to the Lenders or to the Administrative Agent for the benefit of the Lenders as security for the Obligations or Canadian Liabilities, respectively, "Lenders" shall include any Affiliate of a Lender to which such Obligation is owed.

Letter of Credit shall mean each Existing Letter of Credit and shall also have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Letter of Credit Borrowing shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Letter of Credit Fee shall have the meaning specified in Section 2.9.2 [Letter of Credit Fees].

Letter of Credit Obligation shall mean, as of any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit on such date (if any Letter of Credit shall increase in amount automatically in the future, such aggregate amount available to be drawn shall currently give effect to any such future increase) plus the aggregate Reimbursement Obligations and Letter of Credit Borrowings on such date.

Letter of Credit Sublimit shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

LIBOR Rate shall mean, with respect to the Loans comprising any Borrowing Tranche to which the LIBOR Rate Option applies for any Interest Period, the interest rate per annum determined by the Administrative Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers' Association as an authorized information vendor for the purpose of displaying rates at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an "Alternate Source"), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for U.S. Dollars for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)), by (ii) a number equal to 1.00 minus the LIBOR Reserve Percentage.  LIBOR may also be expressed by the following formula:

London interbank offered rates quoted by Bloomberg
LIBOR Rate =	or appropriate successor as shown on Bloomberg Page BBAM1
1.00 - LIBOR Reserve Percentage

The LIBOR Rate shall be adjusted with respect to any Loan to which the LIBOR Rate Option applies that is outstanding on the effective date of any change in the LIBOR Reserve Percentage as of such effective date.  The Administrative Agent shall give prompt notice to the Borrowers of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

LIBOR Rate Option shall mean the option of the Domestic Borrowers to have Loans bear interest at the rate and under the terms set forth in Section 3.1.1(ii) [Revolving Credit LIBOR Rate Option].

LIBOR Reserve Percentage shall mean as of any day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, and, with respect to the Canadian Borrower, also includes any prior claim or deemed trust in, on or of such asset, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

Liquidation Percentage shall mean, for any Lender, a fraction, the numerator of which is such Lender's Revolving Credit Commitment (including its Canadian Commitment) on the Determination Date and the denominator of which is the total Revolving Credit Commitments (including Canadian Commitments) of all Lenders on the Determination Date.

Loan Documents shall mean this Agreement, the Fee Letter, the Collateral Assignment, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, the Blocked Account Agreements, the Security Agreement, the General Security Agreement, the Simplified Borrowing Base Certificates, the Borrowing Base Certificates, the Compliance Certificates and any other instruments, certificates or documents delivered in connection herewith or therewith.

Loan Parties shall mean the Borrowers and the Guarantors.

Loan Party Equity Interests shall have the meaning specified in Section 5.1.2 [Subsidiaries and Owners; Investment Companies].

Loan Request shall have the meaning specified in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and Swing Loans or any Revolving Credit Loan or Swing Loan.

Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, or results of operations of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform any of the Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Administrative Agent or any of the Lenders, to the extent permitted, to enforce their legal remedies pursuant to this Agreement or any other Loan Document.

Minimum Cash Requirement shall mean, as of any date of determination, cash and cash equivalents, and other short-term investments (as determined in accordance with GAAP), of not less than $125,000,000.

Month, with respect to an Interest Period under the LIBOR Rate Option or BA Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period.  If any LIBOR Rate Interest Period or BA Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

Multiemployer Plan shall mean any employee benefit plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which any Borrower or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five Plan years, has made or had an obligation to make such contributions.

Net Proceeds shall mean:

(a) with respect to any sale of assets by any Loan Party or any of its Subsidiaries, or any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof),  any property or asset of any Loan Party or any of its Subsidiaries, the excess, if any, of (i) the sum of cash and cash equivalents received in connection with such transaction (including any cash or cash equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset by a Lien permitted hereunder which is senior to the Administrative Agent’s Lien on such asset and that is required to be repaid (or to establish an escrow for the future repayment thereof) in connection with such transaction (other than Indebtedness under the Loan Documents), plus (B) taxes paid or payable in connection therewith, provided that after the occurrence of a Trigger Event Election or an Event of Default, such taxes shall not reduce the amounts constituting Net Proceeds, plus (C) the reasonable and customary out-of-pocket expenses incurred by such Loan Party or such Subsidiary in connection with such transaction (including, without limitation, appraisals, and brokerage, legal, title and recording or transfer tax expenses and commissions) paid by any Loan Party to third parties (other than Affiliates)); and

(b)           with respect to the incurrence or issuance of any Indebtedness by any Loan Party or any of its Subsidiaries, the excess of (i) the sum of the cash and cash equivalents received in connection with such transaction over (ii) the underwriting discounts and commissions, and other reasonable and customary out-of-pocket expenses, incurred by such Loan Party or such Subsidiary (other than to an Affiliate) in connection therewith.

New Lender shall have the meaning specified in Section 2.10.1 [Increasing Lenders and New Lenders].

NOLV shall have the meaning specified in the definition of “Borrowing Base” or “Canadian Borrowing Base”, as applicable.

Non-Consenting Lender shall have the meaning specified in Section 10.1 [Modifications, Amendments or Waivers].

Non-Extension Notice Date shall have the meaning specified in Section 2.9.1 [Issuance of Letters of Credit].

Notes shall mean, collectively, the promissory notes in the form of Exhibit 1.1(N)(1) (or, with respect to the Canadian Borrower, in such other form as is reasonably acceptable to the Administrative Agent) evidencing the Revolving Credit Loans, and in the form of Exhibit 1.1(N)(2) evidencing the Swing Loan.

Obligation shall mean any obligation or liability of any of the Loan Parties, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with (i) this Agreement, the Notes, the Letters of Credit, the Fee Letter or any other Loan Document whether to the Administrative Agent, any of the Lenders or their Affiliates provided for under such Loan Documents (including all interest, fees, expenses, indemnities and other amounts that accrue after the commencement of any case or proceeding by or against any Domestic Borrower or any of its Subsidiaries under the Bankruptcy Code, whether or not allowed in such case or proceeding), (ii) any Lender Provided Interest Rate Hedge, and (iii) any Other Lender Provided Financial Service Product.  Without limiting the foregoing, for purposes of clarity, whenever used herein the term “Obligations” shall include all Canadian Liabilities.

Official Body shall mean the government of the United States of America, Canada or any other nation, or of any political subdivision thereof, whether state, local, territorial or provincial, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

Overadvance shall mean the making of a Loan or the issuing of a Letter of Credit to the extent that, immediately after such event, Revolving Credit Availability is less than zero, or, with respect to the Canadian Borrower, Canadian Availability is less than zero.

Other Lender Provided Financial Service Product shall mean agreements or other arrangements under which any Lender or Affiliate of a Lender provides any of the following products or services to any of the Loan Parties: (i) (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, (g) foreign currency exchange, or (h) such other similar agreements or arrangements as, with respect to this clause (h), are mutually agreed by the Administrative Agent and DSW, and (ii) following the occurrence of a Trigger Event Election or an Event of Default, wire transfer services.

Other Taxes shall mean all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

Order shall have the meaning specified in Section 2.9.9 [Liability for Acts and Omissions].

Participant has the meaning specified in Section 10.8.4 [Participations].

Participation Advance shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Payment Date shall mean the first day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Notes.

Payment In Full shall mean the indefeasible payment in full in cash of the Loans and other Obligations hereunder, termination of the Commitments and expiration or termination of all Letters of Credit (or with respect to any undrawn Letters of Credit, the full Cash Collateralization thereof or the supporting thereof by another letter of credit from an issuing bank and on terms reasonably satisfactory to the Issuing Lender and the Administrative Agent).

PBGC shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

Pension Plan shall mean any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained any Borrower or any ERISA Affiliate or to which any Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any times during the immediately preceding five plan years.

Permitted Acquisition shall mean (a) the Acquisition described in a certain confidential side letter of even date herewith, or (b) an Acquisition in which all of the following conditions are satisfied:

(i)             No Event of Default or Potential Default then exists or would arise from the consummation of such Acquisition;

(ii)            Such Acquisition shall have been approved by the Board of Directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate applicable Law;

(iii)           The Borrowers shall have furnished the Administrative Agent with ten (10) Business Days’ prior written notice of such intended Acquisition and shall have furnished the Administrative Agent with a current draft of the Acquisition Documents (and final copies thereof as and when executed), a summary of any due diligence undertaken by the Loan Parties in connection with such Acquisition, appropriate financial statements of the Person which is the subject of such Acquisition, pro forma projected financial statements for the twelve (12) month period following such Acquisition after giving effect to such Acquisition (including balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a consolidated basis with all Loan Parties), and such other information as the Administrative Agent may reasonably require, all of which shall be reasonably satisfactory to the Administrative Agent;

(iv)           Either (i) the legal structure of the Acquisition shall be reasonably acceptable to the Administrative Agent in its discretion, or (ii) the Loan Parties shall have provided the Administrative Agent with a favorable solvency opinion from an unaffiliated third party valuation firm reasonably satisfactory to the Administrative Agent;

(v)           After giving effect to the Acquisition, if the Acquisition is an Acquisition of equity interests, a Loan Party shall acquire and own, directly or indirectly, a majority of the equity interests in the Person being acquired and shall control a majority of any voting interests or shall otherwise control the governance of the Person being acquired;

(vi)           Any assets acquired shall be utilized in, and if the Acquisition involves a merger, consolidation, amalgamation or stock acquisition, the Person which is the subject of such Acquisition shall be engaged in, a business otherwise permitted to be engaged in by a Loan Party under this Agreement;

(vii)           If the Person which is the subject of such Acquisition will be maintained as a Subsidiary of a Loan Party, or if the assets acquired in an Acquisition will be transferred to a Subsidiary which is not then a Loan Party, such Subsidiary shall have been joined as a Borrower or as a Guarantor hereunder, as the Administrative Agent shall determine, and the Administrative Agent shall have received a first priority security and/or mortgage interest in such Subsidiary’s equity interests and property of such Subsidiary and of the same nature as constitutes Collateral under the Collateral Documents; and

(viii)         unless the Domestic Borrowers shall have on hand the Minimum Cash Requirement immediately prior to and after giving effect to such Acquisition and no Trigger Event Election shall have occurred, (A) the total consideration paid for all such Acquisitions (whether in cash, tangible property, notes or other property) shall not exceed in the aggregate the sum of $25,000,000 in any fiscal year, and (B) Revolving Credit Availability immediately prior to, and after giving effect to, such Acquisition is greater than $50,000,000, or such Acquisition shall have been approved in writing by the Required Lenders.

Permitted Investments shall mean any Investment that is permitted by DSW’s investment policy as in effect on the Closing Date or as thereafter modified with the consent of the Required Lenders (such consent not to be unreasonably withheld or delayed); provided that in no event shall any auction rate securities constitute a Permitted Investment hereunder; provided further that (a) Permitted Investments consisting of (i) corporate bonds may not exceed twenty-five percent (25%) of all Permitted Investments, (ii) preferred stock shall not exceed $10,000,000 in the aggregate outstanding at any time, and (iii) corporate owned life insurance policies shall not exceed $5,000,000 in the aggregate outstanding at any time.

Permitted Liens shall mean:

(i)             Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable;

(ii)            Pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs;

(iii)           Statutory Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable, Liens of customs brokers, freight forwarders and common carriers incurred in the ordinary course of business that are not overdue and which attach solely to the property in their possession, and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default;

(iv)           Good-faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(v)            Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

(vi)           Liens, security interests and mortgages in favor of the Administrative Agent for the benefit of the Lenders and their Affiliates securing the Obligations and/or the Canadian Liabilities (including Lender Provided Interest Rate Hedges and Other Lender Provided Financial Services Obligations);

(vii)          Liens on property leased by any Loan Party or Subsidiary of a Loan Party under Capital Leases and operating leases permitted in Section 7.2.14 [Capital Expenditures] securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

(viii)         Any Lien existing on the date of this Agreement and described on Schedule 1.1(P), provided that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

(ix)            Purchase Money Security Interests and Capital Leases; provided that the aggregate amount of loans and deferred payments secured by such Purchase Money Security Interests and Capital Leases shall not exceed $20,000,000 at any time outstanding (excluding for the purpose of this computation any loans or deferred payments secured by Liens described on Schedule 1.1(P));

(x)             Liens on unearned insurance premiums in connection with insurance premium financing in the ordinary course of business;

(xi)            Liens in favor of landlords on leasehold improvements financed by allowances or advances provided by such landlords pursuant to lease arrangements;

(xii)           Liens in favor of consignors on (A) inventory consigned by such consignors to a Loan Party, and (B) proceeds of such inventory; and

(xiii)         The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within forty-five (45) days of entry, and in either case they do not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform the Obligations (or with respect to the Canadian Borrower, the Canadian Liabilities) hereunder or under the other Loan Documents:

(1)            Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

(2)            Claims, Liens or encumbrances upon, and defects of title to, real or personal property other than the Collateral, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

(3)            Claims or Liens of mechanics, materialmen, warehousemen, carriers, or other statutory nonconsensual Liens; or

(4)           Liens resulting from final judgments or orders described in Section 8.1.6 [Final Judgments or Orders].

Permitted Overadvance shall mean an Overadvance made by the Administrative Agent in its discretion following the occurrence of a Trigger Event Election or an Event of Default, which:

(a)           Is made to maintain, protect or preserve the Collateral and/or the Administrative Agent’s, the Lenders’ and the Issuing Lender’s rights under the Loan Documents, including to preserve the Loan Parties’ business assets and infrastructure (such as the payment of insurance premiums, taxes, necessary suppliers, rent and payroll);

(b)           Is made to fund an orderly liquidation or wind-down of the Loan Parties’ assets or business in a bankruptcy or another insolvency proceeding (whether or not occurring prior to or after the commencement of such a bankruptcy or insolvency proceeding);

(c)           Is made to enhance the likelihood of, or to maximize the amount of, repayment of any Obligation;

(d)           Is made to pay any other amount chargeable to any Loan Party hereunder; or

(e)           Is otherwise made for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, collectively; and

(f)           Together with all other Permitted Overadvances then outstanding, shall not (i) exceed five percent (5%) of the Borrowing Base or the Canadian Borrowing Base, as applicable, at any time or (ii) unless a Liquidation is occurring, remain outstanding for more than forty-five (45) consecutive Business Days, unless in each case, the Required Lenders otherwise agree, provided however, that the foregoing shall not (i) modify or abrogate any of the provisions of Section 2.9.3 regarding the Lenders’ obligations with respect to Letters of Credit or of the provisions of Section 2.6.5 regarding the Lenders’ obligations with respect to Swing Loans, or (ii) result in any claim or liability against the Administrative Agent (regardless of the amount of any Overadvance) for Unintentional Overadvances, and such Unintentional Overadvances shall not reduce the amount of Permitted Overadvances allowed hereunder, and further provided that in no event shall the Administrative Agent make an Overadvance, if after giving effect thereto, (i) the Revolving Facility Usage would exceed the Revolving Credit Commitments (as in effect prior to any termination of the Commitments pursuant to Section 2.11 [Reduction of Revolving Credit Commitment]), or (ii) with respect to the Canadian Borrower, the Revolving Facility Usage of the Canadian Borrower would exceed the Canadian Commitments (in each case as in effect prior to any termination of the Commitments pursuant to Section 2.11 [Reduction of Revolving Credit Commitment]).

Permitted Short Term Loans shall have the meaning specified in Section 2.4.2 [Permitted Short Term Loans].

Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

Plan shall mean at any time (a) an employee pension benefit plan (including a Multiple Employer Plan, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained by any entity which was at such time a member of the ERISA Group for employees of any entity which was at such time a member of the ERISA Group or (b) in respect of the Canadian Borrower, any pension benefit or retirement savings plan maintained by the Canadian Borrower and its Subsidiaries for its employees or its former employees to which the Canadian Borrower or any of its Subsidiaries contribute or are required to contribute with respect to which the Canadian Borrower or any of its Subsidiaries has incurred or may incur liability, including contingent liability.

PNC shall mean PNC Bank, National Association, its successors and assigns.

PNC Canada shall mean PNC Bank Canada Branch, its successors and assigns.

Potential Default shall mean any event or condition which with notice or passage of time, or both, would constitute an Event of Default.

PPSA shall mean the Personal Property Security Act of Ontario (or any successor statute) or similar legislation of any other Canadian jurisdiction, including, without limitation, the Civil Code of Quebec, the laws of which are required by such legislation to be applied in connection with the issue, perfection, enforcement, opposability, priority, validity or effect of security interests.

Prime Rate shall mean the interest rate per annum announced from time to time by the Administrative Agent at its Principal Office as its then prime rate, which rate may not be the lowest or most favorable rate then being charged commercial borrowers or others by the Administrative Agent.  Any change in the Prime Rate shall take effect at the opening of business on the day such change is announced.

Principal Office shall mean the main banking office of the Administrative Agent in Pittsburgh, Pennsylvania.

Prior Security Interest shall mean a valid and enforceable perfected first-priority security interest under the UCC or PPSA, as applicable, in the Collateral which is subject only to statutory Liens for taxes not yet due and payable, Purchase Money Security Interests or other Permitted Liens having priority by operation of Law.

Published Rate shall mean the rate of interest published each Business Day in The Wall Street Journal "Money Rates" listing under the caption "London Interbank Offered Rates" for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the rate at which U.S. Dollar deposits are offered by leading banks in the London interbank deposit market for a one month period as published in another publication selected by the Administrative Agent).

Purchase Money Security Interest shall mean Liens upon tangible personal property securing loans to any Loan Party or Subsidiary of a Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property.

Qualified Credit Card Receivables shall have the meaning specified in Schedule 1.1(c).

Qualified Inventory shall have the meaning specified in Schedule 1.1(d).

Ratable Share shall mean (a) with respect to the Canadian Lenders, the proportion that a Lender's Canadian Commitment bears to the Canadian Commitments of all of the Canadian Lenders, provided that if the Canadian Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Canadian Commitments most recently in effect, giving effect to any assignments, (b) with respect to the Lenders (other than the Canadian Lenders), the proportion that a Lender's Commitment (excluding its Canadian Commitment and Swing Loan Commitment) bears to the Commitments (excluding its Canadian Commitment and Swing Loan Commitment) of all of the Lenders (other than the Canadian Lenders), provided further that if the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments (excluding the Canadian Commitment and Swing Loan Commitment) most recently in effect, giving effect to any assignments, and (c) with respect to all Lenders, the proportion that a Lender's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Lenders; and further provided that if the Commitments have terminated or expired, the Ratable Shares shall be determined based upon the Commitments (excluding the Swing Loan Commitment) most recently in effect, giving effect to any assignments.

Reimbursement Obligation shall have the meaning specified in Section 2.9.3 [Disbursements, Reimbursement].

Related Parties shall mean, with respect to any Person, such Person's Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person's Affiliates.

Relief Proceeding shall mean any proceeding seeking a decree or order for relief in respect of any Loan Party or Subsidiary of a Loan Party in a voluntary or involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect (including, without limitation, the Bankruptcy Code), or for the appointment of a receiver, monitor, interim monitor, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or Subsidiary of a Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, or an assignment for the benefit of its creditors.

Required Lenders shall mean

(A)           If there exists fewer than three (3) Lenders, all Lenders (other than any Defaulting Lender), and

(B)           If there exist three (3) or more Lenders, Lenders (other than any Defaulting Lender or any Deteriorating Lender) having more than fifty percent (50%) of the aggregate amount of the Revolving Credit Commitments of the Lenders (excluding any Defaulting Lender) or, after the termination of the Revolving Credit Commitments, the outstanding Revolving Credit Loans and Ratable Share of Letter of Credit Obligations of the Lenders (excluding any Defaulting Lender or any Deteriorating Lender).

Required Share shall have the meaning specified in Section 4.11 [Settlement Date Procedures].

Revolving Credit Availability shall mean, as of any date of determination thereof by the Administrative Agent with respect to the Domestic Borrowers, the result, if a positive number, of (a) the lesser of (i) the Revolving Credit Commitments, or (ii) (A) until the occurrence of a Borrowing Base Trigger Event, the Simplified Borrowing Base, or (B) thereafter, the Borrowing Base, minus (b) the Revolving Facility Usage, minus (c) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Domestic Borrowers which are more than sixty (60) days past due as of such time (it being understood that to the extent that the time for payment of any such trade payables and other obligations has been extended in writing by the applicable creditor, such trade payables and other obligations shall not be deemed to be past due until the extended date for payment has passed).  In calculating Revolving Credit Availability at any time and for any purpose under this Agreement, the Borrowers shall certify to the Administrative Agent that all accounts payable and taxes are being paid on a timely basis.

Revolving Credit Commitment shall mean, as to any Lender at any time, the amount initially set forth opposite its name on Schedule 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans," as such Commitment is thereafter assigned or modified and Revolving Credit Commitments shall mean the aggregate Revolving Credit Commitments of all of the Lenders.

Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Lenders or one of the Lenders to the Borrowers pursuant to Section 2.1 [Revolving Credit Commitments] or Section 2.9.3 [Disbursements, Reimbursement].

Revolving Facility Usage shall mean at any time the sum of the outstanding Revolving Credit Loans, the outstanding Swing Loans, and the Letter of Credit Obligations.

Security Agreement shall mean the Security Agreement in substantially the form of Exhibit 1.1(S) executed and delivered by each of the Loan Parties to the Administrative Agent for the benefit of the Lenders.

Settlement Date shall mean each Business Day on which the Administrative Agent elects to effect settlement pursuant Section 4.11 [Settlement Date Procedures].

Simplified Borrowing Base shall mean at any time the sum of (i) sixty percent (60%) of the Financial Statement Accounts, plus (ii) fifty percent (50%) of the Financial Statement Inventory, in each case determined in accordance with GAAP.

Simplified Borrowing Base Certificate shall have the meaning specified in Section 7.3.4(i) [Simplified Borrowing Base Certificates; Borrowing Base Certificates].

Solvent shall mean, with respect to any Person on any date of determination, taking into account such right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged.  In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.  The determination of the sum of a Person's properties at a fair valuation or the present fair saleable value of a Person's properties shall be made on a going concern basis unless, at the time of such determination, the liquidation of the business in which such properties are used or useful is in process or is demonstrably imminent.

Standby Letter of Credit shall mean a Letter of Credit issued to support obligations of one or more of the Loan Parties, contingent or otherwise, which finance the working capital and business needs of the Loan Parties incurred in the ordinary course of business.

Statements shall have the meaning specified in Section 5.1.6(i) [Historical Statements].

Subordinated Indebtedness shall mean Indebtedness which is expressly subordinated in right of payment to prior Payment In Full and which is in form and on terms approved in writing by the Administrative Agent.

Subsidiary of any Person at any time shall mean any corporation, trust, partnership, any limited liability company or other business entity (i) of which more than fifty percent (50%) of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii)  which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries.

Subsidiary Equity Interests shall have the meaning specified in Section 5.1.2 [Subsidiaries and Owners; Investment Companies].

Substantial Liquidation shall mean either (a) the liquidation of substantially all of the Collateral, or (b) the sale or other disposition of substantially all of the Collateral by the Loan Parties.

Swing Loan Commitment shall mean PNC's commitment to make Swing Loans to the Domestic Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount up to $10,000,000.

Swing Loan Note shall mean the Swing Loan Note of the Domestic Borrowers in the form of Exhibit 1.1(N)(2) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

Swing Loan Request shall mean a request for Swing Loans made in accordance with Section 2.5.2 [Swing Loan Requests] hereof.

Swing Loans shall mean collectively and Swing Loan shall mean separately all Swing Loans or any Swing Loan made by PNC to the Domestic Borrowers pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

Taryn Rose shall mean the investment by DSW in JLPDS-TRI LLC and its Subsidiaries.

Taxes shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

Trigger Event shall mean any of the following events: (i) Revolving Credit Availability is less than $50,000,000 (including Letter of Credit Outstandings), and (ii) the making of a Loan (other than a Permitted Short Term Loan) hereunder.  A Trigger Event shall be deemed to be continuing at all times following the occurrence of a Trigger Event Election.

Trigger Event Election shall mean, with respect to any Trigger Event, the Required Lenders’ election to cause the Borrowers to be subject to the Borrowing Base rather than the Simplified Borrowing Base in accordance with Section 2.4.1 [Simplified Borrowing Base and Borrowing Base].

Trigger Event Election Period shall have the meaning specified in Section 2.4.1 [Simplified Borrowing Base and Borrowing Base].

UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of Ohio; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article thereof, the term shall have the meaning set forth in Article 9; provided further that, if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of a security interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

UCP shall have the meaning specified in Section 10.11.1 [Governing Law].

Unintentional Overadvance shall mean an Overadvance which, to the Administrative Agent’s knowledge, did not constitute an Overadvance when made but which has become an Overadvance  resulting from changed circumstances beyond the control of the Administrative Agent, the Lenders and the Issuing Lender, including, without limitation, a reduction in the value of property or assets included in the Borrowing Base or the Canadian Borrowing Base or misrepresentation by the Loan Parties.

USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

1.2           Construction.  Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: (i) references to the plural include the singular, the plural, the part and the whole and the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (ii) the words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole; (iii) article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified; (iv) reference to any Person includes such Person's successors and assigns; (v) reference to any agreement, including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto, document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; (vi) relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; (vii) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (viii) section headings herein and in each other Loan Document are included for convenience and shall not affect the interpretation of this Agreement or such Loan Document, and (ix) unless otherwise specified, all references herein to times of day shall be references to Eastern Time.

1.3           Accounting Principles.  Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing Statements referred to in Section 5.1.6(i) [Historical Statements].  In the event of any change after the date hereof in GAAP, and if such change would affect the computation of any of the financial covenants set forth in Section 7.2 [Negative Covenants], then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would preserve the original intent thereof , provided that, until so amended such financial covenants shall continue to be computed in accordance with GAAP prior to such change therein.

2.             REVOLVING CREDIT AND SWING LOAN FACILITIES

2.1           Revolving Credit Commitments.

2.1.1         Revolving Credit Loans. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, each Domestic Lender severally agrees to make Revolving Credit Loans to the Domestic Borrowers and each Canadian Lender severally agrees to make Revolving Credit Loans to the Canadian Borrower at any time or from time to time on or after the date hereof to the Expiration Date; provided that after giving effect to each such Loan, (i) the aggregate amount of Revolving Credit Loans from such Lender shall not exceed such Lender's Revolving Credit Commitment or Canadian Commitment, as applicable, minus such Lender's Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations, (ii) the Revolving Facility Usage of the Domestic Borrowers shall not exceed (x) with respect to any such Loan other than a Permitted Short Term Loan, the lesser of (a) the Revolving Credit Commitments, and (b) (1) until the occurrence of a Borrowing Base Trigger Event, the Simplified Borrowing Base, or (2) thereafter, the Borrowing Base, minus, in each case the Revolving Facility Usage of the Canadian Borrower, or (y) with respect to any such Loan that is a Permitted Short Term Loan, the Revolving Credit Commitments minus outstanding Letter of Credit Obligations, minus the Revolving Facility Usage of the Canadian Borrower.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrowers may borrow, repay and reborrow pursuant to this Section 2.1, and (iii) the aggregate outstanding amount of the Revolving Credit Loans to the Canadian Borrower shall not at any time exceed Canadian Availability.

2.1.2         Swing Loan Commitment. Subject to the terms and conditions hereof and relying upon the representations and warranties herein set forth, and in order to facilitate loans and repayments between Settlement Dates, PNC may, at its option, cancelable at any time for any reason whatsoever, make swing loans (the "Swing Loans") to the Domestic Borrowers at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of $10,000,000 (the "Swing Loan Commitment"), provided that after giving effect to such Loan, the Revolving Facility Usage shall not exceed the lesser of (a) the Revolving Credit Commitments, and (b) (1) until the occurrence of a Borrowing Base Trigger Event, the Simplified Borrowing Base, or (2) thereafter, the Borrowing Base, minus, in each case the Revolving Facility Usage of the Canadian Borrower.  Within such limits of time and amount and subject to the other provisions of this Agreement, the Domestic Borrowers may borrow, repay and reborrow pursuant to this Section 2.1.2.  No Permitted Short Term Loan shall be a Swing Loan hereunder.

2.2           Nature of Lenders' Obligations with Respect to Revolving Credit Loans; Permitted Overadvances.

2.2.1        Nature of Lenders' Obligations with Respect to Revolving Credit Loans. Each Lender shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share.  The aggregate of each Lender's Revolving Credit Loans outstanding hereunder to the Borrowers at any time shall never exceed its Revolving Credit Commitment or Canadian Commitment, as applicable, minus its Ratable Share of the outstanding Swing Loans and Letter of Credit Obligations.  The obligations of each Lender hereunder are several.  The failure of any Lender to perform its obligations hereunder shall not affect the Obligations of the Borrowers to any other party nor shall any other party be liable for the failure of such Lender to perform its obligations hereunder.  The Lenders shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

2.2.2        Permitted Overadvances. The Administrative Agent, the Lenders and Issuing Lender shall have no obligation to make any Loan or to provide any Letter of Credit if an Overadvance would result.  The Administrative Agent may, in its discretion, make Permitted Overadvances without the consent of the Borrowers, the Lenders and the Issuing Lender and the Borrowers and each Lender shall be bound thereby.  Any Permitted Overadvance (other than one made with respect to the Canadian Borrower) may constitute a Swing Loan. A Permitted Overadvance is for the account of the Borrowers and shall constitute a Revolving Credit Loan to which the Base Rate Option (or, with respect to the Canadian Borrower, the Canadian Prime Rate Option) applies and an Obligation and shall be repaid by the Domestic Borrowers or Canadian Borrower, as applicable, on demand.  The making of any such Permitted Overadvance on any one occasion shall not obligate the Administrative Agent or any Lender to make or permit any Permitted Overadvance on any other occasion or to permit such Permitted Overadvances to remain outstanding. The making by the Administrative Agent of a Permitted Overadvance shall not modify or abrogate any of the provisions of Section 2.9.3 regarding the Lenders’ obligations to purchase participations with respect to Letter of Credits or of Section 2.6.5 regarding the Lenders’ obligations to purchase participations with respect to Swing Loans.  The Administrative Agent shall have no liability for, and no Borrower, Lender or Issuing Bank shall have the right to, or shall, bring any claim of any kind whatsoever against the Administrative Agent with respect to Unintentional Overadvances regardless of the amount of any such Overadvance(s).

2.3           Commitment Fees.  Accruing from the date hereof until the Expiration Date, the Borrowers agree to pay to the Administrative Agent for the account of each Lender according to its Ratable Share, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) multiplied by the average daily difference between the amount of (i) with respect to the Domestic Borrowers, (A) the Revolving Credit Commitments (for purposes of this computation, PNC's Swing Loans shall be deemed to be borrowed amounts under its Revolving Credit Commitment) and (B) the Revolving Facility Usage of the Domestic Borrowers, and (ii) with respect to the Canadian Borrower, (A) the Canadian Commitments and (B) the Revolving Facility Usage of the Canadian Borrower; provided, however, that any Commitment Fee accrued with respect to the Revolving Credit Commitment or Canadian Commitment of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Commitment Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Commitment Fee shall accrue with respect to the Revolving Commitment or Canadian Commitment of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.  Subject to the proviso in the directly preceding sentence, all Commitment Fees shall be payable in arrears on each Payment Date.

2.4           Simplified Borrowing Base and Borrowing Base; Permitted Short Term Loans.

2.4.1         Simplified Borrowing Base and Borrowing Base. From and after the Closing Date until the occurrence of a Borrowing Base Trigger Event, the Domestic Borrowers and the Canadian Borrower shall be subject to the Simplified Borrowing Base (as calculated for the Domestic Borrowers or the Canadian Borrower, as applicable) rather than the Borrowing Base or the Canadian Borrowing Base.  From and after the occurrence of a Borrowing Base Trigger Event, until the Expiration Date, the Domestic Borrowers shall be subject to the Borrowing Base and the Canadian Borrower shall be subject to the Canadian Borrowing Base, as applicable, rather than the Simplified Borrowing Base.   With respect to each Borrowing Base Trigger Event, the Required Lenders may, in their reasonable discretion, make a Trigger Event Election by notifying the Borrowers of such Trigger Event Election within five (5) Business Days following the Lenders’ receipt of written notice of the occurrence of such Borrowing Base Trigger Event (which notice the Administrative Agent agrees to promptly furnish upon its obtaining knowledge thereof) (with respect to each Borrowing Base Trigger Event, the period commencing on the date on which the Lenders receive such notice and terminating on the earlier to occur of (i) a Trigger Event Election, or (ii) the expiration of such five (5) Business Day period, is herein referred to as a “Trigger Event Election Period”).  The failure of the Required Lenders to provide a notice with respect to such Trigger Event during the applicable Trigger Event Election Period shall constitute a waiver of the Required Lenders’ right to make a Trigger Event Election with respect to such Trigger Event.  No such waiver shall affect the Required Lenders’ right to make a Trigger Event Election following the occurrence of any other Trigger Event.

2.4.2         Permitted Short Term Loans. The Domestic Borrowers shall be permitted to request, and the Lenders shall make, short term Revolving Credit Loans hereunder (each, a “Permitted Short Term Loan”) in an amount not to exceed $25,000,000 (exclusive of Letter of Credit Outstandings), provided that (i) immediately prior to and after giving effect to the making of any such Permitted Short Term Loan, the Domestic Borrowers shall have on hand the Minimum Cash Requirement, (ii) no Trigger Event Election, Potential Default or Event of Default shall have occurred and be continuing or would result from the making of such Permitted Short Term Loan, (iii) no Permitted Short Term Loan shall be outstanding for more than ten (10) consecutive Business Days at any time and (iv) no Permitted Short Term Loan previously made in accordance with this Section 2.4.2 may continue to remain outstanding at any time where the Domestic Borrowers do not have on hand the Minimum Cash Requirement.  No more than two (2) Permitted Short Term Loans shall be permitted during any fiscal year.  Each Permitted Short Term Loan shall be a Revolving Credit Loan to which the Base Rate Option applies.

2.5           Revolving Credit Loan Requests; Swing Loan Requests.

2.5.1         Revolving Credit Loan Requests. Except as otherwise provided herein, the Borrowers may from time to time prior to the Expiration Date request the Lenders to make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans to Section 3.2 [Interest Periods], by delivering to the Administrative Agent, not later than 1:00 p.m., (i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBOR Rate Option or BA Rate Option applies or the conversion to or the renewal of the LIBOR Rate Option or BA Rate Option for any Loans; and (ii) the same Business Day of the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option or the Canadian Prime Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option or the Canadian Prime Rate Option for any Loan, of a duly completed request therefor substantially in the form of Exhibit 2.5.1 (or, with respect to the Canadian Borrower, in such other form as is reasonably acceptable to the Administrative Agent) or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Loan Request shall be irrevocable and shall specify the aggregate amount of the proposed Loans comprising each Borrowing Tranche, and, if applicable, the Interest Period, which amounts shall be in (x) integral multiples of $500,000 and not less than $1,000,000 for each Borrowing Tranche under the LIBOR Rate Option and integral multiples of CD$500,000 and not less than CD$1,000,000 for each Borrowing Tranche under the BA Rate Option, and (y) integral multiples of $100,000 and not less than $500,000 for each Borrowing Tranche under the Base Rate Option or integral multiples of CD$100,000 and not less than CD$500,000 for each Borrowing Tranche under the Canadian Prime Rate Option.

2.5.2         Swing Loan Requests. Except as otherwise provided herein, the Domestic Borrowers may from time to time prior to the Expiration Date request PNC to make Swing Loans by delivery to PNC not later than 1:00 p.m. on the proposed Borrowing Date of a duly completed request therefor substantially in the form of Exhibit 2.5.2 hereto or a request by telephone immediately confirmed in writing by letter, facsimile or telex (each, a "Swing Loan Request"), it being understood that the Administrative Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation.  Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be in integral multiples of $100,000.

2.6           Making Revolving Credit Loans and Swing Loans; Presumptions by the Administrative Agent; Repayment of Revolving Credit Loans; Borrowings to Repay Swing Loans.

2.6.1         Making Revolving Credit Loans.  The Administrative Agent shall, promptly after receipt by it of a Loan Request pursuant to Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], notify the applicable Lenders of its receipt of such Loan Request specifying the information provided by the Borrowers and the apportionment among the Lenders of the requested Revolving Credit Loans as reasonably determined by the Administrative Agent in accordance with Section 2.2.1 [Nature of Lenders' Obligations with Respect to Revolving Credit Loans].  Each Lender shall remit the principal amount of each Revolving Credit Loan to the Administrative Agent such that the Administrative Agent is able to, and the Administrative Agent shall, to the extent the Lenders have made funds available to it for such purpose and subject to Section 6.2 [Each Loan or Letter of Credit], fund such Revolving Credit Loans to the Domestic Borrowers in U.S. Dollars and to the Canadian Borrower in CD$ and immediately available funds at the Principal Office prior to 1:00 p.m., on the applicable Borrowing Date; provided that if any Lender fails to remit such funds to the Administrative Agent in a timely manner, the Administrative Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Lender on such Borrowing Date, and such Lender shall be subject to the repayment obligation in Section 2.6.2 [Presumptions by the Administrative Agent].

2.6.2         Presumptions by the Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender's share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.6.1 [Making Revolving Credit Loans] and may, in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Domestic Borrowers or the Canadian Borrower, as applicable, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation (ii) in the case of a payment to be made by the Domestic Borrowers, the interest rate applicable to Loans under the Base Rate Option, and (iii) in the case of a payment to be made by the Canadian Borrower, the interest rate applicable to Loans under the Canadian Prime Rate Option or the BA Rate Option, as applicable.  If such Lender pays its share of the applicable Loan to the Administrative Agent, then the amount so paid shall constitute such Lender's Loan.  Any payment by the Borrowers shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

2.6.3         Making Swing Loans. So long as PNC elects to make Swing Loans, PNC shall, after receipt by it of a Swing Loan Request pursuant to Section 2.5.2, [Swing Loan Requests] fund such Swing Loan to the Domestic Borrowers in U.S. Dollars and immediately available funds at the Principal Office prior to 4:00 p.m. on the Borrowing Date.

2.6.4         Repayment of Revolving Credit Loans.  The Borrowers shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date; provided that the Domestic Borrowers shall repay each Permitted Short Term Loan together with all outstanding interest thereon no later than the earlier to occur of (i) the tenth (10th) Business Day following the Lenders’ making of such Permitted Short Term Loan, and (ii) the first date on which the Domestic Borrowers shall not have on hand the Minimum Cash Requirement following the Lenders’ making of such Permitted Short Term Loan.

2.6.5         Borrowings to Repay Swing Loans. PNC may, at its option, exercisable at any time for any reason whatsoever, demand repayment of the Swing Loans, and each Domestic Lender shall make a Revolving Credit Loan in an amount equal to such Lender's Ratable Share of the aggregate principal amount of the outstanding Swing Loans, plus, if PNC so requests, accrued interest thereon, provided that no Domestic Lender shall be obligated in any event to make Revolving Credit Loans in excess of its unused Revolving Credit Commitment after deducting therefrom its Ratable Share of Letter of Credit Obligations and other Revolving Credit Loans then outstanding.  Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.5.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision.  PNC shall provide notice to the Domestic Lenders (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.6.5 and of the apportionment among the Domestic Lenders, and the Domestic Lenders shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.5.1 [Revolving Credit Loan Requests] are then satisfied) by the time PNC so requests, which shall not be earlier than 1:00 p.m. on the Business Day next after the date the Domestic Lenders receive such notice from PNC.

2.6.6         Trigger Event Election Period.  Notwithstanding anything to the contrary, the Borrowers shall not be permitted to request, and the Lenders shall not be obligated to make, any Loans (including, without limitation, Permitted Short Term Loans and Swing Loans) during any Trigger Event Election Period.

2.7           Notes.  The Obligation of the Borrowers to repay the aggregate unpaid principal amount of the Revolving Credit Loans and Swing Loans made to it by each Lender, together with interest thereon, shall be evidenced by a revolving credit Note (to the extent requested by such Lender) and a swing Note, dated the Closing Date payable to the order of such Lender in a face amount equal to the Revolving Credit Commitment, Canadian Commitment or Swing Loan Commitment, as applicable, of such Lender.

2.8           Use of Proceeds.  The proceeds of the Loans shall be used to (i) refinance Indebtedness of the Borrowers under the Existing Loan Agreement, (ii) pay fees and expenses associated with the financing contemplated herein, (iii) finance any Permitted Acquisition, (iv) provide for the ongoing working capital requirements and for other general corporate purposes of the Borrowers, in the case of each of clauses (i), (ii), (iii) and (iv) to the extent permitted hereunder.

2.9           Letter of Credit Subfacility.

2.9.1         Issuance of Letters of Credit.  Borrowers may at any time prior to the Expiration Date request the issuance of a Standby Letter of Credit or a Commercial Letter of Credit (each, a "Letter of Credit") on behalf of itself or, with respect to the Domestic Borrowers only, another Loan Party, or the amendment or extension of an existing Letter of Credit, by delivering or having such other Loan Party deliver to the Issuing Lender (with a copy to the Administrative Agent) a completed application and agreement for letters of credit, or request for such amendment or extension, as applicable, in such form as the Issuing Lender may specify from time to time by no later than 1:00 p.m. at least two (2) Business Days, or such shorter period as may be agreed to by the Issuing Lender, in advance of the proposed date of issuance.  Promptly after receipt of any letter of credit application, the Issuing Lender shall confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit application and if not, the Issuing Lender will provide Administrative Agent with a copy thereof.  Unless the Issuing Lender has received notice from any Lender, Administrative Agent or any Loan Party, at least one day prior to the requested date of issuance, amendment or extension of the applicable Letter of Credit, that one or more applicable conditions in Section 6 [Conditions of Lending and Issuance of Letters of Credit] is not satisfied, then, subject to the terms and conditions hereof and in reliance on the agreements of the other Lenders set forth in this Section 2.9, the Issuing Lender or any of the Issuing Lender's Affiliates will issue a Letter of Credit or agree to such amendment or extension; provided that each Letter of Credit shall (A) have a maximum maturity of twelve (12) months from the date of issuance, and (B) in no event expire later than the date which is 364 days after the Expiration Date; and provided further that in no event shall (i) the Letter of Credit Obligations exceed, at any one time, $50,000,000 (the "Letter of Credit Sublimit") or (ii) the Revolving Facility Usage of the Domestic Borrowers exceed, at any one time, the lesser of (a) the Revolving Credit Commitments, and (b) (i) until the occurrence of a Borrowing Base Trigger Event, the Simplified Borrowing Base of the Domestic Borrowers, or (ii) thereafter, the Borrowing Base, or (iii) the Revolving Facility Usage by the Canadian Borrower exceed, at any one time, the lesser of (a) the Canadian Commitments, and (b) (i) until the occurrence of a Borrowing Base Trigger Event, the Simplified Borrowing Base of the Canadian Borrower, or (ii) thereafter, the Canadian Borrowing Base.  Each request by the Borrowers for the issuance, amendment or extension of a Letter of Credit shall be deemed to be a representation by the Borrowers that the Borrowers shall be in compliance with the preceding sentence and with Section 6 [Conditions of Lending and Issuance of Letters of Credit] after giving effect to the requested issuance, amendment or extension of such Letter of Credit.  Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to the beneficiary thereof, the Issuing Lender will also deliver to Borrowers and Administrative Agent a true and complete copy of such Letter of Credit or amendment.  The Borrowers, the Administrative Agent, the Lenders and the Issuing Lender agree that the Existing Letters of Credit shall be deemed Letters of Credit hereunder as if issued by an Issuing Lender.

If the Borrowers so request in any applicable application for a Letter of Credit, the Issuing Lender may, in its reasonable discretion, agree to issue a Standby Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Issuing Lender to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Standby Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date” ) in each such twelve-month period to be agreed upon at the time such Standby Letter of Credit is issued.  Unless otherwise directed by the Issuing Lender, the Borrowers shall not be required to make a specific request to the Issuing Lender for any such extension.  Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the Issuing Lender to permit the extension of such Standby Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Issuing Lender shall not permit any such extension if (A) the Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Standby Letter of Credit in its revised form (as extended) under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Lender or the Borrowers that one or more of the applicable conditions specified in Section 6.2 [Each Loan or Letter of Credit] is not then satisfied, and in each such case directing the Issuing Lender not to permit such extension.

Notwithstanding any other provision hereof, the Issuing Lender shall not be required to issue any Letter of Credit, if (a) any Lender is at such time a Defaulting Lender or a Deteriorating Lender hereunder, unless the Issuing Lender has entered into satisfactory arrangements with the Borrowers or such Defaulting Lender or Deteriorating Lender to eliminate the Issuing Lender's risk with respect to such Defaulting Lender or Deteriorating Lender (it being understood that the Issuing Lender shall consider the Borrowers or such Defaulting Lender or Deteriorating Lender providing cash collateral to the Administrative Agent, for the benefit of the Issuing Lender, to secure such Defaulting Lender’s or Deteriorating Lender’s Ratable Share of the Letter of Credit, a satisfactory arrangement), or (b) any order, judgment or decree of any Official Body or arbitrator shall by its terms purport to enjoin or restrain the Issuing Lender from issuing the Letter of Credit, or any Law applicable to the Issuing Lender or any request or directive (whether or not having the force of Law) from any Official Body with jurisdiction over the Issuing Lender shall prohibit, or request that the Issuing Lender refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the Issuing Lender with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Lender in good faith deems material to it.

2.9.2         Letter of Credit Fees.  The Domestic Borrowers and the Canadian Borrower shall pay (i) to the Administrative Agent for the ratable account of the Domestic Lenders or Canadian Lenders, as applicable, a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate, and (ii) to the Issuing Lender for its own account a fronting fee equal to one-quarter of one percent (0.25%) per annum (in each case computed on the basis of a year of 360 days and actual days elapsed), which fees shall be computed on the daily average Letter of Credit Obligations of the Domestic Borrowers and the Canadian Borrower, as applicable, and shall be payable quarterly in arrears on each Payment Date following issuance of each Letter of Credit.  The Domestic Borrowers and the Canadian Borrower shall also pay to the Issuing Lender for the Issuing Lender's sole account the Issuing Lender's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Issuing Lender may generally charge or incur from time to time in connection with the issuance, maintenance, amendment (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

2.9.3         Disbursements, Reimbursement.  Immediately upon the issuance of each Letter of Credit, (a) each Domestic Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit issued for the account of a Domestic Borrower and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively, and (b) each Canadian Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Lender a participation in such Letter of Credit issued for the account of the Canadian Borrower and each drawing thereunder in an amount equal to such Lender's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

2.9.3.1                In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Lender will promptly notify the applicable Borrowers and the Administrative Agent thereof.  Provided that it shall have received such notice, the applicable Borrowers shall reimburse (such obligation to reimburse the Issuing Lender shall sometimes be referred to as a "Reimbursement Obligation") the Issuing Lender prior to 1:00 p.m. on each date that an amount is paid by the Issuing Lender under any Letter of Credit (each such date, a "Drawing Date") by paying to the Administrative Agent for the account of the Issuing Lender an amount equal to the amount so paid by the Issuing Lender.  In the event the applicable Borrowers fail to reimburse the Issuing Lender (through the Administrative Agent) for the full amount of any drawing under any Letter of Credit by 1:00 p.m. on the Drawing Date, the Administrative Agent will promptly notify each Domestic Lender and Canadian Lender thereof, as applicable, and the applicable Borrowers shall be deemed to have requested that Revolving Credit Loans be made by the applicable Lenders under the Base Rate Option or Canadian Prime Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and subject to the conditions set forth in Section 6.2 [Each Loan or Letter of Credit] other than any notice requirements.  Any notice given by the Administrative Agent or the Issuing Lender pursuant to this Section 2.9.3.1 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

2.9.3.2                Each Domestic Lender or Canadian Lender, as applicable, shall upon any notice pursuant to Section 2.9.3.1 make available to the Administrative Agent for the account of the Issuing Lender an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Lenders shall (subject to Section 2.9.3 [Disbursement; Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option or Canadian Prime Rate Option to the applicable Borrowers in that amount.  If any Lender so notified fails to make available to the Administrative Agent for the account of the Issuing Lender the amount of such Lender's Ratable Share of such amount by no later than 1:00 p.m. on the Drawing Date, then interest shall accrue on such Lender's obligation to make such payment, from the Drawing Date to the date on which such Lender makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three (3) days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option or Canadian Prime Rate Option, as applicable, on and after the fourth day following the Drawing Date.  The Administrative Agent and the Issuing Lender will promptly give notice (as described in Section 2.9.3.1 above) of the occurrence of the Drawing Date, but failure of the Administrative Agent or the Issuing Lender to give any such notice on the Drawing Date or in sufficient time to enable any Lender to effect such payment on such date shall not relieve such Lender from its obligation under this Section 2.9.3.2.

2.9.3.3                With respect to any unreimbursed drawing that is not converted into Revolving Credit Loans under the Base Rate Option or Canadian Prime Rate Option to the applicable Borrowers in whole or in part as contemplated by Section 2.9.3.1, because of the Borrowers’ failure to satisfy the conditions set forth in Section 6.2 [Each Loan or Letter of Credit] other than any notice requirements, or for any other reason, the Borrowers shall be deemed to have incurred from the Issuing Lender a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing.  Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option or Canadian Prime Rate Option, as applicable.  Each Lender's payment to the Administrative Agent for the account of the Issuing Lender pursuant to Section 2.9.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing (each a "Participation Advance") from such Lender in satisfaction of its participation obligation under this Section 2.9.3.

2.9.4         Repayment of Participation Advances.

2.9.4.1                Upon (and only upon) receipt by the Administrative Agent for the account of the Issuing Lender of immediately available funds from the applicable Borrowers (i) in reimbursement of any payment made by the Issuing Lender under the Letter of Credit with respect to which any Lender has made a Participation Advance to the Administrative Agent, or (ii) in payment of interest on such a payment made by the Issuing Lender under such a Letter of Credit, the Administrative Agent on behalf of the Issuing Lender will pay to each Lender, in the same funds as those received by the Administrative Agent, the amount of such Lender's Ratable Share of such funds, except the Administrative Agent shall retain for the account of the Issuing Lender the amount of the Ratable Share of such funds of any Lender that did not make a Participation Advance in respect of such payment by the Issuing Lender.

2.9.4.2                If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, monitor, interim monitor, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of the Issuing Lender pursuant to this Section in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Domestic Lender or Canadian Lender, as applicable, shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Issuing Lender the amount of its Ratable Share of any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

2.9.5         Documentation.  Each Loan Party agrees to be bound by the terms of the Issuing Lender's application and agreement for Letters of Credit and the Issuing Lender's written regulations and customary practices relating to Letters of Credit, though such interpretation may be different from such Loan Party's own.  In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern.  It is understood and agreed that, except in the case of gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction), the Issuing Lender shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

2.9.6         Determinations to Honor Drawing Requests.  In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the Issuing Lender shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

2.9.7         Nature of Participation and Reimbursement Obligations.  Each Lender's obligation in accordance with this Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the Obligations of the Borrowers to reimburse the Issuing Lender upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 under all circumstances, including the following circumstances:

(i)             any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Issuing Lender or any of its Affiliates, any Borrower or any other Person for any reason whatsoever, or which any Loan Party may have against the Issuing Lender or any of its Affiliates, any Lender or any other Person for any reason whatsoever;

(ii)            the failure of any Loan Party or any other Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests], Section 2.6 [Making Revolving Credit Loans and Swing Loans; Etc.] or Section 6.2 [Each Loan or Letter of Credit] or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Lenders to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

(iii)           any lack of validity or enforceability of any Letter of Credit;

(iv)           any claim of breach of warranty that might be made by any Loan Party or any Lender against any beneficiary of a Letter of Credit, or the existence of any claim, set-off, recoupment, counterclaim, crossclaim, defense or other right which any Loan Party or any Lender may have at any time against a beneficiary, successor beneficiary any transferee or assignee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the Issuing Lender or its Affiliates or any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

(v)           the lack of power or authority of any signer of (or any defect in or forgery of any signature or endorsement on) or the form of or lack of validity, sufficiency, accuracy, enforceability or genuineness of any draft, demand, instrument, certificate or other document presented under or in connection with any Letter of Credit, or any fraud or alleged fraud in connection with any Letter of Credit, or the transport of any property or provision of services relating to a Letter of Credit, in each case even if the Issuing Lender or any of its Affiliates has been notified thereof;

(vi)           payment by the Issuing Lender or any of its Affiliates under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

(vii)          the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii)         any failure by the Issuing Lender or any of its Affiliates to issue any Letter of Credit in the form requested by any Loan Party, unless the Issuing Lender has received written notice from such Loan Party of such failure within three Business Days after the Issuing Lender shall have furnished such Loan Party and the Administrative Agent a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix)           any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

(x)            any breach of this Agreement or any other Loan Document by any party thereto;

(xi)           the occurrence or continuance of an Insolvency Proceeding with respect to any Loan Party;

(xii)           the fact that an Event of Default or a Potential Default shall have occurred and be continuing;

(xiii)          the fact that the Expiration Date shall have passed or this Agreement or the Commitments hereunder shall have been terminated; and

(xiv)         any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, other than circumstances described in clauses (A) or (B) of Section 2.9.8 [Indemnity].

2.9.8         Indemnity. Each Borrower hereby agrees to protect, indemnify, pay and save harmless the Issuing Lender and any of its Affiliates that has issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Issuing Lender or any of its Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Issuing Lender as determined by a final non-appealable judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Issuing Lender or any of Issuing Lender's Affiliates of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Official Body. Notwithstanding anything to the contrary contained herein, the Canadian Borrower's obligation to pay and indemnify shall be limited to matters, fees, expenses charges and disbursement, or losses, claims, damages and liabilities which the Administrative Agent determines in its reasonable judgment to be properly attributable or allocable to the Canadian Borrower.

2.9.9         Liability for Acts and Omissions As between any Loan Party and the Issuing Lender, or the Issuing Lender's Affiliates, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, the Issuing Lender shall not be responsible for any of the following, including any losses or damages to any Loan Party or other Person or property relating therefrom:  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Issuing Lender or its Affiliates shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Lender or its Affiliates, as applicable, including any act or omission of any Official Body, and none of the above shall affect or impair, or prevent the vesting of, any of the Issuing Lender's or its Affiliates rights or powers hereunder.  Nothing in the preceding sentence shall relieve the Issuing Lender from liability for the Issuing Lender's gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction) in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.  In no event shall the Issuing Lender or its Affiliates be liable to any Loan Party for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys' fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

Without limiting the generality of the foregoing, the Issuing Lender and each of its Affiliates (i) may rely on any oral or other communication believed in good faith by the Issuing Lender or such Affiliate to have been authorized or given by or on behalf of the applicant for a Letter of Credit, (ii) may honor any presentation if the documents presented appear on their face substantially to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the Issuing Lender or its Affiliate; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Issuing Lender or its Affiliate in any way related to any order issued at the applicant's request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an "Order") and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the Issuing Lender or its Affiliates under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Issuing Lender or its Affiliates under any resulting liability to the Borrowers or any Lender.

2.9.10       Issuing Lender Reporting Requirements.  The Issuing Lender shall, on the first Business Day of each month, provide to Administrative Agent and Borrowers a schedule of the Letters of Credit issued by it, in form and substance reasonably satisfactory to Administrative Agent, showing the date of issuance of each Letter of Credit, the account party, the original face amount (if any), and the expiration date of any Letter of Credit outstanding at any time during the preceding month, and any other information relating to such Letter of Credit that the Administrative Agent may request.

2.9.11       Cash Collateral.  Without limiting and in addition to the provisions of Section 8.2.1 [Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings], upon the request of Administrative Agent, (i) if the Issuing Lender has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an Letter of Credit Borrowing, or (ii) if, on the Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, the Domestic Borrowers or the Canadian Borrower, as applicable, shall, in each case, immediately Cash Collateralize the then outstanding amount of all Letter of Credit Obligations.  The Borrowers hereby grant to the Administrative Agent, for the benefit of the Issuing Lender and the Lenders, a security interest in all cash collateral pledged pursuant to this Section or otherwise under this Agreement provided that any cash collateral of the Canadian Borrower shall secure only the Canadian Liabilities.

2.10         Increase in Revolving Credit Commitments.

2.10.1       Increasing Lenders and New Lenders.  The Domestic Borrowers may at any time request that (1) the current Domestic Lenders increase their Revolving Credit Commitments (any current Domestic Lender which elects to increase its Revolving Credit Commitment shall be referred to as an "Increasing Lender") or (2) one or more new lenders (each a "New Lender") join this Agreement and provide a Revolving Credit Commitment hereunder, subject to the following terms and conditions:

(i)             No Obligation to Increase.  No current Domestic Lender shall be obligated to increase its Revolving Credit Commitment and any increase in the Revolving Credit Commitment by any current Domestic Lender shall be in the reasonable discretion of such current Lender; or

(ii)            Minimum Increase Amount; Number of Requests.  Each request for an increase in the Revolving Credit Commitments shall be in an amount of not less than $25,000,000, and the Domestic Borrowers may make not more than three (3) such requests from and after the Closing Date.

(iii)           Maximum Amount of All Increases.  The aggregate amount of all increases in the Revolving Credit Commitments requested hereunder shall not exceed $75,000,000.

(iv)           Resolutions; Opinion.  The Borrowers shall deliver to the Administrative Agent on or before the effective date of such increase the following documents in a form reasonably acceptable to the Administrative Agent: (1) certifications of their corporate secretaries with attached resolutions certifying that the increase in the Revolving Credit Commitment has been approved by such Borrowers, and (2) an opinion of counsel addressed to the Administrative Agent and the Lenders addressing the authorization and execution of the Loan Documents by, and enforceability of the Loan Documents against, the Loan Parties.

(v)            Notes.  The Domestic Borrowers shall execute and deliver (1) to each Increasing Lender so requesting, a replacement revolving credit Note reflecting the new amount of such Increasing Lender's Revolving Credit Commitment after giving effect to the increase (and the prior Note issued to such Increasing Lender shall be deemed to be terminated) and (2) to each New Lender so requesting, a revolving credit Note reflecting the amount of such New Lender's Revolving Credit Commitment.

(vi)           Approval of New Lenders.  Any New Lender shall be subject to the approval of the Administrative Agent and the Domestic Borrowers (which approval of the Domestic Borrowers shall not be unreasonably withheld or delayed).

(vii)          Increasing Lenders.  Each Increasing Lender shall confirm its agreement to increase its Revolving Credit Commitment pursuant to an acknowledgement in a form acceptable to the Administrative Agent, signed by it and the Domestic Borrowers and delivered to the Administrative Agent at least five (5) days before the effective date of such increase.

(viii)         New Lenders – Joinder.  Each New Lender shall execute a lender joinder in substantially the form of Exhibit 2.10 pursuant to which such New Lender shall join and become a party to this Agreement and the other Loan Documents with a Revolving Credit Commitment in the amount set forth in such lender joinder.

2.10.2       Repayment of Outstanding Loans; Borrowing of New Loans.  On the effective date of such increase, the Domestic Borrowers shall repay all Loans then outstanding, subject to the Domestic Borrowers’ indemnity obligations under Section 4.10 [Indemnity]; provided that it may borrow new Loans with a Borrowing Date on such date. Each of the Domestic Lenders shall participate in any new Loans made on or after such date in accordance with their respective Ratable Shares after giving effect to the increase in Revolving Credit Commitments contemplated by this Section 2.10.

2.10.3       Outstanding Letters of Credit. Repayment of Outstanding Loans; Borrowing of New Loans.  On the effective date of such increase, each Increasing Lender and each New Lender (i) will be deemed to have purchased a participation in each then outstanding Letter of Credit equal to its Ratable Share of such Letter of Credit and the participation of each other Lender in such Letter of Credit shall be adjusted accordingly and (ii) will acquire (and will pay to the Administrative Agent, for the account of each Lender, in immediately available funds, an amount equal to) its Ratable Share of all outstanding Participation Advances.

2.11         Reduction of Revolving Credit Commitment.  The Domestic Borrowers shall have the right at any time after the Closing Date upon five (5) days' prior written notice to the Administrative Agent to permanently reduce (ratably among the Domestic Lenders in proportion to their Ratable Shares) the Revolving Credit Commitments, in whole multiples of $5,000,000, or to terminate completely the Revolving Credit Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Loans, together with outstanding Commitment Fees, the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage after giving effect to such prepayments to be equal to or less than the Revolving Credit Commitments as so reduced or terminated.  Any notice to reduce or terminate the Revolving Credit Commitments under this Section 2.11 shall be irrevocable.

2.11.2       Canadian Commitments. The Canadian Borrower shall have the right at any time after the Closing Date upon five (5) days' prior written notice to the Administrative Agent to permanently reduce (ratably among the Canadian Lenders in proportion to their Ratable Shares) the Canadian Commitments, in whole multiples of CD$5,000,000, or to terminate completely the Canadian Commitments, without penalty or premium except as hereinafter set forth; provided that any such reduction or termination shall be accompanied by prepayment of the Loans, together with outstanding Commitment Fees, the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.10 [Indemnity] hereof) to the extent necessary to cause the aggregate Revolving Facility Usage of the Canadian Borrower after giving effect to such prepayments to be equal to or less than the Canadian Commitments as so reduced or terminated.  Any notice to reduce or terminate the Canadian Commitments under this Section 2.11 shall be irrevocable.

2.11.3       Deemed Termination of Canadian Commitments. In the event that the Domestic Borrowers terminate the Domestic Commitments, the Canadian Commitments shall be deemed to have also been terminated, without any further action by the Domestic Borrowers or the Canadian Borrower.

3.             INTEREST RATES

3.1           Interest Rate Options.  The Borrowers shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option, the LIBOR Rate Option, the Canadian Prime Rate Option or the BA Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrowers may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche; provided that there shall not be at any one time outstanding more than six (6) Borrowing Tranches in the aggregate among all of the Loans and provided further that if an Event of Default or Potential Default exists and is continuing, the Borrowers may not request, convert to, or renew the LIBOR Rate Option or the BA Rate Option, as applicable, for any Loans and the Required Lenders may demand that all existing Borrowing Tranches bearing interest under the LIBOR Rate Option or the BA Rate Option, as applicable, shall be converted immediately to the Base Rate Option or the Canadian Prime Rate Option, as applicable, subject to the obligation of the Borrowers to pay any indemnity under Section 4.10 [Indemnity] in connection with such conversion.  If at any time the designated rate applicable to any Loan made by any Lender exceeds such Lender's highest lawful rate, the rate of interest on such Lender's Loan shall be limited to such Lender's highest lawful rate.

3.1.1         Revolving Credit Interest Rate Options; Swing Line Interest Rate.  The Borrowers shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans:

(i)            Revolving Credit Base Rate Option:  With respect to Loans to the Domestic Borrowers only, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate;

(ii)            Revolving Credit LIBOR Rate Option:  With respect to Loans to the Domestic Borrowers only, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBOR Rate plus the Applicable Margin;

(iii)           Revolving Credit Canadian Prime Rate Option:  With respect to Loans to the Canadian Borrower only, a fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Canadian Prime Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

(iv)           Revolving Credit BA Rate Option:  With respect to Loans to the Canadian Borrower only, a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the BA Rate plus the Applicable Margin.

Subject to Section 3.3 [Interest and Fees After Default], only the Base Rate Option applicable to Revolving Credit Loans shall apply to the Swing Loans.

3.1.2         Rate Quotations.  The Borrowers may call the Administrative Agent on or before the date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Administrative Agent or the Lenders nor affect the rate of interest which thereafter is actually in effect when the election is made.

3.2           Interest Periods.  At any time when the Borrowers shall select, convert to or renew a LIBOR Rate Option or BA Rate Option, as applicable, the Borrowers shall notify the Administrative Agent thereof at least three (3) Business Days prior to the effective date of such LIBOR Rate Option or such BA Rate Option, as applicable, by delivering a Loan Request.  The notice shall specify an Interest Period during which such Interest Rate Option shall apply.  Notwithstanding the preceding sentence, the following provisions shall apply to any selection of, renewal of, or conversion to a LIBOR Rate Option or a BA Rate Option, as applicable:

3.2.1         Amount of Borrowing Tranche.  Each Borrowing Tranche of Loans under the LIBOR Rate Option shall be in integral multiples of $500,000 and not less than $1,000,000 and Each Borrowing Tranche of Loans under the BARate Option shall be in integral multiples of CD$500,000 and not less than CD$1,000,000; and

3.2.2         Renewals.  In the case of the renewal of a LIBOR Rate Option or a BA Rate Option, as applicable, at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

3.3           Interest and Fees After Default.  To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, and at the discretion of the Administrative Agent or upon written demand by the Required Lenders to the Administrative Agent:

3.3.1         Letter of Credit Fees, Interest Rate.  The Letter of Credit Fees and the rate of interest for each Loan otherwise applicable pursuant to Section 2.9.2 [Letter of Credit Fees] or Section 3.1 [Interest Rate Options], respectively, shall be increased by two percent (2.0%) per annum;

3.3.2         Other Obligations.  Each other Obligation hereunder (excluding Lender Provided Interest Rate Hedges and Other Lender Provided Financial Service Products) if not paid when due shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option or the Canadian Prime Rate Option, as applicable, plus an additional two percent (2.0%) per annum from the time such Obligation becomes due and payable and until it is paid in full; and

3.3.3         Acknowledgment.  Each Borrower acknowledges that the increase in rates referred to in this Section 3.3 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Lenders are entitled to additional compensation for such risk; and all such interest shall be payable by Borrowers upon demand by Administrative Agent.

3.4           LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available.

3.4.1         Unascertainable.  If on any date on which a LIBOR Rate or BA Rate would otherwise be determined, the Administrative Agent shall have reasonably determined that:

(i)             adequate and reasonable means do not exist for ascertaining such LIBOR Rate or BA Rate, or

(ii)            a contingency has occurred which materially and adversely affects the London interbank eurodollar market relating to the LIBOR Rate,

then the Administrative Agent shall have the rights specified in Section 3.4.3 [Administrative Agent's and Lenders’ Rights].

3.4.2         Illegality; Increased Costs; Deposits Not Available.  If at any time any Lender shall have reasonably determined that:

(i)             the making, maintenance or funding of any Loan to which a LIBOR Rate Option or a BA Rate Option applies has been made impracticable or unlawful by compliance by such Lender in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

(ii)            such LIBOR Rate Option or BA Rate Option will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any such Loan, or

(iii)           after making all reasonable efforts, deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBOR Rate Option applies, respectively, are not available to such Lender with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Administrative Agent shall have the rights specified in Section 3.4.3 [Administrative Agent's and Lenders’ Rights].

3.4.3         Administrative Agent's and Lenders’ Rights.  In the case of any event specified in Section 3.4.1 [Unascertainable] above, the Administrative Agent shall promptly so notify the Lenders and the Borrowers thereof, and in the case of an event specified in Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Lender shall promptly so notify the Administrative Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Administrative Agent shall promptly send copies of such notice and certificate to the other Lenders and the Borrowers.  Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Lenders, in the case of such notice given by the Administrative Agent, or (B) such Lender, in the case of such notice given by such Lender, to allow the Borrowers to select, convert to or renew a LIBOR Rate Option or a BA Rate Option shall be suspended until the Administrative Agent shall have later notified the Borrowers, or such Lender shall have later notified the Administrative Agent, of the Administrative Agent's or such Lender's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist.  If at any time the Administrative Agent makes a determination under Section 3.4.1 [Unascertainable] and the Borrowers have previously notified the Administrative Agent of their selection of, conversion to or renewal of a LIBOR Rate Option or a BA Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option or the Canadian Prime Rate Option otherwise available with respect to such Loans.  If any Lender notifies the Administrative Agent of a determination under Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrowers shall, subject to the Borrowers’ indemnification Obligations under Section 4.10 [Indemnity], as to any Loan of the Lender to which a LIBOR Rate Option or a BA Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option or the Canadian Prime Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.6 [Voluntary Prepayments].  Absent due notice from the Borrowers of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option or the Canadian Prime Rate Option otherwise available with respect to such Loan upon such specified date.

3.5           Selection of Interest Rate Options.  If the Borrowers fail to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBOR Rate Option or the BA Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrowers shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option or the Canadian Prime Rate Option, as applicable, commencing upon the last day of the existing Interest Period.

3.6           Interest Act (Canada).  For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid hereunder is to be calculated on the basis of a year of 360 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 360 or such other period of time, as the case may be.  Calculations of interest shall be made using the nominal rate method of calculation, and will not be calculated using the effective rate method of calculation or any other basis that gives effect to the principle of deemed reinvestment of interest.

4.             PAYMENTS

4.1           Payments.  All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Administrative Fee or other fees or amounts due from the Borrowers hereunder shall be payable prior to 1:00 p.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue.  Such payments shall be made to the Administrative Agent at its Principal Office for the account of PNC with respect to the Swing Loans in U.S. Dollars and to the Administrative Agent at the Principal Office  for the ratable accounts of the applicable Lenders with respect to the Revolving Credit Loans in the currency in which such Revolving Credit Loans were made, and in each case in immediately available funds, and the Administrative Agent shall promptly distribute such amounts to the Lenders in immediately available funds; provided that in the event payments are received by 1:00 p.m. by the Administrative Agent with respect to the Loans and such payments are not distributed to the applicable Lenders on the same day received by the Administrative Agent, the Administrative Agent shall pay the applicable Lenders the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Administrative Agent and not distributed to such Lenders.  The Administrative Agent's and each Lender's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

4.2           Pro Rata Treatment of Lenders; Repayment of Advances.

4.2.1         Pro Rata Treatment of Lenders.  Each borrowing of Revolving Credit Loans shall be allocated to each Lender according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrowers with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Administrative Fee and the Issuing Lender's fronting fee) or amounts due from the Borrowers hereunder to the Lenders with respect to the Commitments and Loans, shall (except as otherwise may be provided with respect to a Defaulting Lender and except as provided in Section 3.4.3 [Administrative Agent's and Lenders’ Rights] in the case of an event specified in Section 3.4 [LIBOR Rate Unascertainable; Etc.], Section 4.6.2 [Replacement of a Lender] or Section 4.8 [Increased Costs]) be payable ratably among the Lenders entitled to such payment in accordance with the amount of principal, interest, Commitment Fees, Letter of Credit Fees, and other fees or amounts then due or payable such Lenders as set forth in this Agreement.  Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrowers of principal, interest, fees or other amounts from the Borrowers with respect to Swing Loans shall be made by or to PNC according to Section 2.6.5 [Borrowings to Repay Swing Loans].

4.2.2         Repayment of Advances.  If the Administrative Agent is required at any time to return to any Loan Party, or to a trustee, receiver, monitor, interim monitor, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of any payment made by any Loan Party to the Administrative Agent for the account of any Lender pursuant to this Section, such Lender shall, on demand of the Administrative Agent, forthwith return to the Administrative Agent for the account of the Administrative Agent any amounts so returned by the Administrative Agent plus interest thereon from the date such demand is made to the date such amounts are returned by such Lender to the Administrative Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

4.3           Sharing of Payments by Lenders.  If any Lender shall, by exercising any right of setoff, counterclaim or banker's lien, by receipt of voluntary payment, by realization upon security, or by any other non-pro rata source, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender's receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than the pro-rata share of the amount such Lender is entitled thereto, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)             any amounts of the Canadian Borrower so offset shall be applied solely to the Canadian Liabilities and any participations purchased by a Canadian Lender shall solely be participations in the Canadian Liabilities of other Canadian Lenders;

(ii)            if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by Law (including court order) to be paid by the Lender or the holder making such purchase; and

(iii)           the provisions of this Section 4.3 shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of the Loan Documents or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or Participation Advances to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this Section 4.3 shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may, during the continuance of an Event of Default, exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.
Any Lender that fails at any time to comply with the provisions of this Section 4.3 shall be deemed a Defaulting Lender until such time as it performs its obligations hereunder and is not otherwise a Defaulting Lender for any other reason.

4.4           Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from any Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that such Borrower will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the applicable Lenders or the Issuing Lender, as the case may be, the amount due.  In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

4.5           Interest Payment Dates.  Interest on Loans to which the Base Rate Option or the Canadian Prime Rate Option applies shall be due and payable in arrears on each Payment Date.  Interest on Loans to which the LIBOR Rate Option or the BA Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period.  Interest on mandatory prepayments of principal under Section 4.7 [Mandatory Prepayments] shall be due on the date such mandatory prepayment is due.  Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated Expiration Date, upon acceleration or otherwise).

4.6           Voluntary Prepayments.

4.6.1         Right to Prepay.  The Borrowers shall have the right at their option from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.6.2 [Replacement of a Lender] below, in Section 4.8 [Increased Costs] and Section 4.10 [Indemnity]).  Whenever the Borrowers desire to prepay any part of the Loans, they shall provide a prepayment notice to the Administrative Agent by 1:00 p.m. at least one (1) Business Day prior to the date of prepayment of the Revolving Credit Loans or no later than 1:00 p.m. on the date of prepayment of Swing Loans, setting forth the following information:

(w)           the date, which shall be a Business Day, on which the proposed prepayment is to be made;

(x)            a statement indicating the application of the prepayment between the Revolving Credit Loans and Swing Loans;

(y)           a statement indicating the application of the prepayment between Loans to which the Base Rate Option or the Canadian Prime Rate Option, as applicable, applies and Loans to which the LIBOR Rate Option or the BA Rate Option, as applicable, applies; and

(z)            the total principal amount of such prepayment, which shall not be less than the lesser of (i) the Revolving Facility Usage or (ii) $100,000 for any Swing Loan or $500,000 for any Revolving Credit Loan (or CD$500,000 for any Revolving Credit Loan owing by the Canadian Borrower).

All prepayment notices shall be irrevocable.  The principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option or Canadian Prime Rate Option, as applicable, applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made.  Except as provided in Section 3.4.3 [Administrative Agent's and Lenders’ Rights], if the Borrowers prepay a Loan but fail to specify the applicable Borrowing Tranche which the Borrowers are prepaying, the prepayment shall be applied first to Loans to which the Base Rate Option or the Canadian Prime Rate Option, as applicable, applies, then to Loans to which the LIBOR Rate Option or the BA Rate Option, as applicable, applies.  Any prepayment hereunder shall be subject to the Borrowers’ Obligation to indemnify the Lenders under Section 4.10 [Indemnity].

4.6.2         Replacement of a Lender.  In the event any Lender or the Issuing Lender (i) gives notice under Section 3.4 [LIBOR Rate Unascertainable, Etc.], (ii) requests compensation under Section 4.8 [Increased Costs], or requests that the Borrowers to pay any additional amount to any Lender or Issuing Lender or any Official Body for the account of any Lender or Issuing Lender pursuant to Section 4.9 [Taxes], (iii) is a Defaulting Lender or Deteriorating Lender, (iv) becomes subject to the control of an Official Body (other than normal and customary supervision), or (v) is a Non-Consenting Lender referred to in Section 10.1 [Modifications, Amendments or Waivers], then in any such event the Borrowers may, at their sole expense, upon notice to such Lender and the Administrative Agent, require such Lender or Issuing Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.8 [Successors and Assigns]), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(i)            the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 10.8 [Successors and Assigns];

(ii)           such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and Participation Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.10 [Indemnity]) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(iii)           in the case of any such assignment resulting from a claim for compensation under Section 4.8.1 [Increased Costs Generally] or payments required to be made pursuant to Section 4.9 [Taxes], such assignment will result in a reduction in such compensation or payments thereafter; and

(iv)           such assignment does not conflict with applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrrowers to require such assignment and delegation cease to apply.

4.7           Mandatory Prepayments.

4.7.1        Disposition of Assets; Indebtedness.  Within five (5) Business Days of any sale of assets in excess of $2,500,000 in the aggregate in any fiscal year [authorized] by Section 7.2.7(v) or Section 7.2.7(vi) [Disposition of Assets or Subsidiaries], the Borrowers shall make a mandatory prepayment of principal on the Revolving Credit Loans equal to the Net Proceeds of such sale, together with accrued interest on such principal amount; provided that prior to the occurrence of an Event of Default or a Trigger Event Election, the Borrowers may, in lieu of making such mandatory prepayment, utilize such Net Proceeds for purposes of replacing the assets in respect of which such Net Proceeds were received within 180 days of the occurrence of such sale.  Within five (5) Business Days of any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of (and payments in lieu thereof), any property or asset of any Loan Party, except as provided in Schedule 7.1.3, the Borrowers shall make a mandatory prepayment of principal on the Revolving Credit Loans equal to the Net Proceeds received by the Loan Parties in connection therewith, together with accrued interest on such principal amount.  Within five (5) Business Days of the incurrence by any Loan Party of any Indebtedness other than Indebtedness described in Section 7.2.1 [Indebtedness], the Borrowers shall make a mandatory prepayment of principal on the Revolving Credit Loans equal to the Net Proceeds of such Indebtedness received by the Loan Parties, together with accrued interest on such principal amount.  All prepayments pursuant to this Section 4.7.1 shall not reduce the Revolving Credit Commitments hereunder. All prepayments pursuant to this Section 4.7.1 made by the Canadian Borrower or its Subsidiaries shall be applied solely to the Canadian Liabilities.

4.7.2         Borrowing Base Exceeded; Canadian Borrowing Base Exceeded.  From and after the occurrence of a Trigger Event Election or an Event of Default, whenever the Revolving Facility Usage exceeds the lesser of (i) the Revolving Credit Commitments, and (ii) the Borrowing Base, the Borrowers shall make, within one (1) Business Day after the Borrowers learn of such excess and whether or not the Administrative Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the outstanding principal balance of the Revolving Credit Loans over the Borrowing Base, together with accrued interest on such principal amount, and, if necessary thereafter, Cash Collateralize the outstanding Letter of Credit Obligations in an aggregate amount equal to such excess.  From and after the occurrence of a Trigger Event Election or an Event of Default, whenever the Revolving Facility Usage of the Canadian Borrower exceeds the lesser of (i) the Canadian Commitments, and (ii) the Canadian Borrowing Base, the Canadian Borrower shall make, within one (1) Business Day after the Canadian Borrower learns of such excess and whether or not the Administrative Agent has given notice to such effect, a mandatory prepayment of principal equal to the excess of the outstanding principal balance of the Revolving Credit Loans with respect to the Canadian Borrower over the Canadian Borrowing Base, together with accrued interest on such principal amount, and, if necessary thereafter, Cash Collateralize the outstanding Letter of Credit Obligations in an aggregate amount equal to such excess.

4.7.3         Receipt and Application of Payment.  The Borrowers shall prepay the Loans in accordance with the provisions of Section 7.1.10 [Cash Management].

4.7.4         Application Among Interest Rate Options.  All prepayments required pursuant to this Section 4.7 shall first be applied among the Interest Rate Options to the principal amount of the Loans subject to the Base Rate Option or the Canadian Prime Rate Option, as applicable, then to Loans subject to a LIBOR Rate Option or a BA Rate Option, as applicable.  In accordance with Section 4.10 [Indemnity], the Borrowers shall indemnify the Lenders for any loss or expense incurred with respect to any such prepayments applied against Loans subject to a LIBOR Rate Option or a BA Rate Option, as applicable, on any day other than the last day of the applicable Interest Period.

4.8           Increased Costs.

4.8.1         Increased Costs Generally.  If any Change in Law shall:

(i)             impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the LIBOR Rate) or the Issuing Lender;

(ii)           subject any Lender or the Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit, any participation in a Letter of Credit or any Loan under the LIBOR Rate Option or BA Rate Option made by it, or change the basis of taxation of payments to such Lender or the Issuing Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.9 [Taxes] and the imposition of, or any change in the rate of, any Excluded Tax payable by such Lender or the Issuing Lender); or

(iii)           impose on any Lender, the Issuing Lender or the London interbank market any other condition, cost or expense affecting this Agreement or any Loan under the LIBOR Rate Option made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan under the LIBOR Rate Option or BA Rate Option (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Issuing Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Issuing Lender, the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender, as the case may be, for such additional costs incurred or reduction suffered.

4.8.2         Capital Requirements.  If any Lender or the Issuing Lender determines that any Change in Law affecting such Lender or the Issuing Lender or any lending office of such Lender or such Lender's or the Issuing Lender's holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Lender's capital or on the capital of such Lender's or the Issuing Lender's holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Lender, to a level below that which such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Lender's policies and the policies of such Lender's or the Issuing Lender's holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the Issuing Lender, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Lender or such Lender's or the Issuing Lender's holding company for any such reduction suffered.

4.8.3         Certificates for Reimbursement; Repayment of Outstanding Loans; Borrowing of New Loans.  A certificate of a Lender or the Issuing Lender setting forth the amount or amounts necessary to compensate such Lender or the Issuing Lender or its holding company, as the case may be, as specified in Section 4.8.1 [Increased Costs Generally] or Section 4.8.2 [Capital Requirements] and delivered to the Borrowers shall be conclusive absent manifest error.  The Borrowers shall pay such Lender or the Issuing Lender, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

4.8.4        Delay in Requests.  Failure or delay on the part of any Lender or the Issuing Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Lender's right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Issuing Lender, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Lender's intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).

4.9           Taxes.

4.9.1         Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required by applicable Law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall timely pay the full amount deducted to the relevant Official Body in accordance with applicable Law.

4.9.2         Payment of Other Taxes by the Borrowers.  Without limiting the provisions of Section 4.9.1 [Payments Free of Taxes] above, the Borrowers shall timely pay any Other Taxes to the relevant Official Body in accordance with applicable Law.

4.9.3         Indemnification by the Borrowers; Treatment of Certain Refunds.

4.9.3.1                Indemnification By the Borrowers.  The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Official Body.  A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender or the Issuing Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Lender, shall be conclusive absent manifest error.

4.9.3.2                Treatment of Certain Refunds.  If the Administrative Agent, any Lender or the Issuing Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrowers or with respect to which the Borrowers have paid additional amounts pursuant to Section 4.9.3.1 [Indemnification By the Borrowers], it shall pay to the Borrowers an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrowers under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Lender, as the case may be, and without interest (other than any interest paid by the relevant Official Body with respect to such refund), provided that the Borrowers, upon the request of the Administrative Agent, such Lender or the Issuing Lender, agree to repay the amount paid over to the Borrowers (plus any penalties, interest or other charges imposed by the relevant Official Body) to the Administrative Agent, such Lender or the Issuing Lender in the event that the Administrative Agent, such Lender or the Issuing Lender is required to repay such refund to such Official Body.  This Section 4.9.3.2 shall not be construed to require the Administrative Agent, any Lender or the Issuing Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrowers or any other Person.

4.9.4         Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to an Official Body, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Official Body evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

4.9.5         Status of Lenders.  Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Law of the jurisdiction in which any Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrowers (with a copy to the Administrative Agent), at the time or times prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Law as will permit such payments to be made without withholding or at a reduced rate of withholding.  Notwithstanding the submission of such documentation claiming a reduced rate of or exemption from U.S. withholding tax, the Administrative Agent shall be entitled to withhold United States federal income taxes at the full thirty percent (30%) withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the United States Income Tax Regulations.  Further, the Administrative Agent is indemnified under § 1.1461-1(e) of the United States Income Tax Regulations against any claims and demands of any Lender or assignee or participant of a Lender for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code.  In addition, any Lender, if requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, in the event that any Borrower is resident for tax purposes in the United States of America, any Foreign Lender shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrowers or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(i)             two (2) duly completed valid originals of IRS Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(ii)            two (2) duly completed valid originals of IRS Form W-8ECI,

(iii)           in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a "bank" within the meaning of section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Loan Party within the meaning of section 881(c)(3)(B) of the Code, or (C) a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code and (y) two duly completed valid originals of IRS Form W-8BEN,

(iv)           any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers to determine the withholding or deduction required to be made, or

(v)           To the extent that any Lender is not a Foreign Lender, such Lender shall submit to the Administrative Agent two (2) originals of an IRS Form W-9 or any other form prescribed by applicable Law demonstrating that such Lender is not a Foreign Lender.

4.10         Indemnity.  In addition to the compensation or payments required by Section 4.8 [Increased Costs] or Section 4.9 [Taxes], the Borrowers shall indemnify each Lender against all liabilities, losses or expenses (including loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract) which such Lender sustains or incurs as a consequence of any:

(i)             payment, prepayment, conversion or renewal of any Loan to which a LIBOR Rate Option or BA Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

(ii)            attempt by any Borrower to revoke (expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.6 [Voluntary Prepayments],

(iii)           claims of, or amounts paid by the Administrative Agent, any Lender or any Affiliate of any Lender to a Blocked Account Bank or other Person which has entered into a control agreement (including, without limitation, a Blocked Account Agreement) with the Administrative Agent, any Lender or any Affiliate of any Lender hereunder; or

(iv)           default by any Borrower in the performance or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of any Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee or any other amount due hereunder.

If any Lender sustains or incurs any such loss or expense, it shall from time to time notify the Borrowers of the amount determined in good faith by such Lender (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Lender shall deem reasonable) to be necessary to indemnify such Lender for such loss or expense.  Such notice shall set forth in reasonable detail the basis for such determination.  Such amount shall be due and payable by the Borrowers to such Lender ten (10) Business Days after such notice is given.

4.11           Settlement Date Procedures. In order to minimize the transfer of funds between the Lenders and the Administrative Agent, the Borrowers may borrow, repay and reborrow Swing Loans and PNC may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitments] hereof during the period between Settlement Dates.  The Administrative Agent shall notify each Lender of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share").  On such Settlement Date, each Lender shall pay to the Administrative Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Administrative Agent shall pay to each Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.  The Administrative Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and may at its option effect settlement on any other Business Day.  These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section 4.11 shall relieve the Lenders of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.1.2 [Swing Loan Commitment].  The Administrative Agent may at any time at its option for any reason whatsoever require each Lender to pay immediately to the Administrative Agent such Lender's Ratable Share of the outstanding Revolving Credit Loans and each Lender may at any time require the Administrative Agent to pay immediately to such Lender its Ratable Share of all payments made by the Borrowers to the Administrative Agent with respect to the Revolving Credit Loans.

5.           REPRESENTATIONS AND WARRANTIES

5.1           Representations and Warranties.  The Loan Parties, jointly and severally, represent and warrant to the Administrative Agent and each of the Lenders as follows:

5.1.1         Organization and Qualification; Power and Authority; Compliance With Laws; Title to Properties; Event of Default.  Each Loan Party and each Subsidiary of each Loan Party (i) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, (iii) is duly licensed or qualified and in good standing in each jurisdiction listed on Schedule 5.1.1 and in all other jurisdictions where the property owned or leased by it or the nature of the business transacted by it or both makes such licensing or qualification necessary, except where the failure to be so licensed, qualified and in good standing is not reasonably likely to result in a Material Adverse Change, (iv) has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part, (v) is in compliance in all material respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.14 [Environmental Matters]) in all jurisdictions in which any Loan Party or Subsidiary of any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change, and (vi) has good and, as to real property, marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens.  No Event of Default or Potential Default exists or is continuing.

5.1.2         Subsidiaries and Owners; Investment Companies.  As of the Closing Date, Schedule 5.1.2 states (i) the name of each of the Loan Parties’ Subsidiaries, its jurisdiction of organization and the amount, percentage and type of equity interests in such Subsidiary (the "Subsidiary Equity Interests"), (ii) the name of each holder of an equity interest in each Loan Party (other than DSW), the amount, percentage and type of such equity interest (the "Loan Party Equity Interests"), and (iii) any options, warrants or other rights outstanding to purchase any such equity interests referred to in clause (i) or (iii) (collectively the "Equity Interests").  Each Loan Party and each Subsidiary of each Loan Party has good and marketable title to all of the Subsidiary Equity Interests it purports to own, free and clear in each case of any Lien and all such Subsidiary Equity Interests have been validly issued, fully paid and nonassessable.  None of the Loan Parties or Subsidiaries of any Loan Party is an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control."

5.1.3         Validity and Binding Effect.  This Agreement and each of the other Loan Documents (i) has been duly and validly executed and delivered by each Loan Party, and (ii) constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto, enforceable against such Loan Party in accordance with its terms.

5.1.4         No Conflict; Material Agreements; Consents.  Neither the execution and delivery of this Agreement or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) in any material respect, any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party or any of its Subsidiaries (other than Liens granted under the Loan Documents).  There is no default under such material agreement (referred to above) and none of the Loan Parties or their Subsidiaries is bound by any contractual obligation, or subject to any restriction in any organization document, or any requirement of Law which is reasonably likely to result in a Material Adverse Change.  No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents.

5.1.5         Litigation.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party or any Subsidiary of such Loan Party at law or in equity before any Official Body which individually or in the aggregate are reasonably likely to  result in any Material Adverse Change.  None of the Loan Parties or any Subsidiaries of any Loan Party is in violation of any order, writ, injunction or any decree of any Official Body which is reasonably likely to  result in any Material Adverse Change.

5.1.6         Financial Statements.

(i)             Historical Statements.  The Borrowers have delivered to the Administrative Agent copies of their audited consolidated year-end financial statements for and as of the end of the Borrowers’ fiscal year ended January 30, 2010.  In addition, the Borrowers have delivered to the Administrative Agent copies of their unaudited consolidated interim financial statements for the fiscal year to date and as of the end of the fiscal quarter ended May 1, 2010 (all such annual and interim statements being collectively referred to as the "Statements").  The Statements were compiled from the books and records maintained by the Borrowers’ management, are correct and complete and fairly represent the consolidated financial condition of the Borrowers and their Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the interim statements) to normal year-end audit adjustments.

(ii)            Accuracy of Financial Statements.  As of the respective dates of the Statements, no Loan Party nor any Subsidiary of any Loan Party has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of any Loan Party or any Subsidiary of any Loan Party which may cause a Material Adverse Change.  Since January 30, 2010, no Material Adverse Change has occurred.

5.1.7         Margin Stock.  None of the Loan Parties or any Subsidiaries of any Loan Party engages or intends to engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U, T or X as promulgated by the Board of Governors of the Federal Reserve System).  No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System.  None of the Loan Parties or any Subsidiary of any Loan Party holds or intends to hold margin stock in such amounts that more than twenty-five percent (25%) of the reasonable value of the assets of any Loan Party or Subsidiary of any Loan Party are or will be represented by margin stock.

5.1.8         Full Disclosure.  Neither this Agreement nor any other Loan Document, nor any certificate, statement, agreement or other documents furnished to the Administrative Agent or any Lender in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading.  There is no fact known to any Loan Party which, individually or in the aggregate, is reasonably likely to result in a Material Adverse Change except for those which have been disclosed to the Administrative Agent and the Lenders prior to or at the date hereof in connection with the transactions contemplated hereby.

5.1.9         Taxes.  All federal, state, territorial, provincial and material  local and other tax returns required to have been filed with respect to each Loan Party and each Subsidiary of each Loan Party have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made.

5.1.10       Patents, Trademarks, Copyrights, Licenses, Etc.  Each Loan Party and each Subsidiary of each Loan Party owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party or Subsidiary, without known possible, alleged or actual conflict with the rights of others, other than where any such failure or conflict is not reasonably likely to result in a Material Adverse Change.

5.1.11       Liens in the Collateral.  The Liens in the Collateral granted to the Administrative Agent for the benefit of the Lenders pursuant to the Collateral Assignment, the Blocked Account Agreements, and the Security Agreement (collectively, the "Collateral Documents") constitute and will continue to constitute Prior Security Interests (other than with respect to any DDAs not then subject to a Blocked Account Agreement).  All filing fees and other expenses in connection with the perfection of such Liens have been or will be paid by the Loan Parties in accordance with Section 10.3.1 [Costs and Expenses] hereof.

5.1.12       Insurance.  The properties of each Loan Party and each of its Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party and Subsidiary in accordance with prudent business practice in the industry of such Loan Parties and Subsidiaries.

5.1.13       ERISA Compliance.  In each instance set forth in this Section 5.1.13, except for those instances which are not reasonably likely to result in a Material Adverse Change:

(i)             Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws.  Each Plan that is intended to qualify under Section 401(a) of the Code (A)(1) has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto, or (2) is relying on a letter from the IRS issued to the sponsor of a pre-approved Plan, and, (B) to the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification.  Each Borrower and each ERISA Affiliate have made in all material respects all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(ii)            No ERISA Event has occurred or, based upon facts known to the Loan Parties as of the Closing Date, is reasonably likely to occur; (a) no Pension Plan has any unfunded pension liability (i.e. excess of benefit liabilities over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan for the applicable plan year); (b) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (c) no Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (d) no Borrower nor any ERISA Affiliate has engaged in a transaction that is reasonably likely to be subject to Sections 4069 or 4212(c) of ERISA.

5.1.14       Environmental Matters.  Each Loan Party is and, to the knowledge of each respective Loan Party and each of its Subsidiaries is and has been in compliance with applicable Environmental Laws, other than any noncompliance which when aggregated with all such noncompliance is not reasonably likely to result in a Material Adverse Change and except as disclosed on Schedule 5.1.14; provided that such matters so disclosed are not reasonably likely in the aggregate to result in a Material Adverse Change.

5.1.15       Solvency.  Before and after giving effect to each Loan and each issuance of a Letter of Credit hereunder, each of the Loan Parties is, on a consolidated basis, Solvent.

5.1.16       Labor Matters.  In each instance set forth in this Section 5.1.16, except for those matters which are not reasonably likely to result in a Material Adverse Change, (a) there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened, (b) the hours worked by and payments made to employees of the Loan Parties comply with the Fair Labor Standards Act and any other applicable federal, state, provincial, territorial, local or foreign Law dealing with such matters, (c).no Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law, (d) all payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party or any of its Subsidiaries, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party, (e) except as set forth on Schedule 5.1.16, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement, (f) there are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition, (g) there are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Official Body or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries, and (h) the consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

5.1.17       DDAs; Credit Card Arrangements.

5.1.17.1              DDAs.  Annexed hereto as Schedule 5.1.17.1 is a list of all DDAs maintained by the Loan Parties as of the Closing Date, which Schedule includes, with respect to each DDA (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; (iii) a contact person at such depository, and (iv) the identification of each Blocked Account Bank.

5.1.17.2              Credit Card Arrangements.  Annexed hereto as Schedule 5.1.17.2 is a list describing all arrangements as of the Closing Date to which any Loan Party is a party with respect to the processing and/or payment to such Loan Party of the proceeds of any credit card charges and debit card charges for sales made by such Loan Party.

5.2           Updates to Schedules.  Should any of the information or disclosures provided on any of the Schedules attached hereto become outdated or incorrect in any material respect, the Borrowers shall promptly provide the Administrative Agent in writing with such revisions or updates to such Schedule as may be necessary or appropriate to update or correct same.  No Schedule shall be deemed to have been amended, modified or superseded by any such correction or update, nor shall any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule be deemed to have been cured thereby, unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule.

6.             CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

The obligation of each Lender to make Loans and of the Issuing Lender to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

6.1           First Loans and Letters of Credit.

6.1.1         Deliveries.  On the Closing Date, the Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)           A certificate of each of the Loan Parties signed by an Authorized Officer of each Borrower, dated the Closing Date stating that (v) all representations and warranties of the Loan Parties set forth in this Agreement are true and correct in all material respects as of the Closing Date, except to the extent such representations and warranties are modified by “materiality” or “Material Adverse Change” or words of similar import, in which case they are true and correct in all respects, (w) the Loan Parties are in compliance with each of the covenants and conditions hereunder, (x) no Potential Default or Event of Default exists, and (y) no Material Adverse Change has occurred since January 30, 2010;

(ii)           A Simplified Borrowing Base Certificate prepared as of the Closing Date in substantially the form of Exhibit 7.3.4.1, showing the sum of Revolving Credit Availability plus the Borrowers’ cash and cash equivalents then on hand, in each case after giving effect to the Loans to be made on the Closing Date and consummation of the transactions contemplated hereby (including repayment of Indebtedness under the Existing Loan Agreement (including in respect of any outstanding letters of credit issued thereunder) and payment of fees and expenses owing on the Closing Date), of at least $300,000,000;

(iii)           A certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to: (a) all action taken by each Loan Party in connection with this Agreement and the other Loan Documents; (b) the names of the Authorized Officers authorized to sign the Loan Documents and their true signatures; and (c) copies of its organizational documents as in effect on the Closing Date certified by the appropriate state official where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of each Loan Party in each state where organized or qualified to do business;

(iv)           This Agreement and each of the other Loan Documents signed by an Authorized Officer of each Loan Party and all appropriate financing statements and appropriate stock powers and certificates and other documents, instruments and agreements evidencing the pledged Collateral, and evidence of filing of all Collateral Documents as may be necessary to reflect valid and perfected first priority Liens in the Collateral;

(v)           A written opinion of each of Porter Wright Morris & Arthur LLP and Sonnenschein Nath & Rosenthal LLP, counsel for the Loan Parties, each dated as of the Closing Date and opining as to the matters set forth in Schedule 6.1.1;

(vi)           Evidence that adequate insurance required to be maintained under this Agreement is in full force and effect, with additional insured and lender loss payable endorsements attached thereto in form and substance satisfactory to the Administrative Agent and its counsel naming the Administrative Agent as additional insured and lender loss payee;

(vii)          A duly completed Compliance Certificate as of the last day of the fiscal quarter of DSW most recently ended prior to the Closing Date, signed by an Authorized Officer of DSW;

(viii)         All material consents required to effectuate the transactions contemplated hereby;

(ix)           Evidence that the Existing Loan Agreement has been terminated, and all outstanding obligations thereunder have been paid and all Liens securing such obligations have been released;

(x)            Results of searches or other evidence reasonably satisfactory to the Administrative Agent (in each case dated as of a date reasonably satisfactory to the Administrative Agent) indicating the absence of Liens on the assets of the Loan Parties, except for Permitted Liens and Liens for which termination statements and releases reasonably satisfactory to the Administrative Agent are being tendered concurrently with such extension of credit or other arrangements reasonably satisfactory to the Administrative Agent for the delivery of such termination statements and releases have been made;

(xi)           An executed Collateral Access Agreement or other lien waiver agreement from the lessor, or other applicable Person for the fulfillment center and the main distribution center as required under the Security Agreement; and

(xii)           Such other documents, instruments and agreements in connection with such transactions as the Administrative Agent or its counsel may reasonably request.

6.1.2         Other Conditions Precedent.  On the Closing Date, each of the following conditions precedent shall have been satisfied in a manner acceptable to the Administrative Agent:

(i)             The Administrative Agent shall have received and be satisfied with such financial or other information as reasonably requested by the Administrative Agent.

(ii)            The Administrative Agent shall have received and be satisfied with such other due diligence materials (including, without limitation, in respect of ERISA, and labor matters) as reasonably requested by the Administrative Agent.

(iii)           There shall not be pending any litigation or other proceeding, the result of which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Change.

(iv)           There shall have been no Material Adverse Change since January 30, 2010.

6.1.3         Payment of Fees and Expenses.  The Borrowers shall have paid all fees and expenses invoiced to the Borrowers and payable on or before the Closing Date as required by this Agreement, the Fee Letter or any other Loan Document.

6.2           Each Loan or Letter of Credit.  At the time of making any Loans or issuing, extending or increasing any Letters of Credit and after giving effect to the proposed extensions of credit and the application of proceeds therefrom: (i) the representations, warranties of the Loan Parties shall then be true and correct in all material respects as of the date of such extension of credit, except to the extent such representations and warranties (1) relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, or (2) are modified by “materiality” or “Material Adverse Change” or words of similar import, in which case they are true and correct in all such respects, (ii) no Event of Default or Potential Default shall have occurred and be continuing, (iii) the making of the Loans or issuance, extension or increase of such Letter of Credit shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders, and (iv) the Borrowers shall have delivered to the Administrative Agent a duly executed and completed Loan Request or Swing Loan Request, as applicable, or to the Issuing Lender an application for a Letter of Credit, as the case may be.

6.3           Initial Loans or Letters of Credit – Canadian Borrower.  On or prior to the time of the Canadian Lenders’ making the initial Loans to the Canadian Borrower or the Issuing Lender’s issuing the initial Letter of Credit for the account of the Canadian Borrower, the Canadian Borrower shall join this Agreement as the Canadian Borrower and shall have complied in all respects with the requirements of Section 7.2.9 [Subsidiaries, Partnerships and Joint Ventures] with respect to the joinder of a Subsidiary as a Borrower hereto and all other conditions set forth in this Section 6 [Conditions of Lending and Issuance of Letters of Credit] with respect to the Canadian Borrower and its Subsidiaries shall have been satisfied.

7.             COVENANTS

The Loan Parties, jointly and severally, covenant and agree that until Payment In Full, the Loan Parties shall comply at all times with the following covenants:

7.1           Affirmative Covenants.

7.1.1         Preservation of Existence, Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain its legal existence as a corporation, limited partnership or limited liability company and its license or qualification and good standing (a) in its jurisdiction of incorporation or organization, and (b) in each other jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section 7.2.6 [Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions] and, with respect to clause (b), except where the failure to so maintain any license or qualification is not reasonably likely to result in a Material Adverse Change.

7.1.2         Payment of Liabilities, Including Taxes, Etc.  Each Loan Party shall, and shall cause each of its Subsidiaries to, duly pay and discharge all liabilities in the aggregate in excess of $1,000,000 to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that (A) the validity or amount of any such liability (including taxes, assessments or charges) is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered, such judgment is discharged within forty-five (45) days of entry, and in either case, such contesting or judgment does not affect the Collateral or, in the aggregate, materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents; provided that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien.

7.1.3         Maintenance of Insurance.  Each Loan Party shall, and shall cause each of its Subsidiaries to, insure its properties and assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary, all reasonably satisfactory to the Administrative Agent.  The Loan Parties shall comply with the covenants and provide the endorsement set forth on Schedule 7.1.3 relating to property and related insurance policies covering the Collateral.

7.1.4         Maintenance of Properties and Leases.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain in good repair, working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties useful or necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

7.1.5         Visitation Rights.

7.1.5.1                General.  Each Loan Party shall, and shall cause each of its Subsidiaries to, permit any of the officers or authorized employees or representatives of the Administrative Agent or any of the Lenders to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Lenders may reasonably request, provided that each Lender shall provide the Borrowers and the Administrative Agent with reasonable notice prior to any visit or inspection.  Following the occurrence of a Borrowing Base Trigger Event, the Administrative Agent may undertake or cause to be undertaken by third parties satisfactory to the Administrative Agent and the Arranger, in each case at the Borrowers’ expense, such audits and appraisals as the Administrative Agent may require from time to time in the Administrative Agent’s reasonable discretion.  The Administrative Agent shall use reasonable efforts to minimize expenses and shall furnish estimates of the expenses in respect of audits and appraisals to be undertaken after the Closing Date under the Loan Documents.  The Administrative Agent agrees (i) to advise the Borrowers upon its becoming aware that actual expenses in respect of such audits and appraisals will likely exceed the estimates previously provided therefor, and (ii) that the Administrative Agent shall not charge the Borrowers’ account with respect to such expenses until the Borrowers have had a reasonable opportunity to review the invoices with respect thereto, it being understood that all such expenses with respect to the audits and appraisals shall be paid as and when due hereunder.

7.1.5.2                Post-Closing Covenant.  In addition to the Administrative Agent’s rights set forth in Section 7.1.5.1, the Loan Parties shall cooperate with and assist the Administrative Agent and its representatives in order that the Administrative Agent may cause, in each case at the Borrowers’ expense, one (1) audit of the Loan Parties’ business and one (1) appraisal of the Loan Parties’ Inventory to be prepared by third parties reasonably satisfactory to the Administrative Agent and the Arranger and completed and delivered to the Administrative Agent within sixty (60) days following the Closing Date.

7.1.6         Keeping of Records and Books of Account.  Each Loan Party shall, and shall cause each of its Subsidiaries to, maintain and keep proper books of record and account which enable the Loan Parties and their Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over any Loan Party or any Subsidiary of any Loan Party, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

7.1.7         Compliance with Laws; Use of Proceeds.  Each Loan Party shall, and shall cause each of its Subsidiaries to, comply with all applicable Laws, including all Environmental Laws, in all respects; provided that it shall not be deemed to be a violation of this Section 7.1.7 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate are reasonably likely to constitute a Material Adverse Change.  The Loan Parties will use the Letters of Credit and the proceeds of the Loans only in accordance with Section 2.8 [Use of Proceeds] and as permitted by applicable Law.

7.1.8         Further Assurances.  Each Loan Party shall, from time to time, at its expense, faithfully preserve and protect the Administrative Agent's Lien on and Prior Security Interest in the Collateral whether now owned or hereafter acquired as a continuing first priority perfected Lien, subject only to Permitted Liens having priority by operation of Law, and shall do such other acts and things as the Administrative Agent in its reasonable discretion may deem necessary or advisable from time to time in order to preserve, perfect and protect the Liens granted under the Loan Documents and to exercise and enforce its rights and remedies thereunder with respect to the Collateral.

7.1.9         Anti-Terrorism Laws.  None of the Loan Parties is or shall be (i) a Person with whom any Lender is restricted from doing business under Executive Order No. 13224 or any other Anti-Terrorism Law, (ii) engaged in any business involved in making or receiving any contribution of funds, goods or services to or for the benefit of such a Person or in any transaction that evades or avoids, or has the purpose of evading or avoiding, the prohibitions set forth in any Anti-Terrorism Law, or (iii) otherwise in violation of any Anti-Terrorism Law.  The Loan Parties shall provide to the Lenders any certifications or information that a Lender requests to confirm compliance by the Loan Parties with Anti-Terrorism Laws.

7.1.10       Cash Management.

7.1.10.1              On or prior to the Closing Date, the Loan Parties shall:

(i)             deliver to the Administrative Agent copies of notifications (each, a “Credit Card Notification”), each in form and substance reasonably satisfactory to the Administrative Agent, which have been executed on behalf of such Loan Party and delivered to such Loan Party’s credit card clearinghouses and processors listed on Schedule 5.1.17.1; and

(ii)           enter into a Blocked Account Agreement in form and substance reasonably satisfactory to the Administrative Agent with each Blocked Account Bank on terms consistent with the provisions of Section 7.1.10.3 hereof (collectively, the “Blocked Accounts”).

7.1.10.2              The Loan Parties shall ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to a Blocked Account all amounts in excess of $2,500 on deposit in each such DDA and all payments due from credit card processors.

7.1.10.3              Each Blocked Account Agreement shall require after the occurrence of a Trigger Event Election or an Event of Default the ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained at PNC or, with respect to the Canadian Borrower and its Subsidiaries, to the concentration account maintained at PNC Canada (each, as further described in a certain confidential side letter of even date herewith, a “Concentration Account”), of all cash receipts and collections, including, without limitation, the following:

(i)            all available cash receipts from the sale of Inventory (including without limitation, proceeds of credit card charges) and other assets (whether or not constituting Collateral);

(ii)           all proceeds of collections of Accounts;

(iii)          all Net Proceeds and all other cash payments received by a Loan Party from any Person or from any source or on account of any sale or other transaction or event;

(iv)          the then contents of each DDA (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject DDA by the depository institution at which such DDA is maintained);

(v)           the then entire ledger balance of each Blocked Account (net of any minimum balance, not to exceed $2,500.00, as may be required to be kept in the subject Blocked Account by the Blocked Account Bank; and

(iv)          all other proceeds of Collateral.

The Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent or PNC Canada, as applicable.  The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Accounts, (ii) the funds on deposit in the Concentration Accounts shall at all times be collateral security for all of the Obligations or the Canadian Liabilities, as applicable, and (iii) the funds on deposit in the Concentration Accounts shall be applied as provided in this Agreement.  In the event that, notwithstanding the provisions of this Section 7.1.10, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into a Concentration Account or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

7.1.10.4              Upon the request of the Administrative Agent, the Loan Parties shall cause bank statements and/or other reports to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all amounts deposited in each Blocked Account to ensure the proper transfer of funds as set forth above.

7.1.10.5              Each Loan Party hereby authorizes the Administrative Agent, after the occurrence and during the continuance of an Event of Default, to (i) notify any or all Account Debtors that the Accounts have been assigned to the Lenders and that the Lenders have a security interest therein, and (ii) direct such Account Debtors to make all payments due from them to the Loan Parties upon the Accounts directly to the Administrative Agent or to a lockbox designated by the Administrative Agent.  The Administrative Agent shall promptly furnish the Borrowers with a copy of any such notice sent.  Any such notice, in the Administrative Agent's sole discretion, may be sent on any Loan Party's stationery, in which event such Loan Party shall co-sign such notice with the Administrative Agent.  To the extent that any Law or custom or any contract or agreement with any Account Debtor requires notice to or the approval of the Account Debtor in order to perfect such assignment of a security interest in Accounts, each Loan Party agrees to give such notice or obtain such approval.

7.2           Negative Covenants.

7.2.1         Indebtedness.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Indebtedness, except:

(i)             Indebtedness under the Loan Documents;

(ii)            Existing Indebtedness as set forth on Schedule 7.2.1 (including any extensions or renewals thereof; provided there is no increase in the amount thereof or other significant change in the terms thereof unless otherwise specified on Schedule 7.2.1);

(iii)           as and to the extent permitted pursuant to clause (ix) of the definition of “Permitted Liens”, Indebtedness incurred with respect to Purchase Money Security Interests and Capital Leases;

(iv)           Indebtedness of a Loan Party to another Loan Party;

(v)           Indebtedness of a Loan Party to a Subsidiary which is not a Loan Party which is subordinated pursuant to the Intercompany Subordination Agreement;

(vi)           Any (i) Lender Provided Interest Rate Hedge, (ii) other Interest Rate Hedge approved by the Administrative Agent, or (iii) Indebtedness under any Other Lender Provided Financial Services Product; provided, however, the Loan Parties and their Subsidiaries shall enter into a Lender Provided Interest Rate Hedge or another Interest Rate Hedge only for hedging (rather than speculative) purposes;

(vii)          Indebtedness in connection with Permitted Acquisitions (A) to sellers in an amount not to exceed $25,000,000 in the aggregate outstanding at any time, provided that such Indebtedness has a maturity of at least 180 days following the Expiration Date and is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent, and (B) as disclosed in a certain confidential side letter of even date herewith;

(viii)         Indebtedness in respect of financing of insurance premiums; incurred in the ordinary course of business;

(ix)           Indebtedness in respect to any Lender’s credit card program incurred in the ordinary course of business;

(x)            Indebtedness to customs brokers, freight forwarders, common carriers, landlords and like persons incurred in the ordinary course of business;

(xi)           Indebtedness with respect to indemnities, warranties, statutory obligations, and surety, appeal and supersedeas bonds incurred in the ordinary course of business and which is not overdue;

(xii)           Indebtedness consisting of obligations of a Loan Party or any Subsidiary under any lease (i) which is accounted for by the lessee thereof as an operating lease, and (ii) under which such lessee is intended to be the “owner” of the leased property for federal income tax purposes; and

(xiii)         other Indebtedness not specifically described herein in an aggregate principal amount not to exceed $20,000,000 in any fiscal year of the Borrowers.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness, or make any payment in violation of any subordination terms of any Subordinated Indebtedness in excess of the sum of $2,500,000, except (a) as long as no Trigger Event Election has occurred and no Event of Default or Potential Default then exists or would arise therefrom and, after giving effect to any such payment, the Borrowers have on hand the Minimum Cash Requirement, regularly scheduled repayments, prepayments, repurchases, redemptions or defeasances of Indebtedness described in this Section 7.2.1 (other than Subordinated Indebtedness), and (b) as long as no Trigger Event Election has occurred and no Event of Default or Potential Event of Default then exists or would arise therefrom, and, after giving effect to any such payment, the Borrowers have on hand the Minimum Cash Requirement, repayments, defeasances and prepayments of Subordinated Indebtedness in accordance with the subordination terms thereof.

7.2.2         Liens; Lien Covenants.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

7.2.3         Guaranties.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person, except for Guaranties of Indebtedness of the Loan Parties permitted hereunder.

7.2.4        Loans and Investments.   Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, or make an Acquisition of, any other Person, or agree, become or remain liable to do any of the foregoing, except:

(i)             trade credit and similar advances extended on usual and customary terms in the ordinary course of business (including , without limitation, pursuant to any Loan Party’s leased departments, supply agreements or similar arrangements);

(ii)            advances to employees to meet expenses incurred by such employees in the ordinary course of business;

(iii)           Permitted Investments;

(iv)           Permitted Acquisitions;

(v)            loans, advances and investments in other Loan Parties;

(vi)           investments in Taryn Rose in an amount not to exceed $5,000,000 at any time outstanding;

(vii)          investments pursuant to a certain confidential side letter of even date herewith; and

(viii)         other investments not specifically described herein and not exceeding $20,000,000 in the aggregate in any fiscal year of the Borrowers.

7.2.5         Dividends and Related Distributions.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests, except:

(i)             dividends or other distributions payable to another Loan Party; and

(ii)            in any fiscal year of the Borrowers, dividends or other distributions, and share repurchases, share redemptions or retirements, in the aggregate of up to fifty percent (50%) of the Borrowers’ net income (as determined in accordance with GAAP) from the immediately preceding fiscal year, provided that (x) prior to and after giving effect to the making of such dividend or other distribution, no Trigger Event Election or Event of Default shall have occurred and the Borrowers shall have on hand the Minimum Cash Requirement, and (y) the aggregate amount of all such dividends or other distributions in such fiscal year does not exceed $50,000,000.

7.2.6         Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger, consolidation or amalgamation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, except:

(i)             any Loan Party other than a Borrower may consolidate, merge or amalgamate with and into another Loan Party which is wholly-owned by one or more of the other Loan Parties; and

(ii)            Permitted Acquisitions;

(iii)           pursuant to a confidential side letter delivered to the Administrative Agent of even date herewith.

7.2.7        Dispositions of Assets or Subsidiaries.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party), except:

(i)             transactions involving the sale of inventory in the ordinary course of business;

(ii)            any sale, transfer or lease of assets in the ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's or such Subsidiary's business so long as no Event of Default shall have occurred and be continuing or will result therefrom;

(iii)           any sale, transfer or lease of assets by any wholly owned Subsidiary of such Loan Party to another Loan Party;

(iv)           any sale, transfer or lease of assets in the ordinary course of business which are replaced by substitute assets acquired or leased within the parameters of Section 7.2.14 [Capital Expenditures] so long no Event of Default shall have occurred and be continuing or will result therefrom; provided such substitute assets are subject to the Administrative Agent’s and the Lenders' Prior Security Interest;

(v)           any other sale, transfer or lease of assets to another Person in an amount not to exceed $20,000,000 in the aggregate for all such other sales, transfers or leases in any fiscal year of the Borrowers so long as (a) a Trigger Event Election has not occurred and (b) no Potential Default or Event of Default shall have occurred and be continuing or will result therefrom (it being understood that following the earlier to occur of a Trigger Event Election or the occurrence of such Potential Default or Event of Default, any such sale, transfer of lease shall require the Required Lenders’ prior written consent);

(vi)           Licenses of intellectual property or licensed departments of a Loan Party or any of its Subsidiaries in the ordinary course of business; and

(vii)          Leases or subleases of leases.

7.2.8         Affiliate Transactions.  Except as disclosed on Schedule 7.2.8, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, enter into or carry out any transaction with any Affiliate of any Loan Party (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and conditions which are fully disclosed to the Administrative Agent and is in accordance with all applicable Law.

7.2.9         Subsidiaries, Partnerships and Joint Ventures.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to own or create directly or indirectly any Subsidiaries other than (i) any Subsidiary which has joined this Agreement as Guarantor on the Closing Date; and (ii) any Domestic Subsidiary formed or acquired after the Closing Date which joins this Agreement as a Borrower or as a Guarantor, and, to the extent not resulting in material adverse tax consequences, any Foreign Subsidiary formed or acquired after the Closing Date which joins this Agreement as a Borrower or as a Guarantor, in each case by delivering to the Administrative Agent (A) a signed Borrower Joinder or Guarantor Joinder, as appropriate; (B) documents in the forms described in Section 6.1 [First Loans] modified as appropriate; (C) documents necessary to grant and perfect the Prior Security Interests to the Administrative Agent for the benefit of the Lenders in the equity interests of, and Collateral held by, such Subsidiary; and (D) such diligence materials in respect of such Subsidiary (including, without limitation, “know your customer”, liens, ERISA and labor matters) as the Administrative Agent shall reasonably request.  Each of the Loan Parties shall not become or agree to become a party to a Joint Venture other than Permitted Investments and other investments permitted pursuant to Section 7.2.4 [Loans and Investments].  For purposes of clarity, any Subsidiary organized under the laws of Canada or any political subdivision thereof that is formed or acquired by the Canadian Borrower after the Closing Date shall join this Agreement as a Guarantor of the Canadian Liabilities in accordance with the terms of this Section 7.2.9.

7.2.10       Continuation of or Change in Business.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, engage in any business other than (a) operation of designer and name brand shoe stores and related accessories, or (b) operation of licensed shoe departments, and any other business reasonably incidental thereto in each case, as to the existing business, substantially as conducted and operated by such Loan Party or Subsidiary during the present fiscal year, and such Loan Party or Subsidiary shall not permit any material change in such business.

7.2.11       Fiscal Year.  No Loan Party shall, nor shall permit any Subsidiary of any Loan Party to, change its fiscal year from the fifty-two (52) or fifty-three (53) week period ending on the Saturday nearest to January 31 in such year.

7.2.12       Issuance of Stock.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, issue any additional shares of its capital stock or any options, warrants or other rights in respect thereof, except that (i) DSW may issue shares of its capital stock and options, warrants or other rights in respect thereof, and (ii) any other Loan Party or Subsidiary may issue to such Person’s immediate parent any shares of such Person’s capital stock or any options, warrants or other rights in respect thereof.

7.2.13       Changes in Organizational Documents.  Other than as disclosed in that certain confidential side letter of even date herewith, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any material respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents, without providing at least ten (10) Business Days' prior written notice to the Administrative Agent and the Lenders and, in the event any change (whether or not such change is deemed material by the Loan Parties) could reasonably be expected to materially adversely affect the interests of the Lenders as determined by the Administrative Agent in its sole discretion, obtaining the prior written consent of the Required Lenders.

7.2.14      Capital Expenditures.  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make any payments exceeding $75,000,000 in the aggregate in any fiscal year on account of any Capital Expenditures.

7.2.15      Minimum Fixed Charge Coverage Ratio.  From and after the occurrence of a Trigger Event Election, the Loan Parties shall not permit the Fixed Charge Coverage Ratio, calculated as of the end of each month for the twelve (12) fiscal months then ended, to be less than 1.1 to 1.0.

7.2.16       Agreements Restricting Dividends.  Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, enter into any Agreement with any Person which restricts any of the Loan Parties' right to pay dividends or other distributions to any Borrower or any other Loan Party or to repay intercompany loans from any Borrower to any other Loan Party.

7.2.17       DDAs; Credit Card Processors.  No Loan Party shall open new Blocked Accounts unless the Loan Parties shall have delivered to the Administrative Agent appropriate Blocked Account Agreements consistent with the provisions of Section 7.1.10 [Cash Management] and otherwise reasonably satisfactory to the Administrative Agent.  No Loan Party shall maintain any bank accounts or enter into any agreements with credit card processors other than the ones expressly contemplated herein or in Section 7.1.10 [Cash Management].

7.2.18       Negative Pledges.  Each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, enter into any Agreement with any Person which, in any manner, whether directly or contingently, prohibits, restricts or limits the right of any of the Loan Parties from granting any Liens to the Administrative Agent or the Lenders.

7.3           Reporting Requirements.  The Loan Parties will furnish or cause to be furnished to the Administrative Agent and each of the Lenders:

7.3.1         Quarterly Financial Statements; Monthly Financial Statements.

(i)            Within forty-five (45) calendar days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of DSW, consisting of a consolidated balance sheet, together with consolidating schedules with respect thereto, as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity, retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of DSW as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

(ii)           From and after the occurrence of a Trigger Event Election, within thirty (30) calendar days after the end of each of the first two fiscal months in each fiscal quarter, financial statements of DSW, consisting of a consolidated balance sheet, together with consolidating schedules with respect thereto as of the end of such fiscal month and related consolidated and consolidating statements of income, stockholders' equity, retained earnings and cash flows for the fiscal month then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by an Authorized Officer of DSW as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year.

7.3.2         Annual Financial Statements.  Within ninety (90) days after the end of each fiscal year of DSW, financial statements of DSW consisting of a consolidated audited balance sheet as of the end of such fiscal year, together with consolidating schedules with respect thereto, and related consolidated and consolidating statements of income, stockholders' equity, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent.  The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.

7.3.3        Certificate of the Borrowers.  Concurrently with the financial statements of DSW furnished to the Administrative Agent and to the Lenders pursuant to Section 7.3.1 [Quarterly Financial Statements; Monthly Financial Statements] and Section 7.3.2 [Annual Financial Statements], a certificate (each a “Compliance Certificate”) of DSW signed by an Authorized Officer thereof, in the form of Exhibit 7.3.3.

7.3.4        Simplified Borrowing Base Certificates; Borrowing Base Certificates.

(i)             Prior to the occurrence of a Borrowing Base Trigger Event, as soon as available, but in any event within twenty (20) days following the end of each fiscal quarter, a certificate showing the Simplified Borrowing Base for each of the Domestic Borrowers and the Canadian Borrower (a “Simplified Borrowing Base Certificate”) as of the last day of such fiscal quarter, in the form of Exhibit 7.3.4.1 (or such other form as the Administrative Agent may reasonably require from time to time), appropriately completed, executed and delivered by an Authorized Officer of DSW.

(ii)            From and after the occurrence of a Borrowing Base Trigger Event, as soon as available:  by the twentieth (20th) Business Day of each month (or with such greater frequency as the Administrative Agent may require), a certificate showing the Borrowing Base and the Canadian Borrowing Base (a “Borrowing Base Certificate”) as of the last day of the immediately preceding month in the form of Exhibit 7.3.4.2 (or such other form as the Administrative Agent may reasonably require from time to time), appropriately completed, executed and delivered by an Authorized Officer of each of DSW and the Canadian Borrower, together with a detailed sales register, a cash receipts journal and a purchase journal showing sales, receipts and purchases for the preceding month.

7.3.5         Minimum Cash Requirement; DDAs.  No later than the twentieth (20th) day of each month, a certificate duly executed by the Borrowers certifying (i) that the Borrowers had on hand the Minimum Cash Requirement at all times during the immediately preceding month, together with supporting documentation evidencing such compliance, and (ii) as to the account numbers and depository banks with respect to any DDAs opened since the date of the last certification delivered pursuant to this Section 7.3.5, in each case in form and substance reasonably satisfactory to the Administrative Agent.

7.3.6         Notices.

7.3.6.1                Default.  Promptly after any Authorized Officer of DSW has learned of the occurrence of an Event of Default, a certificate signed by an Authorized Officer of such Loan Party setting forth the details of such Event of Default and the action which such Loan Party proposes to take with respect thereto.

7.3.6.2                Litigation.  Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party or Subsidiary of any Loan Party which relate to the Collateral, involve a claim or series of claims in excess of $10,000,000 or which if adversely determined would constitute a Material Adverse Change.

7.3.6.3                Organizational Documents.  Within the time limits set forth in and to the extent required pursuant to Section 7.2.13 [Changes in Organizational Documents], any amendment to the organizational documents of any Loan Party.

7.3.6.4                Erroneous Financial Information.  Promptly in the event that any Loan Party or any of such Loan Party’s accountants conclude or advise that any previously issued financial statement, audit report or interim review should no longer be relied upon or that disclosure should be made or action should be taken to prevent future reliance.

7.3.6.5                ERISA Event.  Promptly upon the occurrence of any ERISA Event.

7.3.6.6                Change in Officers.  Promptly after the occurrence thereof, any change in any Loan Party’s President, chief executive officer, chief operating officer, and chief financial officer (without regard to the title(s) actually given to the Persons discharging the duties customarily discharged by officers with those titles).

7.3.6.7                Material Adverse Change.  Promptly upon the occurrence of a Material Adverse Change.

7.3.6.8                Change in Accountants.  Promptly upon the occurrence of any discharge by DSW of its present independent accountants or any withdrawal or resignation by such independent accountants from their acting in such capacity.

7.3.6.9                Consignment or Other Arrangement.  Promptly following the occurrence thereof, any Loan Party’s entering into with any other Person (other than a Loan Party) a consignment arrangement or licensing or other similar agreement (whether for intellectual property, leased departments in stores or otherwise).

7.3.6.10              Leases; Licenses.  Concurrently with the delivery of the financial statements described in Section 7.3.1(i) [Quarterly Financial Statements] and Section 7.3.2 [Annual Financial Statements], any Loan Party’s entering into a Capital Lease, operating lease or license agreement during the three (3) month period ending as of the date of such financial statements.

7.3.6.11              Trigger Event.  Promptly after any Authorized Officer of DSW has learned of the occurrence of a Trigger Event, a certificate signed by an Authorized Officer of DSW setting forth the details of such Trigger Event.

7.3.6.12              SEC Reports; Shareholder Communications.  (i) Promptly upon any Borrower’s filing any reports (including Forms 10-K, 10-Q and 8-K, registration statements and prospectuses and other shareholder communications) with the Securities and Exchange Commission, notice of such filing, and (ii) promptly upon their becoming available to DSW, copies of correspondence from the SEC, other than routine general communications from the SEC.

7.3.6.13              Other Reports.  Promptly upon their becoming available to the Loan Parties:

(i)             Annual Budget.  The annual budget and any forecasts or projections of the Loan Parties, to be supplied on the earlier of (a) five (5) Business Days following the approval thereof by DSW’s board of directors, or (b) March 31 of each year.

(ii)            Management Letters.  Any reports including management letters submitted to the Loan Parties by independent accountants in connection with any annual, interim or special audit.

(iii)           Other Information.  Such other reports and information as any of the Lenders may from time to time reasonably request to the extent the Loan Parties have the ability to generate such information based on their then current systems.

8.           DEFAULT

8.1           Events of Default.  An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

8.1.1         Payments Under Loan Documents.  Any Loan Party shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit or Obligation or any interest on any Loan, Reimbursement Obligation or Letter of Credit Obligation on the date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof;

8.1.2         Breach of Warranty.  Any representation or warranty made at any time by any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

8.1.3         Breach of Certain Covenants.  Any of the Loan Parties shall default in the observance or performance of any covenant contained in Section 7.1.2 [Payment of Liabilities, Including Taxes, Etc.], Section 7.1.5 [Visitation Rights], Section 7.1.10 [Cash Management] or Section 7.2 [Negative Covenants];

8.1.4         Breach of Other Covenants.  Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of ten (10) Business Days following the earlier to occur of (i) the Administrative Agent’s notifying an Authorized Officer of DSW of such default, or (ii) the obtaining of knowledge of such default by any Authorized Officer of any Loan Party;

8.1.5         Defaults in Indebtedness; Leases.  (a) A breach, default or event of default shall occur at any time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party or Subsidiary of any Loan Party may be obligated as a borrower or guarantor in excess of $5,000,000 in the aggregate, or (b) a breach, default or event of default shall occur at any time under the terms of a lease pursuant to which a Loan Party is the lessee, where the aggregate of such lease and all other such leases with respect to which there exists a breach, default or event of default, constitutes more than five percent (5%) of all leases of the Loan Parties existing from time to time that could be terminated due to a default by a Loan Party thereunder (whether or not the subject creditor or lessor takes any action on account of such occurrence);

8.1.6         Final Judgments or Orders.  Any final judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of forty-five (45) days from the date of entry;

8.1.7         Loan Document Unenforceable.  Except for Simplified Borrowing Base Certificates, Borrowing Base Certificates and Compliance Certificates that are customarily updated (and have been so updated) pursuant to the terms of this Agreement, any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative as a result of any action or inaction by any Person other than the Administrative Agent, the Issuing Lender or any Lender, or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

8.1.8         Uninsured Losses; Proceedings Against Assets.  There shall occur any material uninsured damage to or loss, theft or destruction of any of the Collateral in excess of $5,000,000 or the Collateral or any other of the Loan Parties' or any of their Subsidiaries' assets with a book value (determined in accordance with GAAP) in excess of $5,000,000 in the aggregate are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, monitor, interim monitor, trustee, custodian or assignee for the benefit of creditors and the same is not cured within forty-five (45) days thereafter;

8.1.9         Events Relating to Plans and Benefit Arrangements.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount that is reasonably likely to result in a Material Adverse Change, (ii) any Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount that is reasonably likely to result in a Material Adverse Change, (iii) or any similar event or condition shall occur or exist with respect to a Plan with respect to the Canadian Borrower that could, in the Administrative Agent’s judgment, subject the Canadian Borrower or any of its Subsidiaries to any tax, penalty or other liabilities under the Pension Benefits Act (Ontario) or any other applicable Laws, in an aggregate amount that is reasonably likely to result in a Material Adverse Change, or (iv) the Canadian Borrower or any of its Subsidiaries is in default with respect to required payments to a Plan or any Lien arises (save for contribution amounts not yet due) in connection with any Plan in an aggregate amount that is reasonably likely to result in a Material Adverse Change.

8.1.10       Change of Control. Except as provided in a confidential side letter of even date herewith, (i) any person or group of persons (within the meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) twenty-five percent (25%) or more of the voting capital stock of any Loan Party; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of a Loan Party on the first day of such period shall cease to constitute a majority of the board of directors of such Loan Party other than in respect of any death, disability, resignation, or replacement of any director by a majority of such directors or replacement directors.

8.1.11       Relief Proceedings.  (i) A Relief Proceeding shall have been instituted against any Loan Party and such Relief Proceeding shall remain undismissed or unstayed and in effect for a period of forty-five (45) consecutive days or such court shall enter a decree or order granting any of the relief sought in such Relief Proceeding, (ii) any Loan Party institutes, or takes any action in furtherance of, a Relief Proceeding, or (iii) any Loan Party ceases to be Solvent or admits in writing its inability to pay its debts as they mature.

8.2           Consequences of Event of Default.

8.2.1        Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Sections 8.1.1 through 8.1.10 shall occur and be continuing, the Lenders and the Administrative Agent shall be under no further obligation to make Loans and the Issuing Lender shall be under no obligation to issue Letters of Credit and the Administrative Agent may, and upon the request of the Required Lenders, shall (i) by written notice to the Borrowers, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Administrative Agent for the benefit of each Lender without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrowers to, and the Borrowers shall thereupon, Cash Collateralize all outstanding Letters of Credit, and each Borrower hereby pledges to the Administrative Agent and the Lenders, and grants to the Administrative Agent and the Lenders a security interest in, all such cash as security for such Obligations; and

8.2.2         Bankruptcy, Insolvency or Reorganization Proceedings.  If an Event of Default specified under Section 8.1.11 [Relief Proceedings] shall occur, the Lenders shall be under no further obligations to make Loans hereunder and the Issuing Lender shall be under no obligation to issue Letters of Credit and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrowers to the Lenders hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

8.2.3         Set-off.  If an Event of Default shall have occurred and be continuing, with the prior written consent of the Administrative Agent or the Required Lenders, each Lender, the Issuing Lender, and each of their respective Affiliates and any Participant of such Lender or Affiliate which has agreed in writing to be bound by the provisions of Section 4.3 [Sharing of Payments] is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Issuing Lender or any such Affiliate or Participant to or for the credit or the account of any Loan Party against any and all of the Obligations of such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the Issuing Lender, Affiliate or Participant, irrespective of whether or not such Lender, Issuing Lender, Affiliate or Participant shall have made any demand under this Agreement or any other Loan Document and although such Obligations of the Borrowers or such other Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the Issuing Lender different from the branch or office holding such deposit or obligated on such Indebtedness.  Notwithstanding the foregoing, any amounts of the Canadian Borrower so offset shall be applied solely to the Canadian Liabilities. The rights of each Lender, the Issuing Lender and their respective Affiliates and Participants under this Section are in addition to other rights and remedies that such Lender, the Issuing Lender or their respective Affiliates and Participants may have under any Loan Document in respect of any obligation or liability arising in connection with this Agreement or any other Loan Document.  Each Lender and the Issuing Lender agrees to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application; and

8.2.4         Application of Proceeds.  From and after the date on which the Administrative Agent has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Administrative Agent from any sale or other disposition of the Collateral, or any part thereof, or the exercise of any other remedy by the Administrative Agent, shall be applied as follows:

8.2.4.1                With respect to Collateral and Payments from the Domestic Borrowers and Guarantors:

First, to payment of that portion of the Obligations (other than Canadian Liabilities) constituting fees, indemnities, costs and expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Section 3.4) payable to the Administrative Agent;

Second, to payment of that portion of the Obligations (other than Canadian Liabilities) constituting indemnities, costs and expenses, and other amounts (other than principal, interest and fees) payable to the Domestic Lenders and the Issuing Lender (including costs and expenses to the respective Domestic Lenders and the Issuing Lender and amounts payable under Section 3.4), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Domestic Lenders, to payment to the Administrative Agent of that portion of the Obligations constituting principal and accrued and unpaid interest on any Permitted Overadvances (other than those made to the Canadian Borrower);

Fourth, to the extent that Swing Loans have not been refinanced by a Revolving Credit Loan provided by the Domestic Lenders pursuant to Section 2.6.5, payment to the Swing Lender of that portion of the Obligations constituting accrued and unpaid interest on the Swing Loans;

Fifth, to the extent that Swing Loans have not been refinanced by a Revolving Credit Loan provided by the Domestic Lenders pursuant to Section 2.6.5, to payment to the Swing Lender of that portion of the Obligations constituting unpaid principal of the Swing Loans;

Sixth, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Revolving Credit Loans, Reimbursement Obligations, Letter of Credit Borrowings and other Obligations (excluding the Canadian Liabilities and any Obligations of the type specified in clauses (ii) and (iii) of the definition thereof), and fees (including Letter of Credit Fees), ratably among the Domestic Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Sixth payable to them;

Seventh, to payment of that portion of the Obligations constituting unpaid principal of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings (other than, in each case, Canadian Liabilities), ratably among the Domestic Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize the aggregate undrawn amount of Letters of Credit issued on behalf or for the account of the Domestic Borrowers or Guarantors;

Ninth, to payment of all other Obligations (including without limitation the cash collateralization of any unliquidated indemnification obligations but excluding the Canadian Liabilities and any Obligations of the type specified in clauses (ii) and (iii) of the definition thereof), ratably among the Administrative Agent, the Issuing Lender and the Domestic Lenders in proportion to the respective amounts described in this clause Ninth held by them;

Tenth, to payment of the Obligations of the type specified in clauses (ii) and (iii) of the definition thereof, ratably among the Administrative Agent, the Issuing Lender and the Domestic Lenders in proportion to the respective amounts described in this clause Tenth held by them;

Eleventh, to payment of the Canadian Liabilities in the order set forth in Section 8.2.4.2 hereof;

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Loan Parties or as otherwise required by Law.

Subject to Section 2.9.3, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit issued on behalf or for the account of the Domestic Borrowers or Guarantors pursuant to clause Eighth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

8.2.4.2                With respect to Collateral and Payments From the Canadian Borrower:

First, to payment of that portion of the Canadian Liabilities constituting fees, indemnities, costs and expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Section 3.4) payable to the Administrative Agent;

Second, to payment of that portion of the Canadian Liabilities constituting indemnities, costs and expenses, and other amounts (other than principal, interest and fees) payable to the Canadian Lenders and the Issuing Lender (including costs and expenses to the respective Canadian Lenders and the Issuing Lender and amounts payable under Section 3.4), ratably among them in proportion to the amounts described in this clause Second payable to them;

Third, to the extent not previously reimbursed by the Canadian Lenders, to payment to the Administrative Agent of that portion of the Canadian Liabilities constituting principal and accrued and unpaid interest on any Permitted Overadvances to the Canadian Borrower;

Fourth, to payment of that portion of the Canadian Liabilities constituting accrued and unpaid interest on the Revolving Credit Loans, Reimbursement Obligations, Letter of Credit Borrowings, in each case, made to or for the account of the Canadian Borrower, and fees (including Letter of Credit Fees), ratably among the Canadian Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Fourth payable to them;

Fifth, to payment of that portion of the Canadian Liabilities constituting unpaid principal of the Revolving Credit Loans, Reimbursement Obligations and Letter of Credit Borrowings, in each case, made to or for the account of the Canadian Borrower, ratably among the Canadian Lenders and the Issuing Lender in proportion to the respective amounts described in this clause Fifth held by them;

Sixth, to the Administrative Agent for the account of the Issuing Lender, to Cash Collateralize the aggregate undrawn amount of Letters of Credit issued on behalf or for the account of the Canadian Borrower;

Seventh, to payment of all other Canadian Liabilities (including without limitation the cash collateralization of any unliquidated indemnification obligations, ratably among the Administrative Agent, the Issuing Lender and the Canadian Lenders in proportion to the respective amounts described in this clause Seventh held by them;

Eighth, to payment of the Canadian Liabilities of the type specified in clauses (ii) and (iii) of the definition thereof, ratably among the Administrative Agent, the Issuing Lender and the Canadian Lenders in proportion to the respective amounts described in this clause Tenth held by them;

Last, the balance, if any, after all of the Canadian Lenders have been indefeasibly paid in full, to the Canadian Borrower or as otherwise required by Law.

Subject to Section 2.9.3, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit issued for the account of the Canadian Borrower pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Canadian Liabilities, if any, in the order set forth above.

9.           THE ADMINISTRATIVE AGENT

9.1           Appointment and Authority.  Each of the Lenders and the Issuing Lender hereby irrevocably appoints PNC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Section 9 are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lender, and none of the Borrowers or any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.2           Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.3           Exculpatory Provisions.  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Administrative Agent:

(a)           shall not be subject to any fiduciary or other implied duties, regardless of whether a Potential Default or Event of Default has occurred and is continuing;

(b)           shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

(c)           shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any Affiliate of any Loan Party that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.1 [Modifications, Amendments or Waivers] and Section 8.2 [Consequences of Event of Default]) or (ii) in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Potential Default or Event of Default unless and until notice describing such Potential Default or Event of Default is given to the Administrative Agent by the Borrowers, a Lender or the Issuing Lender.

The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Potential Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Section 6 [Conditions of Lending and Issuance of Letters of Credit] or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.4           Reliance by Administrative Agent.  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Lender prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.5           Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Section 9 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.6           Resignation of Administrative Agent.  The Administrative Agent may at any time give notice of its resignation to the Lenders, the Issuing Lender and the Borrowers.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with approval from the Borrowers (so long as no Event of Default has occurred and is continuing), to appoint a successor, such approval not to be unreasonably withheld or delayed.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Issuing Lender, appoint a successor Administrative Agent; provided that if the Administrative Agent shall notify the Borrowers and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Lender under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.6.  Upon the acceptance of a successor's appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed among the Borrowers and such successor.  After the retiring Administrative Agent's resignation hereunder and under the other Loan Documents, the provisions of this Section 9 and Section 10.3 [Expenses; Indemnity; Damage Waiver] shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

If PNC resigns as Administrative Agent under this Section 9.6, PNC shall also resign as an Issuing Lender.  Upon the appointment of a successor Administrative Agent hereunder, such successor shall (i) succeed to all of the rights, powers, privileges and duties of PNC as the retiring Issuing Lender and Administrative Agent and PNC shall be discharged from all of its respective duties and obligations as Issuing Lender and Administrative Agent under the Loan Documents, and (ii) issue letters of credit in substitution for the Letters of Credit issued by PNC, if any, outstanding at the time of such succession or make other arrangement satisfactory to PNC to effectively assume the obligations of PNC with respect to such Letters of Credit.

9.7           Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and the Issuing Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and the Issuing Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.8           No Other Duties, etc.  Anything herein to the contrary notwithstanding, none of the Syndication Agent, the Documentation Agent or the Managing Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as a Lender or an Issuing Lender hereunder.

9.9           Administrative Fee.  The Borrowers shall pay to the Administrative Agent a nonrefundable fee (the "Administrative Fee") under the terms of the Fee Letter.

9.10          Authorization to Release Collateral and Guarantors.  The Lenders and Issuing Lenders authorize the Administrative Agent to release (i) any Collateral consisting of assets or equity interests sold or otherwise disposed of in a sale or other disposition or transfer permitted under Section 7.2.7 [Disposition of Assets or Subsidiaries] or Section 7.2.6 [Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions], and (ii) any Guarantor from its obligations under the Guaranty Agreement if the ownership interests in such Guarantor are sold or otherwise disposed of or transferred to persons other than Loan Parties or Subsidiaries of the Loan Parties in a transaction permitted under Section 7.2.7 [Disposition of Assets or Subsidiaries] or Section 7.2.6 [Liquidations, Mergers, Consolidations, Amalgamations, Acquisitions].  The Administrative Agent shall have no liability whatsoever to any Lender or Issuing Lender as a result of any release of Collateral by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Agreement or any other Loan Document.

9.11          No Reliance on Administrative Agent's Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender's, Affiliate's, participant's or assignee's customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the "CIP Regulations"), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any of the Loan Parties, their Affiliates or their agents, the Loan Documents or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices or (v) other procedures required under the CIP Regulations or such other Laws.

9.12          Defaulting Lender.

9.12.1       Failure or Refusal to Comply with Lender Obligations.  If for any reason any Lender shall become a Defaulting Lender or shall fail or refuse to abide by its obligations under this Agreement, including without limitation its obligation to make available to the Administrative Agent its Ratable Share of any Loans, expenses or setoff or purchase its Ratable Share of a participation interest in the Swing Loans or Letter of Credit Borrowings and such failure is not cured within one (1) Business Day after receipt from the Administrative Agent of written notice thereof, then, in addition to the rights and remedies that may be available to the Administrative Agent and the other Lenders, the Loan Parties or any other party at law or in equity, and not in limitation thereof, (i) such Defaulting Lender’s right to participate in the administration of, or decision-making rights related to, the Obligations, this Agreement or the other Loan Documents shall be suspended during the pendency of such failure or refusal, and (ii) a Defaulting Lender shall be deemed to have assigned any and all payments due to it from the Loan Parties, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining non-Defaulting Lenders for application to, and reduction of, their proportionate shares of all outstanding Obligations until, as a result of application of such assigned payments the Lenders’ respective Ratable Shares of all outstanding Obligations shall have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency, and (iii) at the option of the Administrative Agent, any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loan or existing or future participating interest in any Swing Loan or Letter of Credit.  The Defaulting Lender’s decision-making and participation rights and rights to payments as set forth in clauses (i) and (ii) hereinabove shall be restored only upon the payment by the Defaulting Lender of its Ratable Share of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option from the date when originally due until the date upon which any such amounts are actually paid.

9.12.2       Non-Defaulting Lender Rights.  The non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Defaulting Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Defaulting Lender’s Commitment to fund future Loans.  Upon any such purchase of the Ratable Percentage of any Defaulting Lender, the Defaulting Lender’s share in future Credit Extensions and its rights under the Loan Documents with respect thereto shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest, including, if so requested, an Assignment and Acceptance.

9.12.3       Indemnification.  Each Defaulting Lender shall indemnify the Administrative Agent and each non-Defaulting Lender from and against any and all loss, damage or expenses, including but not limited to reasonable attorneys’ fees and funds advanced by the Administrative Agent or by any non-Defaulting Lender, on account of a Defaulting Lender’s failure to timely fund its Ratable Share of a Loan or to otherwise perform its obligations under the Loan Documents.

9.12.4       Risk Participation.

9.12.4.1              Upon the earlier of Substantial Liquidation or the Determination Date, if all Canadian Liabilities have not been repaid in full, then the Domestic Lenders shall purchase from the Canadian Lenders (on the date of Substantial Liquidation or the Determination Date, as applicable) such portion of the Canadian Liabilities so that each Lender shall, after giving effect to any such purchases, hold its Liquidation Percentage of all outstanding Canadian Liabilities and all other Obligations.

9.12.4.2              Upon the earlier of Substantial Liquidation or the Determination Date, if all Obligations of the Domestic Borrowers (other than those relating to the Canadian Liabilities) have not been repaid in full, then the Canadian Lenders shall purchase from the Domestic Lenders (on the date of Substantial Liquidation or the Determination Date, as applicable) such portion of such Obligations so that each Lender shall, after giving effect to any such purchases, hold its Liquidation Percentage of all outstanding Obligations of the Domestic Borrowers and the Canadian Liabilities.

9.12.4.3              All purchases of Obligations under this Section 9.12.4 shall be at par, for cash, with no premium, discount or reduction.

9.12.4.4              No Lender shall be responsible for any default of any other Lender in respect of any other Lender's obligations under this Section 9.12.4, nor shall the obligations of any Lender hereunder be increased as a result of such default of any other Lender.  Each Lender shall be obligated to the extent provided herein regardless of the failure of any other Lender to fulfill its obligations hereunder.

9.12.4.5              Each Lender shall execute such instruments, documents and agreements and do such other actions as may be necessary or proper in order to carry out more fully the provisions and purposes of this Section 9.12.4 and the purchase of Obligations or the Canadian Liabilities, as applicable, as provided herein.

9.12.4.6              The obligations of each Lender under this Section 9.12.4 are irrevocable and unconditional and shall not be subject to any qualification or exception whatsoever including, without limitation, lack of validity or enforceability of this Agreement or any of the Loan Documents or the existence of any claim, setoff, defense or other right which any Loan Party may have at any time against any of the Lenders.

9.12.4.7              No fees required to be paid on any assignment pursuant to Section 10.8.2(iv) of this Agreement shall be payable in connection with any assignment under this Section 9.12.4.

10.           MISCELLANEOUS

10.1         Modifications, Amendments or Waivers.  With the written consent of the Required Lenders, the Administrative Agent, acting on behalf of all the Lenders, and the Borrowers, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Lenders or the Loan Parties hereunder or thereunder, or may grant written waivers or consents hereunder or thereunder.  Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Lenders and the Loan Parties; provided, that no such agreement, waiver or consent may be made which will:

10.1.1       Increase of Commitment.  Increase the amount of the Revolving Credit Commitment or Canadian Commitment of any Lender hereunder without the consent of such Lender;

10.1.2       Extension of Payment; Reduction of Principal Interest or Fees; Modification of Terms of Payment.  Whether or not any Loans are outstanding, extend the Expiration Date or the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan), the Commitment Fee or any other fee payable to any Lender, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Lender, without the consent of each Lender directly affected thereby;

10.1.3       Release of Collateral or Guarantor.  Except for sales of assets permitted by Section 7.2.7 [Disposition of Assets or Subsidiaries], release all or substantially all of the Collateral or any Guarantor from its Obligations under the Guaranty Agreement without the consent of all Lenders (other than Defaulting Lenders); or

10.1.4       Availability.  Modify the definition of “Simplified Borrowing Base”, “Borrowing Base”, “Revolving Credit Availability”, “Canadian Availability”, “Canadian Borrowing Base” or any component definition thereof such the amounts available for borrowing by the Borrowers hereunder would be increased thereby, without the consent of all Lenders (other than Defaulting Lenders); or

10.1.5       Miscellaneous.  Amend Section 4.2 [Pro Rata Treatment of Lenders; Repayment of Advances], Section 9.3 [Exculpatory Provisions, Etc.], Section 4.3 [Sharing of Payments by Lenders] or this Section 10.1, or alter any provision regarding the pro rata treatment of the Lenders or requiring all Lenders to authorize the taking of any action or reduce any percentage specified in the definition of Required Lenders, in each case without the consent of all of the Lenders (other than Defaulting Lenders);

provided that no agreement, waiver or consent which would modify the interests, rights or obligations of the Administrative Agent or the Issuing Lender may be made without the written consent of the Administrative Agent or the Issuing Lender, as applicable, provided, further that, if in connection with any proposed waiver, amendment or modification referred to in Sections 10.1.1 through 10.1.5 above, the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained (each a "Non-Consenting Lender"), then the Borrowers shall have the right to replace any such Non-Consenting Lender with one or more replacement Lenders pursuant to Section 4.6.2 [Replacement of a Lender].   Notwithstanding anything to the contrary herein, no Deteriorating Lender or Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or Consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender.

10.2         No Implied Waivers; Cumulative Remedies.  No course of dealing and no delay or failure of the Administrative Agent or any Lender in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further exercise thereof or of any other right, power, remedy or privilege.  The rights and remedies of the Administrative Agent and the Lenders under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have.

10.3         Expenses; Indemnity; Damage Waiver.

10.3.1       Costs and Expenses.  The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arranger), and shall pay all fees and time charges and disbursements for attorneys who may be employees of the Administrative Agent or the Arranger, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Issuing Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Arranger, any Lender or the Issuing Lender (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, the Arranger, any Lender or the Issuing Lender), and shall pay all fees and time charges for attorneys who may be employees of the Administrative Agent, the Arranger, any Lender or the Issuing Lender, in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (iv) all reasonable out-of-pocket expenses of the Administrative Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.  The Administrative Agent shall use reasonable efforts to minimize expenses and shall furnish estimates of the expenses in respect of audits and appraisals to be undertaken after the Closing Date under the Loan Documents.  The Administrative Agent agrees (i) to advise the Borrowers upon its becoming aware that actual expenses in respect of such audits and appraisals will likely exceed the estimates previously provided therefor, and (ii) that the Administrative Agent shall not charge the Borrowers’ account with respect to such expenses until the Borrowers have had a reasonable opportunity to review the invoices with respect thereto, it being understood that all such expenses with respect to the audits and appraisals shall be paid as and when due hereunder.  The Administrative Agent agrees to provide the Borrowers with (i) a preliminary billing statement five (5) days before any payments referenced therein are due, and (ii) a final billing statement one (1) day before any payments referenced therein are due, it being understood that all such payments shall be made as and when due hereunder.

10.3.2       Indemnification by the Loan Parties.  The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance or nonperformance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) breach of representations, warranties or covenants of the Loan Parties under the Loan Documents, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, including any such items or losses relating to or arising under Environmental Laws or pertaining to environmental matters, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee's obligations hereunder or under any other Loan Document, if such Borrower or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Notwithstanding anything to the contrary herein, the Canadian Borrower's obligation to pay and indemnify shall be limited to matters, fees, expenses charges and disbursement, or losses, claims, damages and liabilities which the Administrative Agent determines in its reasonable judgment to be properly attributable or allocable to the Canadian Borrower.

10.3.3       Reimbursement by Lenders.  To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under Section 10.3.1 [Costs and Expenses] or Section 10.3.2 [Indemnification by the Loan Parties] to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Issuing Lender or such Related Party, as the case may be, such Lender's Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Issuing Lender in connection with such capacity.

10.3.4       Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable Law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof.  No Indemnitee referred to in Section 10.3.2 [Indemnification by Loan Parties] shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby unless as a result of the Indemnitee’s gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.

10.3.5       Payments.  All amounts due under this Section shall be payable not later than ten (10) days after (i) written demand therefor and (ii) the furnishing to an Authorized Officer of DSW of supporting documentation.

10.4         Holidays.  Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 [Interest Periods]) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day.  Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

10.5         Notices; Effectiveness; Electronic Communication.

10.5.1       Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.5.2 [Electronic Communications]), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier (i) if to a Lender, to it at its address set forth in its administrative questionnaire, or (ii) if to any other Person, to it at its address set forth on Schedule 1.1(B).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).  Notices delivered through electronic communications to the extent provided in Section 10.5.2 [Electronic Communications], shall be effective as provided in such Section.

10.5.2       Electronic Communications.  Notices and other communications to the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or the Issuing Lender if such Lender or the Issuing Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication.  Each of the Administrative Agent or any Loan Party may, in such Person’s discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgement from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

10.5.3       Change of Address, Etc.  Any party hereto may change its address, e-mail address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

10.6         Severability.  The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

10.7         Duration; Survival.  All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the execution and delivery of this Agreement, the completion of the transactions hereunder and Payment In Full.  All covenants and agreements of the Loan Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 [Payments] and Section 10.3 [Expenses; Indemnity; Damage Waiver], shall survive Payment In Full.  All other covenants and agreements of the Loan Parties shall continue in full force and effect from and after the date hereof and until Payment In Full.

10.8         Successors and Assigns.

10.8.1       Successors and Assigns Generally.  The provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.8.2 [Assignments by Lenders], (ii) by way of participation in accordance with the provisions of Section 10.8.4 [Participations], or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.8.6 [Certain Pledges; Successors and Assigns Generally] (and any other attempted assignment or transfer by any party hereto shall be null and void).  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.8.4 [Participations] and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

10.8.2      Assignments by Lenders.  Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)             Minimum Amounts.

(A)           in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)           in any case not described in clause (i)(A) of this Section 10.8.2, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption Agreement, as of the Trade Date) shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Commitment of the assigning Lender, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed).

(ii)            Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii)           Required Consents.  No consent shall be required for any assignment except for the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed) and:

(A)           the consent of the Borrowers (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrowers shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)           the consent of the Issuing Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

(iv)           Assignment and Assumption Agreement.  The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an administrative questionnaire provided by the Administrative Agent.

(v)           No Assignment to Loan Parties.  No such assignment shall be made to any Loan Party or any of any Loan Party's Affiliates or Subsidiaries.

(vi)           No Assignment to Natural Persons.  No such assignment shall be made to a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.8.3 [Register], from and after the effective date specified in each Assignment and Assumption Agreement, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available], Section 4.8 [Increased Costs], and Section 10.3 [Expenses, Indemnity; Damage Waiver] with respect to facts and circumstances occurring prior to the effective date of such assignment.  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.8.2 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.8.4 [Participations].

10.8.3       Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain a record of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time.  Such register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is in such register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  Such register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

10.8.4       Participations.  Provided that such Lender obtains a confidentiality and non-disclosure agreement prior to any sale of a participation, any Lender may at any time, without the consent of, or notice to, the Loan Parties or the Administrative Agent, sell participations to any Person (other than a natural person, any competitor of any Loan Party (but such limitation shall apply only if no Event of Default then exists) or any Loan Party or any of any Loan Party's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Loan Parties, the Administrative Agent and the Lenders, the Issuing Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to Section 10.1.1 [Increase of Commitment, Etc.], Section 10.1.2 [Extension of Payment, Etc.], or Section 10.1.3 [Release of Collateral or Guarantor]).  Subject to Section 10.8.5 [Limitations upon Participant Rights Successors and Assigns Generally], each Loan Party agrees that each Participant shall be entitled to the benefits of Section 3.4 [LIBOR Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] and Section 4.8 [Increased Costs] to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.8.2 [Assignments by Lenders].  To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 8.2.3 [Setoff] as though it were a Lender; provided such Participant agrees to be subject to Section 4.3 [Sharing of Payments by Lenders] as though it were a Lender.

10.8.5       Limitations upon Participant Rights Successors and Assigns Generally.  A Participant shall not be entitled to receive any greater payment under Section 4.8 [Increased Costs], Section 4.9 [Taxes] or Section 10.3 [Expenses; Indemnity; Damage Waiver] than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.9 [Taxes] unless the Loan Parties are notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Loan Parties, to comply with Section 4.9.5 [Status of Lenders] as though it were a Lender.

10.8.6       Certain Pledges; Successors and Assigns Generally.  Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

10.9         Publicity.  Each Loan Party consents to the publication by the Administrative Agent of customary trade advertising material in tombstone format relating to the financing transactions contemplated by this Agreement using any Loan Party’s name, logo or trademark.  The Administrative Agent shall provide a draft of any advertising material to the Borrowers for approval reasonably in advance of the publication thereof (but the approval of the Borrowers of such material shall not be unreasonably delayed or withheld).  The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

10.10       Confidentiality.

10.10.1     General.  Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information, except that Information may be disclosed (i) to its Affiliates and to its and its Affiliates' respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) as required in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (vii) with the consent of the Borrowers or (viii) to the extent such Information (Y) becomes publicly available other than as a result of a breach of this Section or (Z) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers or the other Loan Parties.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.10.2     Sharing Information With Affiliates of the Lenders.  Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Loan Parties or one or more of their Affiliates (in connection with this Agreement or otherwise) by any Lender or by one or more Subsidiaries or Affiliates of such Lender and each of the Loan Parties hereby authorizes each Lender to share any information delivered to such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement to any such Subsidiary or Affiliate subject to the provisions of Section 10.10.1 [General].

10.11        Counterparts; Integration; Effectiveness.

10.11.1     Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  Except as provided in Section 6 [Conditions Of Lending And Issuance Of Letters Of Credit], this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

10.12       CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.

10.12.1     Governing Law.  This Agreement shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles.  Each Standby Letter of Credit issued under this Agreement shall be subject either to the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance ("UCP") or the rules of the International Standby Practices (ICC Publication Number 590) ("ISP98"), as determined by the Issuing Lender, and each Commercial Letter of Credit shall be subject to UCP, and in each case to the extent not inconsistent therewith, the Laws of the State of Ohio without regard to is conflict of laws principles.

10.12.2     SUBMISSION TO JURISDICTION.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO SITTING IN FRANKLIN COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF OHIO, EASTERN DIVISION, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE ISSUING LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

10.12.3     WAIVER OF VENUE.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 10.12.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

10.12.4     SERVICE OF PROCESS.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION].  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

10.12.5     WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

10.13        Patriot Act Notice; Proceeds of Crime Act.  Each Lender that is subject to the USA Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies Loan Parties that pursuant to the requirements of the USA Patriot Act and the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “Proceeds of Crime Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of Loan Parties and other information that will allow such Lender or Administrative Agent, as applicable, to identify the Loan Parties in accordance with the USA Patriot Act and the Proceeds of Crime Act.  Each Loan Party is in compliance, in all material respects, with the Patriot Act and the Proceeds of Crime Act. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any purpose which would contravene or breach the Proceeds of Crime Act or for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

10.14        Additional Waivers.

10.14.1     Joint and Several Liability.  The Obligations are the joint and several obligation of each Loan Party provided that the Canadian Borrower and its Subsidiaries shall be liable only for the Canadian Liabilities. To the fullest extent permitted by Law, the obligations of each Loan Party shall not be affected by (i) the failure of the Administrative Agent, the Issuing Lender or any Lender to assert any claim or demand or to enforce or exercise any right or remedy against any other Loan Party under the provisions of this Agreement, any other Loan Document or otherwise, (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, this Agreement or any other Loan Document, or (iii) the failure to perfect any security interest in, or the release of, any of the Collateral or other security held by or on behalf of the Administrative Agent, the Issuing Lender or any Lender.

10.14.2     No Reduction of Obligations.  The obligations of each Loan Party  shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the indefeasible payment in full in cash of the Obligations (including the Canadian Liabilities) after the termination of the Commitments), including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Loan Party hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent, the Issuing Lender or any Lender to assert any claim or demand or to enforce any remedy under this Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, any default, failure or delay, willful or otherwise, in the performance of any of the Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Loan Party or that would otherwise operate as a discharge of any Loan Party as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations (including the Canadian Liabilities) after the termination of the Commitments).

10.14.3    Additional Waivers.  To the fullest extent permitted by Law, each Loan Party waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations and Canadian Liabilities and the termination of the Commitments. The Administrative Agent, the Issuing Lender and the Lenders, at their election, may foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party, or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Loan Party hereunder except to the extent that all the Obligations and Canadian Liabilities have been indefeasibly paid in full in cash and the Commitments have been terminated.  Each Loan Party waives any defense arising out of any such election even though such election operates, pursuant to Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Loan Party against any other Loan Party, as the case may be, or any security.

10.14.4     Subordination.  Upon payment by any Loan Party of any Obligations, all rights of such Loan Party against any other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Obligations and the Canadian Liabilities and the termination of the Commitments. In addition, any indebtedness of any Loan Party now or hereafter held by any other Loan Party is hereby subordinated in right of payment to the prior indefeasible payment in full of the Obligations and Canadian Liabilities and no Loan Party will demand, sue for or otherwise attempt to collect any such indebtedness.  Each Loan Party waives and agrees it will not exercise any rights against any other Loan Party arising in connection with, or any Collateral securing, the Obligations (including rights of subrogation, contribution, reimbursement, indemnity and the like) until the Obligations and Canadian Liabilities have been indefeasibly paid in full in cash, and all Commitments have been terminated and all Letters of Credit have expired.  If any amount shall erroneously be paid to any Loan Party on account of (i) such subrogation, contribution, reimbursement, indemnity or similar right or (ii) any such indebtedness of any Loan Party, such amount shall be deemed to have been paid to such Loan Party for the benefit of, and shall be held in trust for the benefit of, the Administrative Agent and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of this Agreement.  Subject to the foregoing, to the extent that any Borrower shall, under this Agreement as a joint and several obligor, repay any of the Obligations constituting Revolving Credit Loans made to another Borrower hereunder or other Obligations incurred directly and primarily by any other Borrower (an "Accommodation Payment"), then the Borrower making such Accommodation Payment shall be entitled to contribution and indemnification from, and be reimbursed by, each of the other Borrowers in an amount, for each of such other Borrowers, equal to a fraction of such Accommodation Payment, the numerator of which fraction is such other Borrower's Allocable Amount and the denominator of which is the sum of the Allocable Amounts of all of the Borrowers.  As of any date of determination, the "Allocable Amount" of each Borrower shall be equal to the maximum amount of liability for Accommodation Payments which could be asserted against such Borrower hereunder without (a) rendering such Borrower (1) "insolvent" within the meaning of Section 101 (31) of the Bankruptcy Code described in clause (i) of the definition thereof, Section 2 of the Uniform Fraudulent Transfer Act ("UFTA") or Section 2 of the Uniform Fraudulent Conveyance Act ("UFCA"), or (2) in the case of the Canadian Borrower, an “insolvent person” within the meaning of such term in the Bankruptcy Code described in clause (ii) of the definition thereof, (b) leaving such Borrower with unreasonably small capital or assets, within the meaning of Section 548 of the Bankruptcy Code described in clause (i) of the definition thereof, Section 4 of the UFTA, or Section 5 of the UFCA, or (c) leaving such Borrower unable to pay its debts as they become due within the meaning of Section 548 of the Bankruptcy Code described in clause (i) of the definition thereof or Section 4 of the UFTA, or Section 5 of the UFCA.

10.15        Obligations Upon Receipt of Indefeasible Payment In Full.

Upon full, final and indefeasible payment in full in cash of the Obligations (including the Canadian Liabilities), the expiration of all Commitments and Letters of Credit, termination of the Commitments and expiration or termination of all Letters of Credit (or with respect to any undrawn Letters of Credit, the full Cash Collateralization thereof or the supporting thereof by another letter of credit from an issuing bank and on terms satisfactory to the Issuing Lender and the Administrative Agent), (i) all rights and remedies of each Loan Party and each Lender hereunder shall cease, so long as any payment so made and applied to the Obligations (including the Canadian Liabilities) is not thereafter recovered from or repaid by the Administrative Agent or any other Secured Party in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against a Loan Party, whereupon this Agreement and the other Loan Documents shall be automatically reinstated without any further action by a Loan Party and the Administrative Agent and shall continue to be fully applicable to such Obligations (including the Canadian Liabilities) to the same extent as though the payment so recovered or repaid had never been originally made on such Obligations (including the Canadian Liabilities), and (ii) the Administrative Agent agrees to execute and/or deliver, as applicable, to DSW, in each case at the Loan Parties’ sole cost and expense, (1) all property pledged and delivered to the Administrative Agent under this Agreement or any other Loan Document (including without limitation stock or other certificates, notes receivable, certificates of title, direct pay notices to account debtors, change of address forms and other instruments, together with accompanying stock powers and allonges in the forms delivered to the Administrative Agent); (2) the original promissory notes executed in connection with the Obligations (including the Canadian Liabilities) marked “CANCELLED”; (3) all guaranty agreements, indemnification agreements and other accommodation agreements executed by any guarantor, marked “CANCELLED”; and (4) UCC-3 termination statements with respect to the UCC filings made by the Administrative Agent in respect of each Loan Party, as applicable, and  releases of any other liens or encumbrances filed against any property.

In connection with the termination of this Agreement, the Administrative Agent may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Administrative Agent, the Lenders and the Issuing Lender against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, (y) any Obligations that may thereafter arise under Section 10.3.1 [Costs and Expenses] and Section 10.3.2 [Indemnification by the Loan Parties].

10.16        Limitation Of Canadian Borrower’s Liability.Notwithstanding anything to the contrary herein contained, the liability of the Canadian Borrower hereunder and under any other Loan Documents shall be limited to the Canadian Liabilities, and the Canadian Borrower shall have no liability whatsoever under the Loan Documents with respect to any other Obligations of the Domestic Borrowers.

10.17        Judgment Currency.

10.17.1     Judgment Currency. If, for the purpose of obtaining or enforcing judgment against the Canadian Borrower in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 10.17 referred to as the “Judgment Currency”) an amount due in CD$ or Dollars under this Agreement, the conversion will be made at the rate of exchange prevailing on the Business Day immediately preceding:

10.17.1.1             the date of actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date; or

10.17.1.2             the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 10.17 being hereinafter in this Section 10.17 referred to as the “Judgment Conversion Date”).

10.17.2     Change in Exchange Rate. If, in the case of any proceeding in the court of any jurisdiction referred to in Section 10.17.1.2, there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the Canadian Borrower will pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of CD$ or Dollars, as the case may be, which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date.

10.17.3     Canadian Liabilities. Any amount due from the Canadian Borrower under the provisions of Section 10.17.2 will be due as a separate debt and will not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement.

10.17.4     Rate of Exchange. The term “rate of exchange” in this Section 10.17 means:

10.17.4.1            for a conversion of CD$ to the Judgment Currency, the reciprocal of the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of the Judgment Currency to CD$;

10.17.4.2            for a conversion of Dollars to the Judgment Currency when the Judgment Currency is CD$, the official noon rate of exchange published by the Bank of Canada for the date in question for the conversion of Dollars to CD$;

10.17.4.3            for a conversion of Dollars to the Judgment Currency when the Judgment Currency is not CD$, the effective rate obtained when a given amount of Dollars is converted to CD$ at the rate determined pursuant to this Section 10.17.4.2 and the result thereof is then converted to the Judgment Currency pursuant to Section 10.17.4.1; or

10.17.4.4            if a required rate is not so published by the Bank of Canada for any such date, the spot rate quoted by the Canadian Agent at Toronto, Canada at approximately noon (Toronto time) on that date in accordance with its normal practice for the applicable currency conversion in the wholesale market.

10.18        Language.

The parties herein have expressly requested that this Agreement and all related documents be drawn up in the English language.  A la demande expresse des parties aux présentes, cette convention et tout document y afférent ont été rédigés en langue anglaise.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

ATTEST:	BORROWERS:

DSW INC.

	By:	/s/Kurt Gatterdam

	Name:	Kurt Gatterdam

	Title:	Vice President and Treasurer

DSW SHOE WAREHOUSE, INC.
	By:	/s/Kurt Gatterdam

	Name:	Kurt Gatterdam

	Title:	Vice President and Treasurer

Signature Page to Credit Agreement

GUARANTORS:

ETAILDIRECT LLC

By:	/s/Kurt Gatterdam

Name:	Kurt Gatterdam

Title:	Vice President and Treasurer

DSW INFORMATION TECHNOLOGY LLC

By:	/s/Kurt Gatterdam

Name:	Kurt Gatterdam

Title:	Vice President and Treasurer

BRAND CARD SERVICES LLC

By:	/s/Kurt Gatterdam

Name:	Kurt Gatterdam

Title:	Vice President and Treasurer

MINT STUDIO LLC

By:	/s/Kurt Gatterdam

Name:	Kurt Gatterdam

Title:	Vice President and Treasurer

Signature Page to Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent, as a Lender and as Issuing Lender

By:	/s/ George M. Gevas

Name:	George M. Gevas

Title:	Senior Vice President

PNC BANK CANADA BRANCH, as a Canadian Lender

By:	/s/ Mike Danby

Name:	Mike Danby

Title:	Assistant Vice President

Signature Page to Credit Agreement

EXHIBIT 1.1(A)

ASSIGNMENT AND ASSUMPTION AGREEMENT

This ASSIGNMENT AND ASSUMPTION AGREEMENT (the "Assignment") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee").  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below  (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Agent as contemplated below, (i) the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swing Loans) and (ii) to the extent permitted to be assigned under applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by the Assignor to the Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as the "Assigned Interest").  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	______________________________

2.	Assignee:	______________________________ [and is an Affiliate1]

3.	Borrowers:	DSW Inc. and DSW Shoe Warehouse, Inc., together with any other Person joining the Credit Agreement as a “Borrower” thereunder

4.	Agent:	PNC Bank, National Association, as administrative agent under the Credit Agreement

5.	Credit Agreement:
The Credit Agreement dated as of June 30, 2010 by, among others, the Borrowers party thereto, the Guarantors party thereto, the Lenders party thereto and the Agent, as administrative agent for the Lenders.

________________
1 Insert if applicable

6.            Assigned Interest:

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned2	Percentage Assigned of Commitment/Loans3
________________4	$_____________	$_____________	__________%
________________	$_____________	$_____________	__________%
________________	$_____________	$_____________	__________%

Effective Date:   _____________ ___, 20___ [TO BE INSERTED BY AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]5

________________
2 Subject to minimum amount requirement, if applicable, as set forth in Section 10.8.2(i) of the Credit Agreement
3  Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
4  Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Assignment (e.g. "Revolving Credit Commitment", "Swing Loan Commitment", etc.) The same percentage of each facility owned by the Assignor shall be assigned to the Assignee.
5 Assignor shall pay a fee of $3,500 to the Agent in connection with the Assignment.

2

EXHIBIT 1.1(A)

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Title:

EXHIBIT 1.1(A)

Consented to and Accepted:

PNC BANK, NATIONAL ASSOCIATION, as
Agent

By
Name:
Title:

[Consented to:]6

DSW INC., as a Borrower

By
Name:
Title:

DSW SHOE WAREHOUSE, INC., as a Borrower

By
Name:
Title:

[OTHER BORROWER(S), as a Borrower]

By
Name:
Title:

[Consented to:]7

PNC BANK, NATIONAL ASSOCIATION, as
Issuing Lender

By
Name:
Title:

________________
6  To the extent required under Sections 10.8.2(i)(B) and 10.8.2(iii)(A) of the Credit Agreement.
7  To the extent required under Section 10.8.2(iii)(B) of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ASSUMPTION AGREEMENT

Reference is made to the Credit Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") dated as of June 30, 2010 by and among DSW Inc., DSW Shoe Warehouse, Inc. (together with each of the other Persons which become Borrowers under the Agreement from time to time each, a “Borrower”, and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the “Agent”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

1.  Representations and Warranties.

1.1   Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other Loan Documents, or any Collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective Obligations under any Loan Document.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements, if any, of an eligible assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.3 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if Assignee is not incorporated or organized under the laws of the United States of America or any State thereof, attached to the Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.   Payments.    From and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date.  The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3.  General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Assignment.  This Assignment shall be governed by, and construed in accordance with, the laws of the State of Ohio.

4.  Delivery.  If the Assignee is not a Lender, the Assignee shall deliver to the Agent an administrative questionnaire in form satisfactory to the Agent.

2

EXHIBIT 1.1(C)

COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS

THIS COLLATERAL ASSIGNMENT OF CONTRACT RIGHTS (this “Assignment”) is made and entered into the 30th day of June, 2010, by the entities listed on the signature page hereto and each Person who hereafter becomes a Borrower or a Guarantor under the Credit Agreement (defined below) (subsequently joining this agreement) (each being individually referred to herein as an "Assignor" and collectively as the "Assignors") in favor of PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders referred to below (in such capacity, "Assignee").

WITNESSETH:

WHEREAS, pursuant to that certain Credit Agreement dated as of even date herewith (as it may be hereafter amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by, among others, (a) DSW INC., an Ohio corporation and DSW SHOE WAREHOUSE, INC., a Missouri corporation, as Borrowers (together with each of the other Persons which become Borrowers under the Credit Agreement from time to time, each, a “Borrower”, and collectively, the “Borrowers”),  (b) ETAILDIRECT LLC, a Delaware limited liability company, BRAND CARD SERVICES LLC, an Ohio limited liability company, DSW INFORMATION TECHNOLOGY LLC, an Ohio limited liability company and MINT STUDIO  LLC, an Ohio limited liability company, as Guarantors (together with each of the other Persons which become Guarantors under the Credit Agreement from time to time, each, a “Guarantor”, and collectively, the “Guarantors”), (c) the Lenders party thereto from time to time, and (d) the Assignee, the Lenders have agreed to provide Loans to the Borrowers and the Issuing Lender has agreed to issue Letters of Credit for the account of the Borrowers; and

WHEREAS, pursuant to that certain Security Agreement dated as of even date herewith (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”) by the Assignors and the Agent, the Assignors have granted in favor of Assignee a security interest in certain of their assets as security for the Secured Obligations (as defined in the Security Agreement);

WHEREAS, as a supplement to and without limiting their obligations under the Security Agreement and the other Loan Documents (as defined in the Credit Agreement), in order to further evidence the grant of security interest provided in the Security Agreement, the parties hereto desire that Assignee be granted a collateral assignment of contract rights and security interest in all rights of Assignors under the documents, instruments and agreements described on Schedule I annexed hereto (each, an "Assigned Contract", and collectively, the “Assigned Contracts”).

NOW, THEREFORE, in consideration of the promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each Assignor, and intending to be legally bound, each Assignor assigns as collateral and grants a security interest to Assignee in all of its right, title and interest in and to each Assigned Contracts to which it is a party to the extent such Assigned Contract permits such assignment and to the fullest extent permitted by Law.

1.             Except as otherwise expressly defined herein, capitalized terms used in this Assignment shall have the respective meanings given to them in the Credit Agreement.

2.             As a supplement to and without limiting its obligations under the Security Agreement and the other Loan Documents, each Assignor does hereby collaterally assign to and grant a security interest to Assignee, its respective successors and assigns in all the rights, interests and privileges which such Assignor has or may have in or under the Assigned Contracts to which it is a party, including without limiting the generality of the foregoing, the present and continuing right after the occurrence and during the continuance of an Event of Default, in its own name, or in the name of such Assignor, or otherwise, but subject to the provisions and limitations of Sections 3 and 4 hereof, (i) to make claim for, enforce, perform, collect and receive any and all rights under the Assigned Contracts to which it is a party, (ii) to do any and all things which such Assignor is or may become entitled to do under the Assigned Contracts to which it is a party, and (iii) to make all waivers and agreements, give all notices, consents and releases and other instruments and to do any and all other things whatsoever which such Assignor is or may become entitled to do under the Assigned Contracts to which it is a party.

3.             The acceptance of this Assignment and the payment or performance under the Assigned Contracts shall not constitute a waiver of any rights of Assignee under the terms of the Notes, the Credit Agreement or any other Loan Documents, it being understood that, until an Event of Default shall have occurred and be continuing, and the exercise of Assignee's rights under Section 4 hereof, each Assignor shall have all rights to the Assigned Contracts to which it is a party and to retain, use and enjoy the same.

4.             Each Assignor, upon the occurrence and during the continuance of an Event of Default, hereby authorizes Assignee, at Assignee's option, to do all acts required or permitted under the Assigned Contracts as Assignee in its reasonable discretion may deem proper.  Each Assignor does hereby irrevocably constitute and appoint Assignee, while this Assignment remains in force and effect and, in each instance, to the full extent permitted by applicable Law, its true and lawful attorney in fact, coupled with an interest and with full power of substitution and revocation, for such Assignor and in its name, place and stead, to demand and enforce compliance with all the terms and conditions of the Assigned Contracts to which it is a party and all benefits accrued thereunder, whether at law, in equity or otherwise; provided, however, that Assignee shall not exercise any such power unless and until an Event of Default shall have occurred and be continuing.

5.             Assignee shall not be obligated to perform or discharge any obligation or duty to be performed or discharged by any Assignor under any Assigned Contract, each Assignor hereby agrees to indemnify Assignee for, and to save Assignee harmless from, any and all liability arising under any Assigned Contract, other than arising or resulting from Assignee's (or its agents’, employees’ or contractors’) gross negligence or willful misconduct.

6.           Each Assignor shall, upon Assignee’s reasonable request, use commercially reasonable efforts to cause the counterparty to each Assigned Contract to enter into an agreement with Assignee, in form and substance reasonably satisfactory to Assignee, pursuant to which such counterparty shall, among other things, agree to (i) provide Assignee with access to any premises owned or leased by such counterparty where any Collateral of such Assignor is located, (ii) keep such Collateral segregated from any other personal property located on such premises, and (iii) remit all proceeds of such Collateral received by such counterparty to Assignee for application to the Obligations.

7.           Each Assignor agrees that this Assignment and the designation and directions herein set forth are irrevocable, subject to termination of this Assignment (and reinstatement thereof) as provided in Section 10 hereof.

8.           Neither this Assignment nor any action or inaction on the part of Assignee shall constitute an assumption on the part of Assignee of any obligations or duties under any Assigned Contract.

9.           Each Assignor covenants and warrants that:

9.1           it has the power and authority to assign the Assigned Contracts to which it is a party and there have been no prior assignments of such Assigned Contracts other than in connection with the Existing Credit Agreement, which assignments are being terminated on the Closing Date;

9.2           each Assigned Contract is a valid contract, and that there are, to the extent ascertainable by such Assignor, no defaults on the part of any of the parties thereto as of the Closing Date;

9.3           it will not assign, pledge or otherwise encumber any Assigned Contract to which it is a party without the prior written consent of Assignee;

9.4           it will not cancel, terminate or accept any surrender of any Assigned Contract (except as may otherwise be permitted by the Credit Agreement) without having obtained the prior written consent of Assignee thereto (which consent shall not be unreasonably withheld or delayed), and it will not amend or modify the same directly or indirectly in any respect whatsoever, to the extent that any such amendment or modification could reasonably be expected to adversely affect or impair Assignor’s ability to realize the value of the Inventory or the proceeds from the sale of such Inventory;

9.5           it will (i) not waive or give any consent with respect to any default or material variation in the performance under any Assigned Contract, (ii) at all times take proper steps to enforce all of the provisions and conditions thereof, in each case under such clauses (a) and (b) to the extent that any such consent or failure to enforce could reasonably be expected to adversely affect or impair Assignor’s ability to realize the value of the Inventory at each location described in the Assigned Contact or the proceeds from the sale of such Inventory, and (iii) forthwith notify Assignee of any default under such Assigned Contract to the extent required by the Credit Agreement;

9.6           it will perform and observe, or cause to be performed and observed in all material respects, all of the terms, covenants and conditions on its part to be performed and observed with respect to the Assigned Contracts; and

9.7           it will execute from time to time any and all additional collateral assignments or instruments of further assurance to Assignee, as Assignee may at any time reasonably request.

10.           Upon indefeasible payment in full in cash of the Secured Obligations, termination of the Commitments and expiration or termination of all Letters of Credit (or with respect to any undrawn Letters of Credit, the full Cash Collateralization thereof or the supporting thereof by another letter of credit from an issuing bank and on terms satisfactory to the Issuing Lender and the Agent), this Assignment and all of Assignee's right, title and interest hereunder with respect to the Assigned Contracts shall terminate without regard to its conflicts of law principles; provided, however, that this Assignment and the Liens granted herein shall be reinstated if at any time payment, or any part thereof, of any Secured Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party (as defined in the Security Agreement) upon the bankruptcy or reorganization of any Assignor or otherwise.

11.           This Assignment shall inure to the benefit of Assignee, its respective successors and assigns, and shall be binding upon each Assignor, its successors, successors in title and assigns.

12.           This Assignment shall be deemed to be a contract under the laws of the State of Ohio without regard to its conflict of laws principles.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties have duly executed this instrument under seal as of the day and year first above written.

ASSIGNORS:	DSW INC., as a Borrower

	By:	/s/ Kurt Gatterdam
	Name:	Kurt Gatterdam
	Title:	Treasurer

DSW SHOE WAREHOUSE, INC., as a Borrower

	By:	/s/ Kurt Gatterdam
	Name:	Kurt Gatterdam
	Title:	Treasurer

ETAILDIRECT LLC, as a Guarantor

	By:	/s/ Kurt Gatterdam
	Name:	Kurt Gatterdam
	Title:	Treasurer

BRAND CARD SERVICES LLC, as a Guarantor

	By:	/s/ Kurt Gatterdam
	Name:	Kurt Gatterdam
	Title:	Treasurer

DSW INFORMATION TECHNOLOGY LLC, as a Guarantor

	By:	/s/ Kurt Gatterdam
	Name:	Kurt Gatterdam
	Title:	Treasurer

MINT STUDIO LLC, as a Guarantor

	By:	/s/ Kurt Gatterdam
	Name:	Kurt Gatterdam
	Title:	Treasurer

Signature Page to Collateral Assignment of Contract Rights

ASSIGNEE:	PNC BANK, NATIONAL ASSOCIATION, as Agent

	By:	/s/ George M. Gevas
	Name:	George M. Gevas
	Title:	Senior Vice President

Signature Page to Collateral Assignment of Contract Rights

Schedule I

Assigned Contracts

1.	Supply Agreement dated as of January 30, 2005 by and between DSW Inc. (f/k/a Shonac Corporation) and SYL, LLC (f/k/a Filene’s Basement, Inc.), as amended and in effect

2.	Supply Agreement (Combo Stores) dated as of January 30, 2005 by and between DSW Inc. (f/k/a Shonac Corporation) and SYL, LLC (f/k/a Filene’s Basement, Inc.), as amended and in effect

3.	Amended and Restated Supply Agreement dated as of May 30, 2006 by and between DSW Inc. and Stein Mart, Inc., as amended and in effect

4.	Supply Agreement dated as of June 10, 2004 by and between DSW Inc. (f/k/a Shonac Corporation) and Gordmans, Inc., as amended and in effect

5.	Supply Agreement dated as of September 16, 2003 by and between DSW Inc. (f/k/a Shonac Corporation) and Retail Therapy, LLC (d/b/a Frugal Fannie’s Fashion Warehouse), as amended and in effect

Schedule I to Collateral Assignment of Contract Rights

EXHIBIT 1.1(G)(1)

FORM OF
GUARANTOR JOINDER AND ASSUMPTION AGREEMENT

THIS GUARANTOR JOINDER AND ASSUMPTION AGREEMENT (this “Joinder”) is made as of ____________, 20__, by _____________________________________________________, a _____________________ [corporation/partnership/limited liability company] (the "New Guarantor").

Background

Reference is made to (i) the Credit Agreement, dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by, among others, DSW Inc., DSW Shoe Warehouse, Inc. (together with each of the other Persons which become Borrowers under the Credit Agreement from time to time each, a “Borrower”, and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative  Agent"), (ii) the Continuing Agreement of Guaranty and Suretyship, dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Guaranty") of Guarantors given to the Administrative Agent, the Lenders and the Issuing Lender (together with each of their respective Affiliates, collectively, the “Secured Parties”), (iii)  the Security Agreement, dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement") among the Loan Parties and the Administrative Agent for the benefit of the Secured Parties, and (iv) the other Loan Documents.

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.

New Guarantor hereby becomes a Guarantor under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by New Guarantor as a result of being or becoming affiliated with the Borrowers and the Guarantors, New Guarantor hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the Obligations of, a "Loan Party" and a "Guarantor", jointly and severally under the Credit Agreement, a "Guarantor," jointly and severally with the existing Guarantors under the Guaranty, a "Debtor" jointly and severally under the Security Agreement and a Loan Party or Guarantor, as the case may be, under each of the other Loan Documents to which the Loan Parties or Guarantors are a party; and, New Guarantor hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the indefeasible payment in full in cash of the Secured Obligations, expiration or termination of all Letters of Credit (or with respect to any undrawn Letters of Credit, the full Cash Collateralization thereof or the supporting thereof by another letter of credit from an issuing bank and on terms satisfactory to the Issuing Lender and the Administrative Agent), and the payment and performance of all other Obligations of the Loan Parties under the Loan Documents, New Guarantor shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, Guaranty, Security Agreement and each of the other Loan Documents jointly and severally with the existing parties thereto.  Without limiting the generality of the foregoing, New Guarantor hereby represents and warrants that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement applicable to a Loan Party is true and correct as to New Guarantor on and as of the date hereof (other than representations and warranties that relate solely to an earlier date, in which case such representations and warranties are true and accurate as of such earlier date) and (ii) New Guarantor has heretofore received a true and correct copy of the Credit Agreement, Guaranty, Security Agreement and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Guarantor hereby makes, affirms, and ratifies in favor of the Administrative Agent and the other Secured Parties the Credit Agreement, Guaranty, Security Agreement and each of the other Loan Documents given by the Guarantors to the Administrative Agent or any of the other Secured Parties, and to the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules of any of such Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

Without limiting the foregoing, as security for the due and punctual payment and performance of the Secured Obligations in full, New Guarantor hereby agrees that the Secured Parties shall have, and New Guarantor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself and the other Secured Parties, a continuing first priority Lien on, and security interest under the UCC in and to, the Collateral (as defined in the Security Agreement) subject only to Permitted Liens having priority by operation of Law.  New Guarantor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the UCC or (ii) the perfection of a valid and enforceable first priority security interest therein under the UCC cannot be accomplished either by (a) the Administrative Agent taking possession thereof, (b) the Administrative Agent’s having “control”  (as defined in the UCC) thereof, or (c) by the filing in appropriate locations of appropriate UCC financing statements executed by New Guarantor, New Guarantor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating, protecting and preserving a valid and perfected first priority Lien on such item, subject only to Permitted Liens having priority by operation of Law, enforceable against New Guarantor and all third parties to secure the Secured Obligations.

New Guarantor is simultaneously delivering to the Administrative Agent the documents, instruments and agreements, together with this Joinder, required under Sections 6.1.1 [Deliveries] and 7.2.9 [Subsidiaries, Partnership and Joint Ventures] of the Credit Agreement, and is otherwise satisfying the obligations of Sections 6.1.2 [Other Conditions Precedent] and 6.1.3 [Payment of Fees and Expenses] of the Credit Agreement.

In furtherance of the foregoing, New Guarantor shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents.

This Joinder shall be deemed to be a contract under the laws of the State of Ohio without regard to its conflict of laws principles.

The provisions of this Joinder are intended to be severable.  If any provision of this Joinder shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

This Joinder may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Joinder by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Joinder.

[signature page follows]

 [SIGNATURE PAGE 1 OF 2 OF GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Guarantor has duly executed this Joinder and delivered the same to the Administrative Agent for the benefit of the Secured Parties, as of the date and year first above.

ATTEST:

By:
Name:	Name:
Title:	Title:

 [SIGNATURE PAGE 2 OF 2 OF GUARANTOR JOINDER AND ASSUMPTION AGREEMENT]

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT 1.1(G)(2)

FORM OF
CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP

This Continuing Agreement of Guaranty and Suretyship (this "Guaranty"), dated as of this 30th day of June, 2010, is jointly and severally given by each of the undersigned and each of the other Persons which become Guarantors hereunder from time to time (each, a "Guarantor", and collectively, the "Guarantors") in favor of (i) PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the "Administrative Agent") in connection with that Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by, among others, (a) DSW Inc., an Ohio corporation, and DSW Shoe Warehouse, Inc., a Missouri corporation, as Borrowers (together with each of the other Persons which become Borrowers under the Credit Agreement (defined below) from time to time each, a “Borrower”, and collectively, the “Borrowers”), (b) the Guarantors, (c) the Administrative Agent, and (d) the Lenders now or hereafter party thereto, (ii) the Lenders, and (iii) the Issuing Lender (together with the Administrative Agent, the Lenders, and each of their respective Affiliates, each, a “Secured Party”, and collectively, the “Secured Parties”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Credit Agreement and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Guaranty.

1.           Guarantied Obligations.  To induce the Administrative Agent and the Lenders to make loans and grant other financial accommodations to the Borrowers under the Credit Agreement, and to induce the Issuing Lender to issue Letters of Credit under the Credit Agreement, each Guarantor hereby jointly and severally unconditionally, and irrevocably, guaranties to each Secured Party; and becomes surety, as though it was a primary obligor for, the full and punctual payment and performance when due (whether on demand, at stated maturity, by acceleration, or otherwise and including any amounts which would become due but for the operation of an automatic stay under the federal bankruptcy code of the United States or any similar Laws of any country or jurisdiction) of all Obligations (including, without limitation, all Canadian Liabilities) from time to time of the Borrowers or any other Guarantor to any of the Secured Parties or any Affiliate of any Secured Party under or in connection with the Credit Agreement or any other Loan Document, whether for principal, interest, fees, indemnities, expenses, or otherwise, and all refinancings or refundings thereof, whether such obligations, liabilities, or indebtedness are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising (and including Obligations (including, without limitation, Canadian Liabilities) arising or accruing after the commencement of any bankruptcy, insolvency, reorganization, or similar proceeding with respect to any Borrower or any Guarantor or which would have arisen or accrued but for the commencement of such proceeding, even if the claim for such obligation, liability, or indebtedness is not enforceable or allowable in such proceeding, and including all Obligations (including, without limitation, all Canadian Liabilities) arising from any extensions of credit under or in connection with the Loan Documents from time to time, regardless whether any such extensions of credit are in excess of the amount committed under or contemplated by the Loan Documents or are made in circumstances in which any condition to extension of credit is not satisfied) (all of the foregoing Obligations (including, without limitation, all Canadian Liabilities) are referred to herein collectively as the "Guarantied Obligations" and each as a "Guarantied Obligation").  Without limitation of the foregoing, any of the Guarantied Obligations shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty if any Secured Party (or any one or more assignees or transferees thereof) from time to time assigns or otherwise transfers all or any portion of its respective rights and obligations under the Loan Documents, or any other Guarantied Obligations, to any other Person.   In furtherance of the foregoing, each Guarantor jointly and severally agrees as follows.

2.           Guaranty. Each Guarantor hereby promises to pay and perform all such Guarantied Obligations immediately upon demand of the Administrative Agent or the Required Lenders.   All payments made hereunder shall be made by each Guarantor in immediately available funds in United States Dollars and shall be made without setoff, counterclaim, withholding, or other deduction of any nature.  Each Guarantor hereby acknowledges and agrees that this Guaranty constitutes a guaranty of payment and performance when due of all Guarantied Obligations, and not of collection.

3.           Obligations Absolute.  The obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise diminished by the failure, default, omission, or delay, willful or otherwise, by any Secured Party, or any Borrower or any other obligor on any of the Guarantied Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.  Each of the Guarantors agrees that the Guarantied Obligations will be paid and performed strictly in accordance with the terms of the Loan Documents.  Each Guarantor agrees that the Guarantied Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Guarantied Obligation.  Without limiting the generality of the foregoing, each Guarantor hereby consents to, at any time and from time to time, and the joint and several obligations of each Guarantor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following:

(a)           Any lack of genuineness, legality, validity, enforceability or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Guarantied Obligations and regardless of any Law, regulation or order now or hereafter in effect in any jurisdiction affecting any of the Guarantied Obligations, any of the terms of the Loan Documents, or any rights of any Secured Party or any other Person with respect thereto;

(b)           Any increase, decrease, or change in the amount, nature, type or purpose of any of, or any release, surrender, exchange, compromise or settlement of any of the Guarantied Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Guarantied Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Guarantied Obligations;

(c)           Any failure to assert any breach of or default under any Loan Document or any of the Guarantied Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against any Borrower or any other Person under or in connection with any Loan Document or any of the Guarantied Obligations; any refusal of payment or performance of any of the Guarantied Obligations, whether or not with any reservation of rights against any Guarantor; any application of collections (including but not limited to collections resulting from realization upon any direct or indirect security for the Guarantied Obligations) to other obligations, if any, not entitled to the benefits of this Guaranty, in preference to Guarantied Obligations entitled to the benefits of this Guaranty, or if any collections are applied to Guarantied Obligations, any application to particular Guarantied Obligations;

(d)           Any taking, exchange, amendment, modification, waiver, supplement, termination, subordination, compromise, release, surrender, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights, or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by any Secured Party, or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by any Secured Party, or any other Person in respect of, any direct or indirect security for any of the Guarantied Obligations, including without limitation, the release or substitution of any one or more endorsees, the Borrowers or other obligors.  As used in this Guaranty, "direct or indirect security" for the Guarantied Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Guarantied Obligations, made by or on behalf of any Person;

(e)           Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Borrower or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Borrower or any other Person; or any action taken or election made by any Secured Party (including but not limited to any election under Section 1111(b)(2) of the United States Bankruptcy Code), any Borrower, or any other Person in connection with any such proceeding;

(f)           Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Borrower or any other Person with respect to any Loan Document or any of the Guarantied Obligations; or any discharge by operation of Law or release of any Borrower or any other Person from the performance or observance of any Loan Document or any of the Guarantied Obligations;

(g)           Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of, any Guarantor, a guarantor or a surety, excepting only full, strict, and indefeasible payment and performance of the Guarantied Obligations in full.

Each Guarantor acknowledges, consents, and agrees that new Guarantors may join in this Guaranty pursuant to Section 7.2.9 of the Credit Agreement and each Guarantor affirms that its obligations shall continue hereunder undiminished.

4.           Waivers, etc.  Each of the Guarantors hereby waives any defense to or limitation on its obligations under this Guaranty arising out of or based on any event or circumstance referred to in Section 3 hereof.  Without limitation and to the fullest extent permitted by applicable Law, each Guarantor waives each of the following:

(a)           All notices, disclosures and demand of any nature which otherwise might be required from time to time to preserve intact any rights against any Guarantor, including the following:  any notice of any event or circumstance described in Section 3 hereof; any notice required by any Law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Guarantied Obligations; any notice of the incurrence of any Guarantied Obligation; any notice of any default or any failure on the part of any Borrower or any other Person to comply with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; and any notice of any information pertaining to the business, operations, condition (financial or otherwise) or prospects of any Borrower or any other Person;

(b)           Any right to any marshalling of assets, to the filing of any claim against any Borrower or any other Person in the event of any bankruptcy, insolvency, reorganization or similar proceeding, or to the exercise against any Borrower or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any requirement of promptness or diligence on the part of any Secured Party, or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Guarantied Obligations or any direct or indirect security for any of the Guarantied Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Guaranty or any other Loan Document, and any requirement that any Guarantor receive notice of any such acceptance;

(c)           Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including but not limited to anti-deficiency Laws, "one action" Laws or the like), or by reason of any election of remedies or other action or inaction by any Secured Party (including but not limited to commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Guarantied Obligations), which results in denial or impairment of the right of any Secured Party to seek a deficiency against any Borrower or any other Person or which otherwise discharges or impairs any of the Guarantied Obligations; and

(d)           Any and all defenses it may now or hereafter have based on principles of suretyship, impairment of collateral, or the like.

5.           Reinstatement. This Guaranty is a continuing obligation of the Guarantors and shall remain in full force and effect notwithstanding that no Guarantied Obligations may be outstanding from time to time and notwithstanding any other event or circumstance.  Upon termination of all Commitments, the expiration of all Letters of Credit and indefeasible payment in full in cash of all Guarantied Obligations, this Guaranty shall terminate; provided, however, that this Guaranty shall continue to be effective or be reinstated, as the case may be, any time any payment of any of the Guarantied Obligations is rescinded, recouped, avoided, or must otherwise be returned or released by any Secured Party upon or during the insolvency, bankruptcy, or reorganization of, or any similar proceeding affecting, any Loan Party or for any other reason whatsoever, all as though such payment had not been made and was due and owing.

6.           Agreement to Pay; Subrogation.  Upon payment by any Guarantor of any sums to the Administrative Agent in respect of the Guarantied Obligations as provided herein, all rights of such Guarantor against any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior indefeasible payment in full in cash of all the Guarantied Obligations.  In addition, any indebtedness of the Borrowers or any other obligor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the prior indefeasible payment in full in cash of all of the Guarantied Obligations.  Each Guarantor waives and agrees it will not exercise any rights against any Borrower or any other Guarantor arising in connection with, or any Collateral securing, the Guarantied Obligations (including rights of subrogation, contribution, reimbursement, indemnity and the like) until the Guarantied Obligations have been indefeasibly paid in full in cash, and all Commitments have been terminated and all Letters of Credit have expired.  If any amount shall be paid to any Guarantor by or on behalf of any Borrower or any other Guarantor by virtue of any right of subrogation, contribution, reimbursement, indemnity or the like, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and shall be held in trust for the benefit of, the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement.

7.           No Stay.  Without limitation of any other provision of this Guaranty, if any declaration of default or acceleration or other exercise or condition to exercise of rights or remedies under or with respect to any Guarantied Obligation shall at any time be stayed, enjoined, or prevented for any reason (including but not limited to stay or injunction resulting from the pendency against any Borrower or any other Person of a bankruptcy, insolvency, reorganization or similar proceeding), the Guarantors agree that, for the purposes of this Guaranty and their obligations hereunder, the Guarantied Obligations shall be deemed to have been declared in default or accelerated, and such other exercise or conditions to exercise shall be deemed to have been taken or met.

8.           Incorporation by Reference.  Each Guarantor agrees that each of the representations, warranties and covenants made by the Guarantors in the Credit Agreement are hereby incorporated by reference herein.

9.           Notices.  Each Guarantor agrees that all notices, statements, requests, demands and other communications under this Guaranty shall be given to such Guarantor at the address set forth on a Schedule to, or in a Guarantor Joinder given under, the Credit Agreement and in the manner provided in Section 10.5 [Notices, Effectiveness; Electronic Communication] of the Credit Agreement.  The Secured Parties may rely on any notice (whether or not made in a manner contemplated by this Guaranty) purportedly made by or on behalf of a Guarantor, and the Secured Parties shall have no duty to verify the identity or authority of the Person giving such notice.

10.           Counterparts; Telecopy Signatures.  This Guaranty may be executed in any number of counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  Each Guarantor acknowledges and agrees that a telecopy transmission to Administrative Agent or any Secured Party of signature pages hereof purporting to be signed on behalf of any Guarantor shall constitute effective and binding execution and delivery hereof by such Guarantor.

11.           Setoff, Default Payments by Borrower.

(a)           In the event that at any time any obligation of the Guarantors now or hereafter existing under this Guaranty shall have become due and payable, each of the Secured Parties shall have the right from time to time, with the prior written consent of the Administrative Agent or the Required Lenders, but without notice to any Guarantor, to set off against and apply to such due and payable amount any obligation of any nature of any Secured Party, or any subsidiary or Affiliate of any Secured Party, to any Guarantor, including but not limited to all deposits (whether time or demand, general or special, provisionally credited or finally credited, however evidenced) now or hereafter maintained by any Guarantor with such Secured Party.  Such right shall be absolute and unconditional in all circumstances and, without limitation, shall exist whether or not any Secured Party, shall have given any notice or made any demand under this Guaranty or under such obligation to the Guarantor, whether such obligation to the Guarantor is absolute or contingent, matured or unmatured (it being agreed that the Secured Parties, or any of them, may deem such obligation to be then due and payable at the time of such setoff), and regardless of the existence or adequacy of any collateral, guaranty, or other direct or indirect security or right or remedy available to the Secured Parties.  The rights of the Secured Parties under this Section are in addition to such other rights and remedies which the Secured Parties, or any of them, may have, and nothing in this Guaranty or in any other Loan Document shall be deemed a waiver of or restriction on the right of setoff or banker's lien of the Secured Parties, or any of them.  Each of the Guarantors hereby agrees that, to the fullest extent permitted by Law, any Affiliate or subsidiary of any Secured Party and any holder of a participation in any obligation of any Guarantor under this Guaranty, shall have the same rights of setoff as such Secured Party as provided in this Section (regardless whether such Affiliate or participant otherwise would be deemed a creditor of the Guarantor).

(b)           Upon the occurrence and during the continuation of any Event of Default, if any amount shall be paid to any Guarantor by or for the account of any Borrower, such amount shall be held in trust for the benefit of each Secured Party and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guarantied Obligations when due and payable.

12.           Construction.  The section and other headings contained in this Guaranty are for reference purposes only and shall not affect interpretation of this Guaranty in any respect.  This Guaranty has been fully negotiated between the applicable parties, each party having the benefit of legal counsel, and accordingly neither any doctrine of construction of guaranties or suretyships in favor of the guarantor or surety, nor any doctrine of construction of ambiguities in agreement or instruments against the party controlling the drafting thereof, shall apply to this Guaranty.

13.           Successors and Assigns.  This Guaranty shall be binding upon each Guarantor, its successors and assigns, and shall inure to the benefit of and be enforceable by the Administrative Agent or the Required Lenders, and their respective successors and permitted assigns provided, however, that no Guarantor may assign or transfer any of its rights or obligations hereunder or any interest herein and any such purported assignment or transfer shall be null and void.  Without limitation of the foregoing, the Secured Parties, or any of them (and any successive assignee or transferee), from time to time may assign or otherwise transfer all or any portion of its rights or obligations under the Loan Documents (including all or any portion of any commitment to extend credit), or any other Guarantied Obligations, to any other person and such Guarantied Obligations (including any Guarantied Obligations resulting from extension of credit by such other Person under or in connection with the Loan Documents) shall be and remain Guarantied Obligations entitled to the benefit of this Guaranty, and to the extent of its interest in such Guarantied Obligations such other Person shall be vested with all the benefits in respect thereof granted to the Secured Parties in this Guaranty or otherwise.

14.           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)           Governing Law.  This Guaranty shall be deemed to be a contract under the Laws of the State of Ohio without regard to its conflict of laws principles.

(b)           Certain Waivers.  Each Guarantor, and the Administrative Agent, by its acceptance hereof, hereby each:

(i)           Certain Waivers; Submission to Jurisdiction.  (1) IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO SITTING IN FRANKLIN COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF OHIO, EASTERN DIVISION, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH SUCH PERSON IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH SUCH PERSON AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(2) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 14.  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

(3) IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION] OF THE CREDIT AGREEMENT.  NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(4) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH SUCH PERSON (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO (OR ACCEPT) THIS GUARANTY AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

15.           Severability; Modification to Conform to Law.

(a)           It is the intention of the parties that this Guaranty be enforceable to the fullest extent permissible under applicable Law, but that the unenforceability (or modification to conform to such Law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof.  If any provision in this Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Guaranty shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable Law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

(b)           Without limitation of the preceding subsection (a), to the extent that applicable Law (including applicable Laws pertaining to fraudulent conveyance or fraudulent or preferential transfer) otherwise would render the full amount of the Guarantor's obligations hereunder invalid, voidable, or unenforceable on account of the amount of a Guarantor's aggregate liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the aggregate amount of such liability shall, without any further action by any Secured Party or such Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding, which (without limiting the generality of the foregoing) may be an amount which is equal to the greater of:

(i)           the fair consideration actually received by such Guarantor under the terms and as a result of the Loan Documents and the value of the benefits described in Section 15 (b) hereof, including (and to the extent not inconsistent with applicable federal and state Laws affecting the enforceability of guaranties) distributions, commitments, and advances made to or for the benefit of such Guarantor with the proceeds of any credit extended under the Loan Documents, or

(ii)           the excess of (1) the amount of the fair value of the assets of such Guarantor as of the date of this Guaranty as determined in accordance with applicable federal and state Laws governing determinations of the insolvency of debtors as in effect on the date hereof, over (2) the amount of all liabilities of such Guarantor as of the date of this Guaranty, also as determined on the basis of applicable federal and state Laws governing the insolvency of debtors as in effect on the date hereof.

(c)           Notwithstanding anything to the contrary in this Section or elsewhere in this Guaranty, this Guaranty shall be presumptively valid and enforceable to its full extent in accordance with its terms, as if this Section (and references elsewhere in this Guaranty to enforceability to the fullest extent permitted by Law) were not a part of this Guaranty, and in any related litigation the burden of proof shall be on the party asserting the invalidity or unenforceability of any provision hereof or asserting any limitation on any Guarantor's obligations hereunder as to each element of such assertion.

16.           Additional Guarantors.  At any time after the initial execution and delivery of this Guaranty to the Secured Parties, additional Persons may become parties to this Guaranty and thereby acquire the duties and rights of being Guarantors hereunder by executing and delivering to the Administrative Agent a Guarantor Joinder pursuant to the Credit Agreement.  No notice of the addition of any Guarantor shall be required to be given to any pre-existing Guarantor and each Guarantor hereby consents thereto.

17.           Joint and Several Obligations.  The obligations and additional liabilities of the Guarantors under this Agreement are joint and several obligations of the Guarantors, and each Guarantor hereby waives to the full extent permitted by Law any defense it may otherwise have to the payment and performance of the Obligations that its liability hereunder is limited and not joint and several.  Each Guarantor acknowledges and agrees that (i) the foregoing waivers and those set forth below serve as a material inducement to the agreement of the Lenders to make the Loans, and the Issuing Lender to issue Letters of Credit, and (ii) the Secured Parties are relying on each specific waiver and all such waivers in entering into this Guaranty.  The undertakings of each Guarantor hereunder secure the obligations of itself and the other Guarantors.  The Administrative Agent may, or at the direction of the Required Lenders, shall, elect to enforce this Guaranty against any Guarantor without any duty or responsibility to pursue any other Guarantor and such an election by the Administrative Agent, shall not be a defense to any action the Administrative Agent may elect to take against any Guarantor.  Each of the Secured Parties hereby reserves all right against each Guarantor.

18.           Receipt of Credit Agreement, Other Loan Documents, Benefits.

(a)           Each Guarantor hereby acknowledges that it has received a copy of the Credit Agreement and the other Loan Documents and each Guarantor certifies that the representations and warranties made therein with respect to such Guarantor are true and correct.  Further, each Guarantor acknowledges and agrees to perform, comply with, and be bound by all of the provisions of the Credit Agreement and the other Loan Documents.

(b)           Each Guarantor hereby acknowledges, represents, and warrants that it receives synergistic benefits by virtue of its affiliation with the Borrowers and the other Guarantors and that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that such benefits, together with the rights of contribution and subrogation that may arise in connection herewith are a reasonably equivalent exchange of value in return for providing this Guaranty.

19.           Miscellaneous.  (a) Separate Agreement.  This Guaranty shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder. (b) Generality of Certain Terms. As used in this Guaranty, the terms "hereof," "herein," and terms of similar import refer to this Guaranty as a whole and not to any particular term or provision; the term "including," as used herein, is not a term of limitation and means "including without limitation." (c) Amendments, Waivers. No amendment to or waiver of any provision of this Guaranty, and no consent to any departure by any Guarantor herefrom, shall in any event be effective unless in a writing manually signed by or on behalf of the Administrative Agent.  Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No delay or failure of the Administrative Agent or the other Secured Parties, or any of them, in exercising any right or remedy under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.  The rights and remedies of the Administrative Agent and the other Secured Parties under this Guaranty are cumulative and not exclusive of any other rights or remedies available hereunder, under any other agreement or instrument, by law, or otherwise. (d) Telecommunications. Each Secured Party shall be entitled to rely on the authority of any individual making any telecopy or telephonic notice, request, or signature without the necessity of receipt of any verification thereof.  (e) Expenses.  Each Guarantor unconditionally agrees to pay all costs and expenses, including reasonable attorney's fees incurred by the Administrative Agent or any of the other Secured Parties in enforcing this Guaranty against any Guarantor and each Guarantor shall pay and indemnify each Secured Party for, and hold it harmless from and against, any and all obligations, liabilities, losses, damages, costs, expenses (including disbursements and reasonable legal fees of counsel to any Secured Party), penalties, judgments, suits, actions, claims, and disbursements imposed on, asserted against, or incurred by any Secured Party (A) relating to the preparation, negotiation, execution, administration, or enforcement of or collection under this Guaranty or any document, instrument, or agreement relating to any of the Obligations, including in any bankruptcy, insolvency, or similar proceeding in any jurisdiction or political subdivision thereof;  (B) relating to any amendment, modification, waiver, or consent hereunder or relating to any telecopy or telephonic transmission purporting to be by any Guarantor or Borrower;  (C) in any way relating to or arising out of this Guaranty, or any document, instrument, or agreement relating to any of the Guarantied Obligations, or any action taken or omitted to be taken by any Secured Party hereunder, and including those arising directly or indirectly from the violation or asserted violation by any Guarantor or Borrower or any Secured Party of any law, rule, regulation, judgment, order, or the like of any jurisdiction or political subdivision thereof (including those relating to environmental protection, health, labor, importing, exporting, or safety) and regardless whether asserted by any governmental entity or any other Person.  (f) Prior Understandings.  This Guaranty and the Credit Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any and all other prior and contemporaneous understandings and agreements.  (g)  Survival.  The provisions of Section 8, subparagraph (e) of this Section 19, and all other covenants, agreements, indemnities, representations and warranties of the Guarantors made in connection with this Guaranty shall survive, and shall not be waived by, the execution and delivery of this Guaranty, any investigation by or knowledge of the Secured Parties, or any of them, any extension of credit, or any other event or circumstance whatsoever.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 OF CONTINUING AGREEMENT OF GUARANTY AND SURETYSHIP]

IN WITNESS WHEREOF, each Guarantor intending to be legally bound, has executed this Guaranty as of the date first above written with the intention that this Guaranty shall constitute a sealed instrument.

ETAILDIRECT LLC

By:
Name:
Title:

BRAND CARD SERVICES LLC

By:
Name:
Title:

DSW INFORMATION TECHNOLOGY LLC

By:
Name:
Title:

MINT STUDIO LLC

By:
Name:
Title:

EXHIBIT 1.1(G)(3)

FORM OF
BORROWER JOINDER AND ASSUMPTION AGREEMENT

THIS BORROWER JOINDER AND ASSUMPTION AGREEMENT (this “Joinder”) is made as of ____________, 20__, by _____________________________________________________, a _____________________ [corporation/partnership/limited liability company] (the "New Borrower").

Background

Reference is made to (i) the Credit Agreement, dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by, among others, DSW Inc., DSW Shoe Warehouse, Inc. (together with each of the other Persons which become Borrowers under the Credit Agreement from time to time each, a “Borrower”, and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative  Agent"), (ii)  the Security Agreement, dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement") among the Loan Parties and the Administrative Agent for the benefit of the Lenders and the Issuing Lender (together with each of their respective Affiliates, collectively, the “Secured Parties”), (iii) the Fee Letter dated as of May 18, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Fee Letter") among the Borrowers and the Administrative Agent and (iv) the other Loan Documents.

Agreement

Capitalized terms defined in the Credit Agreement are used herein as defined therein.

New Borrower hereby becomes a Borrower under the terms of the Credit Agreement and in consideration of the value of the synergistic and other benefits received by New Borrower as a result of being or becoming affiliated with the Borrowers and the Guarantors, New Borrower hereby agrees that effective as of the date hereof it hereby is, and shall be deemed to be, and assumes the Obligations of, a "Loan Party" and a "Borrower", jointly and severally under the Credit Agreement, a "Debtor" jointly and severally under the Security Agreement and a Loan Party or Borrower, as the case may be, under each of the other Loan Documents to which the Loan Parties or Borrowers are a party; and, New Borrower hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Lender shall remain outstanding and until the indefeasible payment in full in cash of the Secured Obligations, expiration or termination of all Letters of Credit (or with respect to any undrawn Letters of Credit, the full Cash Collateralization thereof or the supporting thereof by another letter of credit from an issuing bank and on terms satisfactory to the Issuing Lender and the Administrative Agent), and the payment and performance of all other Obligations of the Loan Parties under the Loan Documents, New Borrower shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Credit Agreement, Security Agreement, Fee Letter and each of the other Loan Documents jointly and severally with the existing parties thereto.  Without limiting the generality of the foregoing, New Borrower hereby represents and warrants that (i) each of the representations and warranties set forth in Section 5 of the Credit Agreement applicable to a Loan Party is true and correct as to New Borrower on and as of the date hereof (other than representations and warranties that relate solely to an earlier date, in which case such representations and warranties are true and accurate as of such earlier date) and (ii) New Borrower has heretofore received a true and correct copy of the Credit Agreement, Security Agreement, Fee Letter and each of the other Loan Documents (including any modifications thereof or supplements or waivers thereto) in effect on the date hereof.

New Borrower hereby makes, affirms, and ratifies in favor of the Administrative Agent and the other Secured Parties the Credit Agreement, Security Agreement, Fee Letter and each of the other Loan Documents given by the Borrowers to the Administrative Agent or any of the other Secured Parties, and to the extent that any changes in any representations, warranties, and covenants require any amendments to the schedules of any of such Loan Documents, such schedules are hereby updated, as evidenced by any supplemental schedules (if any) annexed to this Joinder.

Without limiting the foregoing, as security for the due and punctual payment and performance of the Secured Obligations in full, New Borrower hereby agrees that the Secured Parties shall have, and New Borrower hereby grants to and creates in favor of the Administrative Agent for the benefit of itself and the other Secured Parties, a continuing first priority Lien on, and security interest under the UCC in and to, the Collateral (as defined in the Security Agreement) subject only to Permitted Liens having priority by operation of Law.  New Borrower further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the UCC or (ii) the perfection of a valid and enforceable first priority security interest therein under the UCC cannot be accomplished either by (a) the Administrative Agent taking possession thereof, (b) the Administrative Agent’s having “control”  (as defined in the UCC) thereof, or (c) by the filing in appropriate locations of appropriate UCC financing statements executed by New Borrower, New Borrower will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be requested by the Administrative Agent from time to time for the purpose of creating, protecting and preserving a valid and perfected first priority Lien on such item, subject only to Permitted Liens having priority by operation of Law, enforceable against New Borrower and all third parties to secure the Secured Obligations.

New Borrower is simultaneously delivering to the Administrative Agent the documents, instruments and agreements, together with this Joinder, required under Sections 6.1.1 [Deliveries] and 7.2.9 [Subsidiaries, Partnership and Joint Ventures] of the Credit Agreement, and is otherwise satisfying the obligations of Sections 6.1.2 [Other Conditions Precedent] and 6.1.3 [Payment of Fees and Expenses] of the Credit Agreement.

In furtherance of the foregoing, New Borrower shall execute and deliver or cause to be executed and delivered at any time and from time to time such further instruments and documents and do or cause to be done such further acts as may be reasonably necessary in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Joinder and the other Loan Documents.

This Joinder shall be deemed to be a contract under the laws of the State of Ohio without regard to its conflict of laws principles.

The provisions of this Joinder are intended to be severable.  If any provision of this Joinder shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

This Joinder may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Joinder shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Joinder by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Joinder.

[signature page follows]

 [SIGNATURE PAGE 1 OF 2 OF BORROWER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, and intending to be legally bound hereby, the New Borrower has duly executed this Joinder and delivered the same to the Administrative Agent for the benefit of the Secured Parties, as of the date and year first above.

ATTEST:

By:
Name:	Name:
Title:	Title:

[SIGNATURE PAGE 2 OF 2 OF BORROWER JOINDER AND ASSUMPTION AGREEMENT]

Acknowledged and accepted:

PNC BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT 1.1(N)(1)

FORM OF
REVOLVING CREDIT NOTE

$______________	Cleveland, Ohio
June 30, 2010

FOR VALUE RECEIVED, the undersigned, DSW INC., an Ohio corporation and DSW SHOE WAREHOUSE, INC., a Missouri corporation (each, a “Borrower”, and collectively, the “Borrowers”), hereby promise to pay to the order of _________________________________ (the "Lender"), the lesser of (i) the principal sum of _____________________________________________________ (US$____________), or (ii) the aggregate unpaid principal balance of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by, among others, the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”), payable by 12:00 noon Cleveland, Ohio time on the Expiration Date, together with interest on the unpaid principal balance hereof from time to time outstanding from the date hereof at the rate or rates per annum specified by the Borrowers pursuant to, or as otherwise provided in, the Credit Agreement.

Interest on the unpaid principal balance hereof from time to time outstanding from the date hereof will be payable at the times provided for in the Credit Agreement.  Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Revolving Credit Loans evidenced by this Revolving Credit Note (this “Note”) and all other Obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 3.3 of the Credit Agreement.  Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim, or other deduction of any nature at the office of the Administrative Agent located at 1965 East Sixth Street, Cleveland, Ohio 44114, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Note is one of the Revolving Credit Notes referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on demand or otherwise, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  Each Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

The liabilities of each Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note.  Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

This Note shall bind each Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to a "Borrower" and the "Lender" shall be deemed to apply to such Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflicts of law principles.

Each Borrower acknowledges and agrees that delivery of an executed counterpart of a signature page to this Note by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Note.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO SITTING IN FRANKLIN COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF OHIO, EASTERN DIVISION, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT TO ASSERT ANY SUCH DEFENSE.

EACH BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION] OF THE CREDIT AGREEMENT.  NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT AND THE LENDER, IN THE ESTABLISHMENT AND MAINTENANCE OF THEIR RESPECTIVE RELTATIONSHIP WITH THE BORROWERS CONTEMPLATED BY THIS NOTE, ARE EACH RELYING ON THE FOREGOING WAIVER.

[signature page follows]

[SIGNATURE PAGE 1 OF 1 TO REVOLVING CREDIT NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned has executed this Note by an Authorized Officer.

DSW INC.

By:
Name:
Title:

DSW SHOE WAREHOUSE, INC.

By:
Name:
Title:

EXHIBIT 1.1(N)(2)
FORM OF
SWING LOAN NOTE

$10,000,000	Cleveland, Ohio
June 30, 2010

FOR VALUE RECEIVED, the undersigned, DSW INC., an Ohio corporation and DSW SHOE WAREHOUSE, INC., a Missouri corporation (each, a “Borrower”, and collectively, the “Borrowers”), hereby promise to pay to the order of PNC BANK, NATIONAL ASSOCIATION (the "Lender"), the lesser of (i) the principal sum of TEN MILLION DOLLARS (US $10,000,000), or (ii) the aggregate unpaid principal balance of all Swing Loans made by the Lender to the Borrowers pursuant to Section 2.6.3 of the Credit Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by, among others, the Borrowers, the Guarantors now or hereafter party thereto, the Lenders now or hereafter party thereto, and PNC Bank, National Association, as administrative agent (hereinafter referred to in such capacity as the “Administrative Agent”), payable with respect to each Swing Loan evidenced hereby on the earlier of (i) demand by the Lender or (ii) by 12:00 noon Cleveland, Ohio time on the Expiration Date, or at such other time specified in the Credit Agreement.

The Borrowers shall pay interest on the unpaid principal balance of each Swing Loan from time to time outstanding hereunder from the date hereof at the rate per annum and on the date(s) provided in the Credit Agreement.  Upon the occurrence and during the continuation of an Event of Default, the Borrowers shall pay interest on the entire principal amount of the then outstanding Swing Loans evidenced by this Swing Loan Note (this “Note”) and all other Obligations due and payable to the Lender pursuant to the Credit Agreement and the other Loan Documents at a rate per annum as set forth in Section 3.3 of the Credit Agreement.  Such interest rate will accrue before and after any judgment has been entered.

Subject to the provisions of the Credit Agreement, payments of both principal and interest shall be made without setoff, counterclaim or other deduction of any nature at the office of the Administrative Agent located at 1965 East Sixth Street, Cleveland, Ohio 44114, unless otherwise directed in writing by the holder hereof, in lawful money of the United States of America in immediately available funds.

This Note is the Swing Loan Note referred to in, and is entitled to the benefits of, the Credit Agreement and other Loan Documents, including the representations, warranties, covenants, conditions, security interests, and Liens contained or granted therein.  The Credit Agreement among other things contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayment, in certain circumstances, on demand or otherwise, on account of principal hereof prior to maturity upon the terms and conditions therein specified.  Each Borrower waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement.

Each Borrower acknowledges and agrees that the Lender may at any time and in its sole discretion demand payment of all amounts outstanding under this Note without prior notice to the Borrower.

The liabilities of each Borrower, and of any endorser or guarantor of this Note, are joint and several, provided, however, the release by the Lender of any one or more such Persons shall not release any other Person obligated on account of this Note.  Each reference in this Note to the Borrower, any endorser, and any guarantor, is to such Person individually and also to all such Persons jointly.  No Person obligated on account of this Note may seek contribution from any other Person also obligated unless and until all of the Obligations have been paid in full in cash.

This Note shall bind each Borrower and its successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns.  All references herein to a "Borrower" and the "Lender" shall be deemed to apply to such Borrower and the Lender, respectively, and their respective successors and assigns as permitted under the Credit Agreement.

This Note and any other documents delivered in connection herewith and the rights and obligations of the parties hereto and thereto shall for all purposes be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without giving effect to its conflicts of law principles.

Each Borrower acknowledges and agrees that delivery of an executed counterpart of a signature page to this Note by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Note.

All capitalized terms used herein shall, unless otherwise defined herein, have the same meanings given to such terms in the Credit Agreement.

EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO SITTING IN FRANKLIN COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF OHIO, EASTERN DIVISION, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

3

EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO ABOVE.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT TO ASSERT ANY SUCH DEFENSE.

EACH BORROWER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION] OF THE CREDIT AGREEMENT.  NOTHING IN THIS NOTE WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

EACH BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT AND THE LENDER, IN THE ESTABLISHMENT AND MAINTENANCE OF THEIR RESPECTIVE RELTATIONSHIP WITH THE BORROWERS CONTEMPLATED BY THIS NOTE, ARE EACH RELYING ON THE FOREGOING WAIVER.

[signature page follows]

4

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN NOTE]

IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the undersigned has executed this Note by an Authorized Officer.

DSW INC.

By:
Name:
Title:

DSW SHOE WAREHOUSE, INC.

By:
Name:
Title:

EXHIBIT 1.1(S)

FORM OF
SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the "Agreement"), dated as of June 30, 2010, is entered into by and among (a) DSW INC., an Ohio corporation and DSW SHOE WAREHOUSE, INC., a Missouri corporation, as Borrowers (together with each of the other Persons which become Borrowers under the Credit Agreement (defined below) from time to time each, a “Borrower”, and collectively, the “Borrowers”),  (b) ETAILDIRECT LLC, a Delaware limited liability company, BRAND CARD SERVICES LLC, an Ohio limited liability company, DSW INFORMATION TECHNOLOGY LLC, an Ohio limited liability company and MINT STUDIO  LLC, an Ohio limited liability company, as Guarantors (together with each of the other Persons which become Guarantors under the Credit Agreement from time to time each, a “Guarantor”, and collectively, the “Guarantors” and, together with the Borrowers, each, a "Debtor", and collectively, the "Debtors"), and (c) PNC BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders (the "Administrative Agent") in connection with that Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among others, the Debtors, the Administrative Agent and the Lenders.

WITNESSETH THAT:

WHEREAS, the Debtors are (or will be with respect to after-acquired property) the legal and beneficial owners and the holders of the Collateral (as defined in Section 1 hereof); and

WHEREAS, pursuant to the Credit Agreement, the Administrative Agent and the Lenders have agreed to make certain Loans to, and the Issuing Lender has agreed to issue Letters of Credit for the account of, the Borrowers; and

WHEREAS, pursuant to that certain Guaranty dated as of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), executed by the Guarantors in favor of the Administrative Agent, the Lenders and the Issuing Lender (together with each of their respective Affiliates, collectively, the “Secured Parties”), the Guarantors have, jointly and severally unconditionally, and irrevocably, guaranteed the payment and performance of the Guarantied Obligations (as defined in the Guaranty); and

WHEREAS, the obligation of the Administrative Agent and the Lenders to make Loans, and the obligation of the Issuing Lender to issue Letters of Credit, under the Credit Agreement is subject to the condition, among others, that the Borrowers secure the Obligations, and the Guarantors secure the Guarantied Obligations, to the Secured Parties under the Credit Agreement, the other Loan Documents and otherwise as more fully described herein in the manner set forth herein.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto covenant and agree as follows:

1.           Terms which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein and the rules of Construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Agreement.  The following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a)           "Collateral" means all of any Debtor's right, title and interest in, to and under the following described property of such Debtor (unless otherwise defined in the Credit Agreement, each capitalized term used in this Section 1(a) shall have in this Agreement the meaning given to it by the UCC):

(i)           all now existing and hereafter acquired or arising Accounts, Goods, General Intangibles, Payment Intangibles, Deposit Accounts, Chattel Paper (including, without limitation, Electronic Chattel Paper), Documents, Instruments, Software, Investment Property, Letters of Credit, Letter of Credit Rights, advices of credit, money, Commercial Tort Claims as listed in the Perfection Certificate (as the same is amended or supplemented from time to time), Equipment, Inventory, Fixtures, and Supporting Obligations, together with all products of and Accessions to, all Proceeds (including without limitation all insurance policies and proceeds thereof) of, and all books and records relating to any of the foregoing;

(ii)           to the extent, if any, not included in clause (i) above, each and every other item of personal property and fixtures, whether tangible or intangible, whether now existing or hereafter arising or acquired, including, without limitation, all licenses, contracts and agreements, and all collateral for the payment or performance of any contract or agreement, together with all products and Proceeds (including all insurance policies and proceeds) of any Accessions to any of the foregoing; and

(iii)           all present and future business records and information, including computer tapes and other storage media containing the same and computer programs and software (including without limitation, source code, object code and related manuals and documentation and all licenses to use such software) for accessing and manipulating such information;

provided, however, that no Collateral described in clauses (i) through (iii) of the definition thereof shall include any Excluded Property.

(b)            “Intellectual Property” shall mean all present and future:  trade secrets, know-how and other proprietary information; trademarks, trademark applications, internet domain names, service marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights and copyright applications; (including copyrights for computer programs) and all tangible and intangible property embodying the copyrights, unpatented inventions (whether or not patentable);  patents and patent applications; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

(c)           "Receivables" means all of the Collateral except Intellectual Property, Documents, Software, Investment Property, Commercial Tort Claims, Fixtures, Equipment and Inventory.

(d)           "Secured Obligations" shall mean the Obligations and the Guarantied Obligations.

2.           As security for the due and punctual payment and performance of the Secured Obligations in full, each Debtor hereby agrees that the Administrative Agent, for the benefit of itself and the other  Secured Parties, shall have, and each Debtor hereby grants to and creates in favor of the Administrative Agent for the benefit of itself and the other Secured Parties, a continuing first priority Lien on, and security interest under the UCC in and to, the Collateral subject only to Permitted Liens having priority by operation of Law.  Without limiting the generality of Section 4 below, each Debtor further agrees that with respect to each item of Collateral as to which (i) the creation of a valid and enforceable security interest is not governed exclusively by the UCC or (ii) the perfection of a valid and enforceable first priority security interest therein under the UCC cannot be accomplished either by (a) the Administrative Agent taking possession thereof, (b) the Administrative Agent’s having “control” (as defined in the UCC) thereof, or (c) by the filing in appropriate locations of appropriate UCC financing statements executed by such Debtor, such Debtor will at its expense execute and deliver to the Administrative Agent and hereby does authorize the Administrative Agent to execute and file such documents, agreements, notices, assignments and instruments and take such further actions as may be reasonably requested by the Administrative Agent from time to time for the purpose of creating, protecting and preserving a valid and perfected first priority Lien on such item, subject only to Permitted Liens having priority by operation of Law, enforceable against such Debtor and all other third parties to secure the Secured Obligations.

3.           Each Debtor represents and warrants to the Administrative Agent and the other Secured Parties that (a) such Debtor has good title to its Collateral, (b) except for the security interest granted to and created in favor of the Administrative Agent for the benefit of itself and the other Secured Parties hereunder, and the Permitted Liens, all the Collateral is free and clear of any Lien, (c) each Debtor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein except Permitted Liens, (d) each Account is genuine and enforceable in accordance with its terms and such Debtor will defend the same against all claims, demands, recoupment, setoffs, and counterclaims at any time asserted, other than reasonable and customary claims, demands, recoupment, setoffs, and counterclaims asserted in the ordinary course of business, (e) at the time any Account becomes subject to this Agreement, each such Account will be a good and valid Account representing a bona fide sale of goods or services by such Debtor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors (or for those on behalf of whom the account debtors are obligated on the Accounts) and no such Account will at such time be subject to any claim for credit, allowance, setoff, recoupment, defense, counterclaim or adjustment by any account debtor or otherwise, (f) the exact legal name of the Debtor is as set forth on the signature page hereto, (g) the state of incorporation, formation or organization as applicable, and organizational identification number, of such Debtor is as set forth on the Perfection Certificate attached hereto as Schedule A, and (h) no Debtor has possession of any property on consignment to that Debtor from a third party which is not a Debtor, except (i) as of the Closing Date, those listed on Exhibit C to the Perfection Certificate, and (ii) those as to which the Debtors notify the Administrative Agent in accordance with the provisions of the Credit Agreement.

4.           Each Debtor will faithfully preserve and protect the Administrative Agent's security interest in the Collateral as a prior perfected security interest under the UCC, superior and prior to the rights of all third parties, except for holders of Permitted Liens having priority by operation of Law, and will do all such other acts and things and will, upon request therefor by the Administrative Agent, execute, deliver, file and record, and each Debtor hereby authorizes the Administrative Agent to so file, all such other documents and instruments, including, without limitation, financing statements (as further described in Section 5(m) hereof), security agreements, assignments and documents and powers of attorney with respect to the Collateral, and pay all filing fees and taxes related thereto, as the Administrative Agent in its reasonable discretion may deem reasonably necessary or advisable from time to time in order to attach, continue, preserve, perfect, and protect said security interest (including the filing at any time or times after the date hereof of financing statements under, and in the locations advisable pursuant to, the UCC); and, each Debtor hereby irrevocably appoints the Administrative Agent, its officers, employees and agents, or any of them, as attorneys-in-fact for such Debtor to execute, deliver, file and record such items for such Debtor and in such Debtor's name, place and stead.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.

5.           Each Debtor agrees that each of the representations, warranties and covenants made by such Debtor in the Credit Agreement are hereby incorporated by reference herein, and each Debtor further jointly and severally covenants and agrees that:

(a)           it will defend, at its own cost and expense, the Administrative Agent's and the other Secured Parties’ right, title and Lien on and security interest in and to the Collateral and the proceeds thereof against the claims and demands of all Persons whomsoever, other than any Person claiming a right in the Collateral pursuant to an agreement between such Person and the Administrative Agent;

(b)           it will not suffer or permit to exist on any Collateral any Lien except for Permitted Liens;

(c)           it will not take or omit to take any action, the taking or the omission of which might result in a material alteration (except as permitted by the Credit Agreement) or impairment of the Collateral or of the Administrative Agent's rights under this Agreement;

(d)           it will not sell, assign or otherwise dispose of any portion of the Collateral except as permitted in Section 7.2.7 [Dispositions of Assets or Subsidiaries] of the Credit Agreement;

(e)           it will (i) except for such Collateral delivered to the Administrative Agent pursuant to this Section or otherwise now or hereafter under the control of the Administrative Agent, obtain and maintain sole and exclusive possession of the Collateral, (ii) maintain its chief executive office and keep the Collateral and all records pertaining thereto at the locations specified on the Perfection Certificate attached hereto as Schedule A, unless it shall have given the Administrative Agent prior notice and taken any action reasonably requested by the Administrative Agent to maintain its security interest therein, (iii) notify the Administrative Agent if an Account becomes evidenced or secured by an Instrument, Chattel Paper, Electronic Chattel Paper and/or Transferable Records, and deliver to the Administrative Agent upon the Administrative Agent's request therefor all Collateral consisting of Instruments, Chattel Paper, Electronic Chattel Paper and/or Transferable Records promptly after such Debtor's receipt of a request therefor, (iv) deliver to the Administrative Agent possession of all Collateral the possession of which is required to perfect the Secured Parties’ Lien thereon or security interest therein or the possession of which grants priority over a Person filing a financing statement with respect thereto, (v) execute control agreements (including, without limitation, Blocked Account Agreements) and cause other Persons to execute acknowledgments in form and substance satisfactory to the Administrative Agent evidencing the Administrative Agent's control with respect to all Collateral the control or acknowledgment of which perfects the Administrative Agent's security interest therein, including Letters of Credit, Letter of Credit Rights, Electronic Chattel Paper, Deposit Accounts and Investment Property, and (vi) keep materially accurate and complete books and records concerning the Collateral and such other books and records as the Administrative Agent may from time to time reasonably require; and

(f)           it will promptly furnish to the Administrative Agent such information and documents relating to the Collateral as the Administrative Agent may reasonably request, including, without limitation, all invoices, Documents, contracts, Chattel Paper, Instruments and other writings pertaining to such Debtor's contracts or the performance thereof, all of the foregoing to be certified upon request of the Administrative Agent by an Authorized Officer of such Debtor;

(g)           it shall promptly (i) notify the Administrative Agent if any Account arises out of contracts with the United States or any department, agency or instrumentality thereof or any one or more of the states of the United States or any department, agency, or instrumentality thereof, and (ii) to the extent any such contract, when aggregated with all other contracts of the type described in clause (i) hereof, exceeds the face amount of $2,500,000, execute any instruments and take any steps required by the Administrative Agent so that all monies due and to become due under such contract shall be assigned to the Administrative Agent and notice of the assignment given to and acknowledged by the appropriate Official Body under the Federal Assignment of Claims Act;

(h)           such Debtor will not change its state of incorporation, formation or organization, or its organizational identification number, as applicable without providing ten (10) Business Days’ prior written notice the Administrative Agent;

(i)       such Debtor will not change its name without providing ten (10) Business Days’ days prior written notice to the Administrative Agent;

(j)    If any Debtor fails to provide information to the Administrative Agent on a timely basis, the Administrative Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Debtor’s property constituting Collateral, for which the Administrative Agent needed to have information relating to such changes.  The Administrative Agent shall have no duty to inquire about such changes if any Debtor does not inform the Administrative Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Administrative Agent to search for information on such changes if such information is not provided by any Debtor;

(k)    If any Debtor shall at any time acquire a Commercial Tort Claim that, when aggregated with all other Commercial Tort Claims of the Loan Parties exceeds $5,000,000, such Debtor shall promptly notify the Administrative Agent in a writing signed by such Debtor of the details thereof and grant to the Administrative Agent for the benefit of the Secured Parties in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance satisfactory to the Administrative Agent and such writing shall constitute a supplement to the Perfection Certificate;

(l)    Except for the supply or consignment agreements in existence as of the Closing Date identified on Exhibit C to the Perfection Certificate, without the prior written consent of the Administrative Agent, no sale of Inventory shall be on consignment (other than between Debtors), approval, or under any other circumstances such that, with the exception of the Debtors’ customary return policy applicable to the return of inventory purchased by the Debtors’ retail customers in the ordinary course, such Inventory may be returned to a Debtor without the consent of the Administrative Agent; provided that no such consent of the Administrative Agent shall be required with respect to Inventory on consignment, approval or under such other circumstances having a value of less than $20,000,000 in the aggregate at any time; provided further that in all events the Debtors shall have complied with the notice requirements of Section 7.3.6.9 [Consignment or Other Arrangement] of the Credit Agreement; and

(m)    Each Debtor hereby authorizes the Administrative Agent to, at any time and from time to time, file in any one or more jurisdictions financing statements that describe the Collateral, together with continuation statements thereof and amendments thereto, without the signature of such Debtor and which contain any information required by the UCC or any other Law applicable to such jurisdiction for the sufficiency or filing office acceptance of any financing statements, continuation statements, or amendments.  Each Debtor agrees to furnish any such information to the Administrative Agent promptly upon request.  Any such financing statements, continuation statements, or amendments may be signed by Agent on behalf of such Debtor if the Administrative Agent so elects and may be filed at any time in any jurisdiction.

6.           Each Debtor assumes full responsibility for taking any and all necessary steps to preserve the Secured Parties' rights with respect to the Collateral against all Persons other than anyone asserting rights in respect of a Permitted Lien.  The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Administrative Agent takes such action for that purpose as such Debtor shall request in writing, provided that such requested action will not, in the judgment of the Administrative Agent, impair the security interest in the Collateral created hereby or the Secured Parties' rights in, or the value of, the Collateral, and provided further that such written request is received by the Administrative Agent in sufficient time to permit the Administrative Agent to take the requested action.

7.           No Discharge Until Indefeasible Payment of the Secured Obligations.

The pledge, security interests, and other Liens and the obligations of each Debtor hereunder shall not be discharged or impaired or otherwise diminished by any failure, default, omission, or delay, willful or otherwise, by the Administrative Agent, or any other obligor on any of the Secured Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Debtor or which would otherwise operate as a discharge of such Debtor as a matter of law or equity.  Without limiting the generality of the foregoing, each Debtor hereby consents to, and the pledge, security interests, and other Liens given by such Debtor hereunder shall not be diminished, terminated, or otherwise similarly affected by any of the following at any time and from time to time:

(a)           Any lack of genuineness, legality, validity, enforceability, or allowability (in a bankruptcy, insolvency, reorganization or similar proceeding, or otherwise), or any avoidance or subordination, in whole or in part, of any Loan Document or any of the Secured Obligations and regardless of any Law now or hereafter in effect in any jurisdiction affecting any of the Secured Obligations, any of the terms of the Loan Documents, or any rights of the Administrative Agent or any other Person with respect thereto;

(b)           Any increase, decrease, or change in the amount, nature, type or purpose of any of the Secured Obligations (whether or not contemplated by the Loan Documents as presently constituted); any change in the time, manner, method, or place of payment or performance of, or in any other term of, any of the Secured Obligations; any execution or delivery of any additional Loan Documents; or any amendment, modification or supplement to, or refinancing or refunding of, any Loan Document or any of the Secured Obligations;

(c)           Any failure to assert any breach of or default under any Loan Document or any of the Secured Obligations; any extensions of credit in excess of the amount committed under or contemplated by the Loan Documents, or in circumstances in which any condition to such extensions of credit has not been satisfied; any other exercise or non-exercise, or any other failure, omission, breach, default, delay, or wrongful action in connection with any exercise or non-exercise, of any right or remedy against such Debtor or any other Person under or in connection with any Loan Document or any of the Secured Obligations; any refusal of payment or performance of any of the Secured Obligations, whether or not with any reservation of rights against any Debtor; or any application of collections (including collections resulting from realization upon any direct or indirect security for the Secured Obligations) to other obligations, if any, not entitled to the benefits of this Agreement, in preference to Secured Obligations or, if any collections are applied to Secured Obligations, any application to particular Secured Obligations;

(d)           Any taking, exchange, amendment, modification, supplement, termination, subordination, release, loss, or impairment of, or any failure to protect, perfect, or preserve the value of, or any enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or any failure, omission, breach, default, delay, or wrongful action by the Administrative Agent or any other Person in connection with the enforcement of, realization upon, or exercise of rights or remedies under or in connection with, or, any other action or inaction by the Administrative Agent or any other Person in respect of, any direct or indirect security for any of the Secured Obligations (including the Collateral).  As used in this Agreement, "direct or indirect security" for the Secured Obligations, and similar phrases, includes any collateral security, guaranty, suretyship, letter of credit, capital maintenance agreement, put option, subordination agreement, or other right or arrangement of any nature providing direct or indirect assurance of payment or performance of any of the Secured Obligations, made by or on behalf of any Person;

(e)           Any merger, consolidation, liquidation, dissolution, winding-up, charter revocation, or forfeiture, or other change in, restructuring or termination of the corporate structure or existence of, any Debtor or any other Person; any bankruptcy, insolvency, reorganization or similar proceeding with respect to any Debtor or any other Person; or any action taken or election (including any election under Section 1111(b)(2) of the United States Bankruptcy Code or any comparable Law of any jurisdiction) made by Agent or any Debtor or by any other Person in connection with any such proceeding;

(f)           Any defense, setoff, or counterclaim which may at any time be available to or be asserted by any Debtor or any other Person with respect to any Loan Document or any of the Secured Obligations; or any discharge by operation of Law or release of any Debtor or the Borrower or any other Person from the performance or observance of any Loan Document or any of the Secured Obligations;

(g)           Any other event or circumstance, whether similar or dissimilar to the foregoing, and whether known or unknown, which might otherwise constitute a defense available to, or limit the liability of a guarantor or a surety, including any Debtor, excepting only full, strict, and indefeasible payment and performance of the Secured Obligations in full.

8.           Waivers.

Each Debtor hereby waives any and all defenses which any Debtor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like in respect of the Loan Documents and each Debtor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding section hereof.  Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Debtor hereby further waives each of the following in respect of the Loan Documents:

(a)           All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Debtor, including the following:  any notice of any event or circumstance described in the immediately preceding section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Loan Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligations; any notice of any default or any failure on the part of such Debtor or any other Person to comply with any Loan Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Borrowers or any other Person;

(b)           Any right to any marshalling of assets, to the filing of any claim against such Debtor or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Debtor, or any other Person of any other right or remedy under or in connection with any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Administrative Agent or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Loan Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Loan Document, and any requirement that any Debtor receive notice of any such acceptance;

(c)           Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, "one action" laws, or the like), or by reason of any election of remedies or other action or inaction by the Administrative Agent (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Administrative Agent to seek a deficiency against such Debtor or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

9.           The Secured Obligations and additional liabilities of the Debtors under this Agreement are joint and several obligations of the Debtors, and each Debtor hereby waives to the full extent permitted by applicable Law any defense it may otherwise have to the payment and performance of the Secured Obligations that its liability hereunder is limited and not joint and several.  Each Debtor acknowledges and agrees that the foregoing waivers serve as a material inducement to the agreement of the Lenders to make the Loans, and the Issuing Lender to issue Letters of Credit, and that the Secured Parties are relying on each specific waiver and all such waivers in entering into this Agreement.  The undertakings of each Debtor hereunder secure the obligations of itself and the other Debtors.  The Administrative Agent may, and at the direction of the Required Lenders shall, elect to enforce this Agreement against any Debtor without any duty or responsibility to pursue any other Debtor and such an election shall not be a defense to any action the Secured Parties, or any of them, may elect to take against any Debtor.  Each of the Secured Parties hereby reserves all right against each Debtor.

10.           (a)           At any time and from time to time whether or not an Event of Default then exists and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such actions as the Administrative Agent deems appropriate (i) to attach, perfect, continue, preserve and protect the Secured Parties' first priority security interest in or Lien on the Collateral, and/or (ii) subject to the terms of the Credit Agreement, to inspect, audit and verify the Collateral, including reviewing all of such Debtor's books and records and copying and making excerpts therefrom, and (iii) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) and (ii) to the Secured Obligations, to be paid by the Debtors to the Administrative Agent for the benefit of the Secured Parties in accordance with the terms of the Credit Agreement;

(b)          At any time and from time to time after an Event of Default exists and is continuing and without prior notice to or consent of any Debtor, the Administrative Agent may at its option take such action as the Administrative Agent deems appropriate (i) to maintain, repair, protect and insure the Collateral, and/or (ii) to perform, keep, observe and render true and correct any and all covenants, agreements, representations and warranties of any Debtor hereunder, (iii) to attach, continue preserve, perfect and protect the rights and interests granted to the Administrative Agent hereunder, (iv) to carry into effect the purposes hereof, and (v) to add all liabilities, obligations, costs and expenses reasonably incurred in connection with the foregoing clauses (i) through (iv) to the Secured Obligations, to be paid by any Debtor to the Administrative Agent for the benefit of the Secured Parties in accordance with the terms of the Credit Agreement.

11.           After there exists any Event of Default under the Credit Agreement:

(a)          The Administrative Agent shall have and may exercise all the rights and remedies available to a secured party under the UCC in effect at the time, and such other rights and remedies as may be provided pursuant to the Loan Documents, by Law and as set forth below, including without limitation to take over and collect all of any Debtor's Receivables and all other Collateral, and to this end each Debtor hereby appoints the Administrative Agent, its officers, employees and agents, as its irrevocable, true and lawful attorneys-in-fact with all necessary power and authority to (i) take possession immediately, with or without notice, demand, or legal process, of any of or all of the Collateral wherever found, and for such purposes, enter upon any premises upon which the Collateral may be found and remove the Collateral therefrom, (ii) require any Debtor to assemble the Collateral and deliver it to the Administrative Agent or to any place designated by the Administrative Agent at such Debtor’s expense, (iii) receive, open and dispose of all mail addressed to any Debtor and notify postal authorities to change the address for delivery thereof to such address as the Administrative Agent may designate, (iv) demand payment of the Receivables, (v) enforce payment of the Receivables by legal proceedings or otherwise, (vi) exercise all of any Debtor's rights and remedies with respect to the collection of the Receivables, (vii) settle, adjust, compromise, extend or renew the Receivables, (viii) settle, adjust or compromise any legal proceedings brought to collect the Receivables, (ix) to the extent permitted by applicable Law, sell or assign the Receivables upon such terms, for such amounts and at such time or times as the Administrative Agent deems advisable, (x) discharge and release the Receivables, (xi) take control, in any manner, of any item of payment or proceeds from any account debtor, (xii) prepare, file and sign any Debtor's name on any Proof of Claim in bankruptcy or similar document against any account debtor, (xiii) prepare, file and sign any Debtor's name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Receivables, (xiv) do all acts and things necessary, in the Administrative Agent's sole discretion, to fulfill any Debtor's obligations to the Secured Parties under the Credit Agreement or the other Loan Documents, (xv) endorse the name of any Debtor upon any check, Chattel Paper, Document, Instrument, invoice, freight bill, bill of lading or similar document or agreement relating to the Receivables or Inventory; (xvi) use any Debtor's stationery and sign such Debtor's name to verifications of the Receivables and notices thereof to account debtors; (xvii) access and use the information recorded on or contained in any data processing equipment or computer hardware or software relating to the Receivables, Inventory, or other Collateral or proceeds thereof to which any Debtor has access, (xviii) demand, sue for, collect, compromise and give acquittances for any and all Collateral, (xix) prosecute, defend or compromise any action, claim or proceeding with respect to any of the Collateral, and (xx) take such other action as the Administrative Agent may deem appropriate, including extending or modifying the terms of payment of any Debtor's debtors.  This power of attorney, being coupled with an interest, shall be irrevocable for the life of this Agreement.  To the extent permitted by Law, each Debtor hereby waives all claims of damages due to or arising from or connected with any of the rights or remedies exercised by the Administrative Agent pursuant to this Agreement, except claims arising from gross negligence or willful misconduct by the Administrative Agent, its officers, employees or agents, in each case as determined in a final, non-appealable judgment by a court of competent jurisdiction.

(b)           The Administrative Agent shall have the right to lease, sell, or otherwise dispose of all or any of the Collateral at public or private sale or sales for cash, credit or any combination thereof, with such notice as may be required by Law (it being agreed by each Debtor that, in the absence of any contrary requirement of Law, ten (10) days' prior notice of a public or private sale of Collateral (or, if the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, in which event such advance notice as may be practicable under the circumstances) shall be deemed reasonable notice), in lots or in bulk, for cash or on credit, as part of one or more going out of business sales, and in the Administrative Agent’s own right or by one or more agents and contractors, all as the Administrative Agent, in its sole discretion, may deem advisable.  Such sales may be adjourned from time to time with or without notice.  The Administrative Agent shall have the right to conduct such sales on any Debtor's premises (subject to such Debtor’s rights, if any, under the lease agreement applicable to such premises and any rights provided to the Administrative Agent pursuant to a Collateral Access Agreement, if any, with respect to such premises), at any exchange, broker’s board, at any of Administrative Agent’s offices, or elsewhere and shall have the right to use any Debtor's premises without charge for such sales for such time or times as the Administrative Agent may see fit.  The Administrative Agent and any agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Administrative Agent or such agent or contractor).  Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Administrative Agent or such agent or contractor and neither any Debtor nor any Person claiming under or in right of any Debtor shall have any interest therein.  The Administrative Agent and/or any other Secured Party, or any of their respective Affiliates, may be the purchaser, licensee, assignee or recipient of all or any part of the Collateral at public or, if permitted by Law, private sale and, in lieu of actual payment of such purchase price, may set off the amount of such price against the Secured Obligations.  Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Debtor, and each Debtor hereby waives, to the fullest extent permitted by Law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  To the fullest extent permitted by Law, each Debtor hereby waives any claims against the Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree.

(c)           Each Debtor, at its cost and expense (including the cost and expense of any of the following referenced consents, approvals etc.) will promptly execute and deliver or cause the execution and delivery of, or assist the Administrative Agent in obtaining, all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, accreditation, or authorization of any other Official Body or other Person necessary or appropriate for the effective exercise of any rights hereunder or under the other Loan Documents.  Without limiting the generality of the foregoing, each Debtor agrees that in the event the Administrative Agent on behalf of itself and/or the other Secured Parties shall exercise its rights hereunder or pursuant to the other Loan Documents, to sell, transfer, or otherwise dispose of, or vote, consent, operate, or take any other action in connection with any of the Collateral, such Debtor shall execute and deliver (or cause to be executed and delivered) all applications, certificates, assignments and other documents that the Administrative Agent reasonably requests to facilitate such actions and shall otherwise promptly, fully, and diligently cooperate with the Administrative Agent and any other Persons in making any application for the prior consent or approval of any Official Body or any other Person to the exercise by the Administrative Agent on behalf of itself and/or the other Secured Parties or any such rights relating to all or any of the Collateral.  Furthermore, because each Debtor agrees that the remedies at Law, of the Administrative Agent on behalf of itself and/or the other Secured Parties, for failure of such Debtor to comply with this Section 11 would be inadequate, and that any such failure would not be adequately compensable in damages, each Debtor agrees that this Section 11 may be specifically enforced.

(d)           The Administrative Agent may request, without limiting the rights and remedies of the Administrative Agent on behalf of itself and the other Secured Parties otherwise provided hereunder and under the other Loan Documents (including, without limitation, Section 7.1.10.5 of the Credit Agreement), that each Debtor do any of the following: (i) give the Administrative Agent on behalf of itself and the other Secured Parties specific assignments of the Receivables of such Debtor after such Receivables come into existence, and schedules of such Receivables, the form and content of such assignment and schedules to be satisfactory to the Administrative Agent, and (ii) in order to better secure the Administrative Agent on behalf of itself and the other Secured Parties, to the extent permitted by Law, enter into such control agreements (including, without limitation, lockbox agreements and Blocked Account Agreements) and establish such lockbox accounts and Blocked Accounts as the Administrative Agent may require, all at the sole expense of such Debtor and shall direct all payments from all payors due to such Debtor, to such lockbox accounts and Blocked Accounts.

(e)           For purposes of enabling the Administrative Agent, during the continuance of an Event of Default, to exercise rights and remedies under this Section 11 at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Debtor hereby grants to the Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Debtor) to use, assign, license or sublicense any of the Intellectual Property or other Excluded Property constituting fee or leasehold interests in real estate (subject, with respect to any such leasehold interests, to such Debtor’s rights, if any, under the lease agreement applicable to such real estate and any rights provided to the Administrative Agent pursuant to a Collateral Access Agreement, if any, with respect to such real estate) now owned or hereafter acquired by such Debtor, wherever the same may be located, including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.  No Debtor shall knowingly use any Intellectual Property in a manner that violates the Intellectual Property rights of any other Person with respect to such Intellectual Property except, in each case, as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Change.

12.           The Lien on and security interest in the Collateral granted to and created in favor of the Administrative Agent by this Agreement shall be for the benefit of the Administrative Agent and the other Secured Parties.  Each of the rights, privileges, and remedies provided to the Administrative Agent hereunder, under any other Loan Document, or otherwise by Law with respect to any Debtor's Collateral shall be exercised by the Administrative Agent only for its own benefit and the benefit of the other Secured Parties, and any Collateral or proceeds thereof held or realized upon at any time by the Administrative Agent shall be applied as set forth in Section 8.2.4 [Application of Proceeds] of the Credit Agreement.  Each Debtor shall remain liable to the Secured Parties for and shall pay to the Administrative Agent for the benefit of itself and the other Secured Parties any deficiency which may remain after such sale or collection.

13.           If the Administrative Agent repossesses or seeks to repossess any of the Collateral pursuant to the terms hereof because of the occurrence of an Event of Default, then to the extent it is commercially reasonable for the Administrative Agent to store any Collateral on any of any Debtor's premises (subject to such Debtor’s rights, if any, under the lease agreement applicable to such premises and any rights provided to the Administrative Agent pursuant to a Collateral Access Agreement, if any, with respect to such premises), each Debtor hereby agrees to lease to the Administrative Agent on a month-to-month tenancy for a period not to exceed one hundred twenty (120) days at the Administrative Agent's election, at a rental of One Dollar ($1.00) per month, the premises on which the Collateral is located, provided it is located on premises owned or leased by such Debtor.

14.           This Agreement is a Loan Document and shall be terminated pursuant to the terms and conditions of Section 10.15 [Obligations Upon Receipt of Indefeasible Payment In Full] of the Credit Agreement, subject to the reinstatement and other provisions of such Section.

15.           No failure or delay on the part of the Administrative Agent in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof or of any other right, remedy, power or privilege of the Administrative Agent hereunder; nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default.  All waivers under this Agreement must be in writing.  The rights and remedies of the Administrative Agent under this Agreement are cumulative and in addition to any rights or remedies which it may otherwise have, and the Administrative Agent may enforce any one or more remedies hereunder successively or concurrently at its option.

16.           All notices, statements, requests and demands given to or made upon either party hereto in accordance with the provisions of this Agreement shall be given or made as provided in Section 10.5 [Notices; Effectiveness; Electronic Communication] of the Credit Agreement.

17.           Each Debtor agrees that, as to such Debtor, (i) the Perfection Certificate, and all schedules, amendments and supplements thereto, are and shall at all times remain a part of this Security Agreement, and (ii) as of the date hereof, all information contained on the Perfection Certificate attached hereto as Schedule A is accurate and complete in all material respects and contains no omission or misrepresentation.  Each Debtor shall, annually or with such greater frequency as may be required by the terms of the Credit Agreement, notify the Administrative Agent of any changes in the information set forth therein.

18.           Each Debtor acknowledges that the provisions of the Credit Agreement and of this Agreement giving the Administrative Agent rights of access to books, records and information concerning the Collateral and such Debtor's operations and providing the Administrative Agent access to such Debtor's premises are intended to afford the Administrative Agent with prompt access to current information concerning such Debtor and its activities, including without limitation, the value, nature and location of the Collateral so that the Administrative Agent can, among other things, make an appropriate determination after the occurrence of an Event of Default, whether and when to exercise its other remedies hereunder, under any of the other Loan Documents, and at Law, including without limitation, instituting a replevin action should any Debtor refuse to turn over any Collateral to the Administrative Agent.  Each Debtor further acknowledges that should such Debtor at any time fail to provide such information and access to the Administrative Agent as and when required pursuant to the terms of the Loan Documents, each Debtor acknowledges that the Administrative Agent would have no adequate remedy at Law to promptly obtain the same.  Each Debtor agrees that the provisions hereof may be specifically enforced by the Administrative Agent and waives any claim or defense in any such action or proceeding that the Administrative Agent has an adequate remedy at Law.

19.           This Agreement shall be binding upon and inure to the benefit of the Administrative Agent, the other Secured Parties, and their respective successors and assigns, and each Debtor and each of its respective successors and assigns, except that no Debtor may assign or transfer such Debtor's obligations hereunder or any interest herein.  No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Debtor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Administrative Agent and the Debtors.  Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Debtor from the terms of any provision hereof shall be effective only in the specific instance and for the specific purpose for which made or given.

20.           If any item of Collateral also constitutes collateral granted to Administrative Agent under any Loan Document other than the Credit Agreement, including, without limitation, any other Collateral Document, in the event of any conflict between the provisions hereof and the provisions of such other Loan Document in respect of such collateral, Administrative Agent, in its sole discretion, shall select which provision or provisions shall control.

21.           Nothing set forth in this Security Agreement shall relieve any Debtor from the performance of any term, covenant, condition or agreement on such Debtor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any Person under or in respect of any of the Collateral or shall impose any obligation on the Administrative Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Debtor’s part to be so performed or observed or shall impose any liability on the Administrative Agent or any other Secured Party for any act or omission on the part of such Debtor relating thereto or for any breach of any representation or warranty on the part of such Debtor contained in this Security Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Collateral or made in connection herewith or therewith.  The obligations of each Debtor contained in this Section 21 shall survive the termination hereof and the discharge of such Debtor’s other obligations under this Security Agreement, the Credit Agreement and the other Loan Documents.

22.           This Agreement shall be deemed to be a contract under the laws of the State of Ohio without regard to its conflict of laws principles.

23.           The provisions of this Agreement are intended to be severable.  If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

24.           SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS.

(a)           EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF OHIO SITTING IN FRANKLIN COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF OHIO, EASTERN DIVISION, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH OHIO STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY DEBTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b)           EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN THIS SECTION 24.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT AND AGREES NOT ASSERT ANY SUCH DEFENSE.

(c)           EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.5 [NOTICES; EFFECTIVENESS; ELECTRONIC COMMUNICATION] OF THE CREDIT AGREEMENT.  NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

25.           EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

26.           This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof including any prior confidentiality agreements and commitments.  This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 3 TO SECURITY AGREEMENT]

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the day and year first above set forth.

BORROWERS:

DSW INC.

By:
Name:
Title:

DSW SHOE WAREHOUSE, INC.

By:
Name:
Title:

GUARANTORS:

ETAILDIRECT LLC

By:
Name:
Title:

BRAND CARD SERVICES LLC

By:
Name:
Title:

[SIGNATURE PAGE 2 OF 3 TO SECURITY AGREEMENT]

DSW INFORMATION TECHNOLOGY LLC

By:
Name:
Title:

MINT STUDIO LLC

By:
Name:
Title:

[SIGNATURE PAGE 3 OF 3 TO SECURITY AGREEMENT]

ADMINISTRATIVE AGENT:

PNC BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT 2.5.1
FORM OF
LOAN REQUEST

______, 20__

TO:	PNC Bank, National Association
P7-PFSC-05-W
500 First Avenue
Pittsburgh, Pennsylvania 15219
Attention: Trina Barkley
Telephone: (412) 768-0423
Telecopy: (412) 705-2006

FROM:	The Borrowers (as defined below)

RE:
Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") by, among others, DSW Inc., DSW Shoe Warehouse, Inc. (together with each of the other Persons which become Borrowers under the Agreement from time to time each, a “Borrower”, and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent")

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them by the Agreement.

A.	Pursuant to Section 2.5.1 of the Agreement, the undersigned Borrowers irrevocably request [check one line under 1(a) below and fill in blank space next to the line as appropriate]:

1.(a)	__	A new Revolving Credit Loan OR
__	A new Permitted Short Term Loan OR
__	Renewal of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan, originally made on __________ __, ____ OR
__	Conversion of the Base Rate Option applicable to an outstanding Revolving Credit Loan originally made on _____________ to a Loan to which the LIBOR Rate Option applies, OR

-  -

__	Conversion of the LIBOR Rate Option applicable to an outstanding Revolving Credit Loan originally made on __________ __, ____ to a Loan to which the Base Rate Option applies.

SUCH NEW, RENEWED OR CONVERTED LOAN SHALL BEAR INTEREST:

[Check one line under 1(b) below and fill in blank spaces in line next to line]:

1.(b)(i)	__
Under the Base Rate Option.  Such Loan shall have a Borrowing Date of __________, ___ (which date shall be (i) be the same Business Day as the Business Day of receipt by the Administrative Agent by 1:00 p.m., Cleveland, Ohio time, of this Loan Request for making a new Revolving Credit Loan to which the Base Rate Option applies, or (ii) the last day of the preceding LIBOR Rate Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies)8.

OR

(ii)	__
Under the LIBOR Rate Option.  Such Loan shall have a Borrowing Date of _____________ (which date shall be (i) three (3) Business Days subsequent to the Business Day of receipt by the Administrative Agent by 1:00 p.m., Cleveland, Ohio time, of this Loan Request for making a new Revolving Credit Loan to which the LIBOR Rate Option applies, renewing a Loan to which the LIBOR Rate Option applies, or converting a Loan to which the Base Rate Option applies to a Loan to which the LIBOR Rate Option applies, or (ii) the same Business Day as the last day of the preceding Interest Period if a Loan to which the LIBOR Rate Option applies is being converted to a Loan to which the Base Rate Option applies).

2.	Such Loan is in the principal amount of U.S. $_____________ or the principal amount to be renewed or converted is U.S. $_____________
[for Revolving Credit Loans under Section 2.5.1 of the Credit Agreement not to be less than $1,000,000 and in increments of $500,000 if in excess of $1,000,000 for each Borrowing Tranche to which the LIBOR Rate Option applies and not less than $500,000 and in increments of $100,000 if in excess of $500,000  for each Borrowing Tranche to which the Base Rate Option applies]9

________________
8 Each Permitted Short Term Loan shall be a Revolving Credit Loan to which the Base Rate Option applies.
9 No Permitted Short Term Loan shall be in excess of $25,000,000.00.

2

Such Loan shall have an Interest Period of [one, two, three, or six] Months.
_____________________________

B.
As of the date hereof and the date of making of the above-requested Loan (and after giving effect thereto):  (i) the Borrowers have performed and complied with all covenants and conditions of the Agreement; (ii) all of Borrowers’ representations and warranties therein are true and correct (except to the extent such representations and warranties:  (1) relate to an earlier date, in which case such they are true and correct in all material respects as of such earlier date, or (2) are modified by “materiality” or “Material Adverse Change” or words of similar import, in which case they are true and correct in all respects); (iii) no Event of Default or Potential Default has occurred and is continuing or shall exist; (iv) the making of such Loan shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and (v) the Revolving Facility Usage does not exceed (x) with respect to any such Loan other than a Permitted Short Term Loan, the lesser of (a) the Revolving Credit Commitments, and (b) the [Simplified Borrowing Base]10[Borrowing Base]11 or (y) with respect to any such Loan that is a Permitted Short Term Loan, the Revolving Credit Commitments.

[SIGNATURE PAGE FOLLOWS]

________________
10 Applicable until the occurrence of a Borrowing Base Trigger Event
11 Applicable from and after the occurrence of a Borrowing Base Trigger Event

3

[SIGNATURE PAGE 1 OF 1 TO LOAN REQUEST]

Each of the undersigned certifies to the Administrative Agent as to the accuracy of the foregoing as of the date first written above.

DSW INC.

By:
Name:
Title:

DSW SHOE WAREHOUSE, INC.

By:
Name:
Title:

EXHIBIT 2.5.2

FORM OF
SWING LOAN REQUEST

______, 20__

TO:	PNC Bank, National Association (the “Swing Loan Lender”)
P7-PFSC-05-W
500 First Avenue
Pittsburgh, Pennsylvania 15219

Attention: Trina Barkley
Telephone: (412) 768-0423
Telecopy: (412) 705-2006

FROM:	The Borrowers (as defined below)

RE:
Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Agreement") by, among others, DSW Inc., DSW Shoe Warehouse, Inc. (together with each of the other Persons which become Borrowers under the Agreement from time to time each, a “Borrower”, and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative Agent")

Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

Pursuant to Section 2.5.2 of the Agreement, each of the undersigned hereby makes the following Swing Loan Request:

1.	Aggregate Principal Amount of Swing Loans: [amount shall be not less than $100,000 and in integral multiples of $100,000]	US$ ________________

2.	Proposed Borrowing Date: [this Swing Loan Request must be received by the Swing Loan Lender by 1:00 p.m., Cleveland, Ohio time, on the proposed Borrowing Date]	_____________________

2.         As of the date hereof and the date of making of the above-requested Swing Loan (and after giving effect thereto): (i) the Borrowers have performed and complied with all covenants and conditions of the Agreement; (ii) all of Borrowers’ representations and warranties therein are true and correct (except to the extent such representations and warranties:  (1) relate to an earlier date, in which case such they are true and correct in all material respects as of such earlier date, or (2) are modified by “materiality” or “Material Adverse Change” or words of similar import, in which case they are true and correct in all respects); (iii) no Event of Default or Potential Default has occurred and is continuing or shall exist; (iv) the making of such Swing Loan shall not contravene any Law applicable to any Loan Party or Subsidiary of any Loan Party or any of the Lenders; and (v) the Revolving Facility Usage does not exceed the lesser of (a) the Revolving Credit Commitments, and (b) the [Simplified Borrowing Base]12[Borrowing Base]13.

[SIGNATURE PAGE FOLLOWS]

________________
12 Applicable until the occurrence of a Borrowing Base Trigger Event
13 Applicable from and after the occurrence of a Borrowing Base Trigger Event

[SIGNATURE PAGE 1 OF 1 TO SWING LOAN REQUEST]

Each of the undersigned hereby certifies to the Swing Loan Lender the accuracy of the foregoing as of the date first written above.

DSW INC.

By:
Name:
Title:

DSW SHOE WAREHOUSE, INC.

By:
Name:
Title:

EXHIBIT 2.10

LENDER JOINDER AND ASSUMPTION AGREEMENT

THIS LENDER JOINDER AND ASSUMPTION AGREEMENT (the "Joinder") is made as of __________________, 20___ (the "Effective Date") by ________________________ (the "Additional Lender").

Background

Reference is made to the Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by, among others, DSW Inc., DSW Shoe Warehouse, Inc. (together with each of the other Persons which become Borrowers under the Credit Agreement from time to time each, a “Borrower” , and collectively, the “Borrowers”), the Guarantors party thereto, the Lenders party thereto and PNC Bank, National Association, as administrative agent for the Lenders (the "Administrative  Agent").  Capitalized terms defined in the Credit Agreement are used herein as defined therein and the rules of construction set forth in Section 1.2 [Construction] of the Credit Agreement shall apply to this Joinder.

Agreement

1.              In consideration of the Administrative Agent's consent to the Additional Lender becoming a Lender pursuant to Section 2.10.1(vi) [Approval of New Lenders] of the Credit Agreement, the Additional Lender agrees that effective as of the Effective Date it shall become, and shall be deemed to be, a Lender under the Credit Agreement and each of the other Loan Documents and agrees that from the Effective Date and so long as the Additional Lender remains a party to the Credit Agreement, such Additional Lender shall assume the obligations of a Lender under and perform, comply with and be bound by each of the provisions of the Credit Agreement which are stated to apply to a Lender and shall be entitled to the benefits, rights and remedies set forth therein and in each of the other Loan Documents.

2.             The Additional Lender acknowledges and agrees that the Administrative Agent and each Lender make no representation or warranty and assume no responsibility with respect to: (i)  any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto, or (ii) the financial condition of any Borrower or any other Loan Party or the performance or observance by any Borrower or any other Loan Party of any of its or their Obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

3.             The Additional Lender: (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 7.3 [Reporting Requirements] of the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, (iii) appoints and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, (iv) agrees that it will become a party to and be bound by the Credit Agreement on the Effective Date as if it were an original Lender thereunder and will have the rights and obligations of a Lender thereunder and will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, and (v) specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

4.             Following the execution of this Joinder, it will be delivered to the Loan Parties and the Administrative Agent for acceptance and for recording by the Administrative Agent.  Upon such acceptance and recording, as of the Effective Date, (i) the Additional Lender shall be a party to the Credit Agreement and, to the extent provided in this Joinder, have the rights and obligations of a Lender thereunder and under the Loan Documents, and (ii) the Revolving Credit Commitment of the Additional Lender shall be as set forth in Schedule I hereto.

5.             Upon such acceptance and recording from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Obligations in respect and to the extent of the interest of the Additional Lender assumed hereby, including, all payments of principal, interest, fees, costs and expenses with respect thereto, as are allocated ratably to the Lenders.

6.             To the extent that any Revolving Credit Loans are outstanding as of the Effective Date, the Additional Lender shall make Revolving Credit Loans to the Borrowers on the Effective Date in an amount such that its share of all Revolving Credit Loans outstanding (after giving effect to the Revolving Credit Loans of the Additional Lender and assuming that no Lender failed to make Revolving Credit Loans) are in the same proportion as the Revolving Credit Commitment of the Additional Lender bears to the Revolving Credit Commitments of all the Lenders (after giving effect to the Revolving Credit Commitment of the Additional Lender).

7.             This Joinder shall be deemed to be a contract under the laws of the State of Ohio without regard to its conflict of laws principles.

8.             This Joinder may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and delivery of executed signature pages hereof by telecopy, email or other electronic transmission from one party to another shall constitute effective and binding execution and delivery of this Joinder by such party.

The Additional Lender is executing and delivering this Joinder as of the Effective Date and, without limiting any of the other provisions hereof, acknowledges that it shall: (A) share ratably in all Revolving Credit Loans borrowed by the Borrowers on and after the Effective Date; (B) participate in all new Revolving Credit Loans at the Base Rate Option and at the LIBOR Rate Option borrowed by the Borrowers on and after the Effective Date according to its ratable share of the Revolving Credit Commitments; (C) participate in all Swing Loans outstanding on the Effective Date and made by PNC thereafter according to its ratable share of the Revolving Credit Commitments; and (D) participate in all Letters of Credit outstanding on the Effective Date and issued by the Issuing Lender thereafter according to its ratable share of the Revolving Credit Commitments.

[SIGNATURE PAGE FOLLOWS]

 [SIGNATURE PAGE TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

IN WITNESS WHEREOF, the Additional Lender has duly executed and delivered this Joinder as of the Effective Date.

[ADDITIONAL LENDER]

By:
Name:
Title:

Address for Notices:

[ACKNOWLEDGEMENT TO LENDER JOINDER AND ASSUMPTION AGREEMENT]

ACKNOWLEDGED:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:
Name:

EXHIBIT 7.3.3

COMPLIANCE CERTIFICATE

____________________, 20__

PNC Bank, National Association, as Administrative Agent
500 First Avenue
Pittsburgh, Pennsylvania 15219

Ladies and Gentlemen:

I refer to the Credit Agreement dated as of June 30, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") by, among others, DSW INC., an Ohio corporation and DSW SHOE WAREHOUSE, INC., a Missouri corporation (each, a “Borrower”, and collectively, the “Borrowers”), the GUARANTORS party thereto, the LENDERS party thereto, and PNC BANK, NATIONAL ASSOCIATION, as administrative agent (the "Administrative Agent").  Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.

I, ______________________, [Chief Executive Officer/President/Chief Financial Officer/Treasurer] of DSW, do hereby certify on behalf of the Borrowers as of the [quarter/month1/year] ended _________________, 201__ (the "Report Date"), as follows:

Maximum Capital Expenditures (Section 7.2.14 [Capital Expenditures]).  The total payments made by the Loan Parties and any of their respective Subsidiaries, in the aggregate, on account of any Capital Expenditures, in the fiscal year ending as of the Report Date is $______________, which does not exceed the permitted amount of $75,000,000 for such fiscal year.

Minimum Fixed Charge Coverage Ratio15 (Section 7.2.15 [Minimum Fixed Charge Coverage Ratio]).  The ratio of: (A) Consolidated EBITDA minus Capital Expenditures, minus income taxes paid in cash, minus dividends and other distributions on account of, and repurchases of, DSW’s capital stock, for DSW and its Subsidiaries on a consolidated basis to (B) Fixed Charges of the Loan Parties on a consolidated basis for the twelve (12) fiscal months ending as of the Report Date, is _____ to 1.00, which is not less than the permitted ratio of 1.1 to 1.0 for the twelve (12) fiscal month period ending as of the Report Date.  Below are calculations showing such Fixed Charge Coverage Ratio:

The numerator of the Fixed Charge Coverage Ratio is computed as follows:

________________
14 Applicable from and after the occurrence of a Trigger Event Election.
15 Applicable from and after the occurrence of a Trigger Event Election.

Consolidated EBITDA for such twelve (12) fiscal month period, determined and consolidated in accordance with GAAP, and computed as follows:

(a) net income	$__________

PLUS

(b) depreciation	$__________

PLUS

(c) amortization	$__________

PLUS

(d) other non-cash charges to net income, interest expense and income tax expense	$__________

(e) the sum of items (2)(A)(i)(a) through (2)(A)(i)(d) above equals:	$__________

MINUS	$__________

(f) non-cash credits to net income	$__________

(g) Consolidated EBITDA (Line (2)(A)(i)(e) minus Line (2)(A)(i)(f)):	$__________

MINUS

Capital Expenditures made during such twelve (12) fiscal month period, determined and consolidated in accordance with GAAP	$__________

MINUS

income taxes paid in cash during such twelve (12) fiscal month period, determined and consolidated in accordance with GAAP	$__________

MINUS

dividends and other distributions on account of, and repurchases of, DSW’s capital stock during such twelve (12) fiscal month period, determined and consolidated in accordance with GAAP	$__________

The difference of items (2)(A)(i)(g) minus (2)(A)(ii) minus (2)(A)(iii) is:	$__________

The denominator of the Fixed Charge Coverage Ratio is Fixed Charges made during such twelve (12) fiscal month period, determined and consolidated in accordance with GAAP, and computed as follows:

Interest Expense	$__________

PLUS

scheduled payments of principal on Indebtedness (including Capital Leases but excluding the Revolving Credit Loans)	$__________

the sum of items (2)(B)(i) through (2)(B)(ii) above equals:	$__________

Fixed Charge Coverage Ratio equals the ratio of items (2)(A)(v) to (2)(B)(iii):	___ to 1.00

The Loan Parties are in compliance with, and since the most recently delivered Compliance Certificate's Report Date have at all times performed and complied with, all covenants and conditions of the Credit Agreement and the other Loan Documents; the representations and warranties of the Loan Parties contained in Section 5 [Representations and Warranties] of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this certificate with the same effect as though such representations and warranties had been made on and as of the date hereof (except to the extent such representations and warranties:  (1) relate to an earlier date, in which case such  they are true and correct in all material respects as of such earlier date, or (2) are modified by “materiality” or “Material Adverse Change” or words of similar import, in which case they are true and correct in all respects).

No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.

Financial Statements.

[Use following paragraph (A) for fiscal quarter-end financial statements]

Attached hereto as Appendix I are the financial statements of DSW for the fiscal quarter ended _____________, consisting of a consolidated balance sheet, together with consolidating schedules with respect thereto, as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity, retained earnings and cash flows for the fiscal quarter then ended and the fiscal year through that date, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year (all of the foregoing, collectively, the “Quarterly Financial Statements”).  Such Quarterly Financial Statements have been prepared in accordance with the requirements of Section 7.3.1(i) [Quarterly Financial Statements; Monthly Financial Statements] of the Credit Agreement.

[Use following paragraph (B) for fiscal month-end financial statements16]

Attached hereto as Appendix I are the financial statements of DSW for the fiscal month ended _____________, consisting of a consolidated balance sheet, together with consolidating schedules with respect thereto as of the end of such fiscal month and related consolidated and consolidating statements of income, stockholders' equity, retained earnings and cash flows for the fiscal month then ended and the fiscal year through that date, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year (all of the foregoing, collectively, the “Monthly Financial Statements”).  Such Monthly Financial Statements have been prepared in accordance with the requirements of Section 7.3.1(ii) [Quarterly Financial Statements; Monthly Financial Statements] of the Credit Agreement.

[Use following paragraph (C) for fiscal year-end financial statements]

________________
16 Applicable from and after the occurrence of a Trigger Event Election.

Attached hereto as Appendix I are the financial statements of DSW for the fiscal year ended _____________, consisting of a consolidated audited balance sheet as of the end of such fiscal year, together with consolidating schedules with respect thereto, and related consolidated and consolidating statements of income, stockholders' equity, retained earnings and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year and certified by independent certified public accountants of nationally recognized standing reasonably satisfactory to the Administrative Agent (all of the foregoing, collectively, the “Annual Financial Statements”).  The certificate or report of accountants is free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants concur) and does not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents.  Such Annual Financial Statements have been prepared in accordance with the requirements of Section 7.3.2 [Annual Financial Statements] of the Credit Agreement.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE 1 OF 1 TO
COMPLIANCE CERTIFICATE]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate this _____ day of ____________, 201__.

By:
Name:
Title:	[Chief Executive Officer/
President/ Chief Financial
Officer/Treasurer]

APPENDIX I

[see attached]

Title:

BORROWERS:

DSW INC.

By:
Name:
Title:

DSW SHOE WAREHOUSE, INC.

By:
Name:
Title:

SCHEDULE 1

Commitments of Additional Lender After Giving Effect to
the Lender Joinder and Assumption Agreement

Lender	Amount of Commitment for Revolving Credit Loans

Exhibit 7.3.4.1
Simplified Borrowing Base Certificate
DSW Inc. and DSW Shoe Warehouse, Inc. (The Borrowers)

Revolving Line of Credit Availability: Simplified Borrowing Base Calculation			As of "Enter Date"

($ in '000s)	Amount ($)	Advance Rate	Availability ($)

Book Value of Inventory	50%			(A)

Book Value of Accounts Receivable, net	60%		$-	(B)

Total Simplified Borrowing Base			$-	(C)

AVAILABILITY CALCULATION

Beginning Principal Balance			$-	(u)
ADD:	Prior days advance		$-
ADD:	Fees charged today		$-
ADD:	LC'S CHARGED		$-
LESS:	Prior day's paydown		$-

Ending principal balance			$-

ADD:	Est. accrued interest month to date		$-
ADD:	Hedge/Swap		$-
ADD:	Standby Letters of Credit		$-	(x)
ADD:	Documentary Letters of Credit		$-	(o)

Total loan balance prior to request			$-	(D)

Net availability prior to today's request (C-E)			$-	(E)

	ADVANCE REQUEST		$-	(F)

Net availability after today's request (E-F)			$-	(G)

The undersigned, an Authorized Officer (as defined in the Agreement referred to below) of DSW Inc., an Ohio corporation (“DSW”), represents and warrants that (i) the foregoing information is true, complete and correct in every material respect and has bee

AUTHORIZED OFFICER	By:
Name:
Title:

Exhibit 7.3.4.2
Borrowing Base Certificate
DSW Inc. and DSW Shoe Warehouse, Inc. (The Borrowers)

REVOLVING LINE OF CREDIT AVAILABILITY CALCULATION AT COST

FAX TO: _					Cert. No.	230

Revolving Line of Credit Availability Calculation
		Total Company		Minimum Draw

Gross availability (sum of all divisions' borrowing bases)		=	(I)	$-

AVAILABILITY CALCULATION	05/29/10 W

Beginning Principal Balance		$-
ADD:	Prior days advance	$-
ADD:	Fees charged today	$-
ADD:	LC'S CHARGED	$-
LESS:	Prior day's paydown	$-

Ending principal balance		$-

ADD:	Actual interest	$-
ADD:	Swap/Hedge	$-
ADD:	Standby Letters of Credit
ADD:	Documentary Letters of Credit

Total loan balance prior to request		$-	(J)

Net availability prior to today's request (I-J)			(K)

ADVANCE REQUEST		$-	(L)

Net availability after today's request (K-L)		$-	(M)

The undersigned, an Authorized Officer (as defined in the Agreement referred to below) of DSW Inc., an Ohio corporation (“DSW”), represents and warrants that (i) the foregoing information is true, complete and correct in every material respect and has bee

AUTHORIZED OFFICER	By:
Name:
Title: